Exhibit 10.1

Execution Version

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

$1,300,000,000

CREDIT AGREEMENT

dated as of May 24, 2013,

among

NCL CORPORATION LTD.,

as Borrower,

THE LENDERS PARTY HERETO,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent and as Collateral Agent,

DNB BANK ASA,

NORDEA BANK FINLAND PLC., NEW YORK BRANCH,

as Co-Syndication Agents,

DEUTSCHE BANK SECURITIES INC.,

DNB BANK ASA,

NORDEA BANK FINLAND PLC., NEW YORK BRANCH,

as Joint Bookrunners and Arrangers,

and

BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC.,

GOLDMAN SACHS BANK USA,

J.P. MORGAN SECURITIES LLC,

UBS SECURITIES LLC,

HSBC BANK PLC,

KFW IPEX-BANK GMBH,

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL),

as Joint Bookrunners and Co-Documentation Agents

TABLE OF CONTENTS

		Page

Article I Definitions		1
Section 1.01.	Defined Terms	1
Section 1.02.	Terms Generally	51
Section 1.03.	Exchange Rates; Currency Equivalents	53

Article II The Credits		52
Section 2.01.	Commitments	52
Section 2.02.	Loans and Borrowings	53
Section 2.03.	Requests for Borrowings	54
Section 2.04.	Swingline Loans	55
Section 2.05.	Letters of Credit	56
Section 2.06.	Funding of Borrowings	63
Section 2.07.	Interest Elections	63
Section 2.08.	Termination and Reduction of Commitments	65
Section 2.09.	Repayment of Loans; Evidence of Debt	65
Section 2.10.	Repayment of Term Loans and Revolving Facility Loans	66
Section 2.11.	Prepayment of Loans	68
Section 2.12.	Fees	69
Section 2.13.	Interest	70
Section 2.14.	Alternate Rate of Interest	71
Section 2.15.	Increased Costs	71
Section 2.16.	Break Funding Payments	73
Section 2.17.	Taxes	73
Section 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Set offs	77
Section 2.19.	Mitigation Obligations; Replacement of Lenders	78
Section 2.20.	Illegality	80
Section 2.21.	Incremental Commitments	80
Section 2.22.	Defaulting Lender	88

Article III Representations and Warranties		91
Section 3.01.	Organization; Powers	91
Section 3.02.	Authorization	91
Section 3.03.	Enforceability	92
Section 3.04.	Governmental Approvals.	92
Section 3.05.	Financial Statements	92
Section 3.06.	No Material Adverse Effect	92
Section 3.07.	Title to Properties; Possession Under Leases	92
Section 3.08.	Subsidiaries	93
Section 3.09.	Litigation; Compliance with Laws	93
Section 3.10.	Federal Reserve Regulations	94
Section 3.11.	Investment Company Act	94
Section 3.12.	Use of Proceeds	94
Section 3.13.	Tax Returns	94

- vi -

- vii -

- viii -

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Administrative Questionnaire
Exhibit C	Form of Solvency Certificate
Exhibit D-1	Form of Borrowing Request
Exhibit D-2	Form of Swingline Borrowing Request
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Guarantee and Collateral Agreement
Exhibit G	Form of Deed of Covenants for Bahamian-Flagged Vessels
Exhibit H	Form of Earnings Assignment
Exhibit I	Form of Insurance Assignment
Exhibit J	[reserved]
Exhibit K-1	Form of First Lien Intercreditor Agreement
Exhibit K-2	Form of Second Lien Intercreditor Agreement
Exhibit L	Forms of Note
Exhibit M	Form of Perfection Certificate
Exhibit N	Form of Permitted Loan Purchase Assignment and Acceptance
Exhibits O-1 to O-4	Forms of Tax Certificates

Schedule 1.01	Immaterial Subsidiaries
Schedule 2.01	Commitments
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.07(b)	Possession under Leases
Schedule 3.07(c)	Intellectual Property
Schedule 3.08(a)	Subsidiaries
Schedule 3.08(b)	Subscriptions
Schedule 3.17	UCC Filing Jurisdictions
Schedule 3.20	Insurance
Schedule 4.02(b)	Local Counsel
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 6.09	Contractual Encumbrances
Schedule 10.01	Notice Information

- ix -

CREDIT AGREEMENT dated as of May 24, 2013 (this “Agreement”), among NCL CORPORATION LTD., a Bermuda company (“NCL” or the “Borrower”), the LENDERS party hereto from time to time, DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), DNB BANK ASA and NORDEA BANK FINLAND PLC., NEW YORK BRANCH as co-syndication agents (in such capacity, the “Co-Syndication Agents”), DEUTSCHE BANK SECURITIES INC., DNB BANK ASA, NORDEA BANK FINLAND PLC., NEW YORK BRANCH, BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC, UBS SECURITIES LLC, HSBC BANK PLC, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) and KFW IPEX-BANK GMBH, as joint bookrunners (in such capacity, the “Joint Bookrunners”), BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC, UBS SECURITIES LLC, HSBC BANK PLC, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) and KFW IPEX-BANK GMBH, as co-documentation agents (in such capacity, the “Co-Documentation Agents”), and DEUTSCHE BANK SECURITIES INC., DNB BANK ASA and NORDEA BANK FINLAND PLC., NEW YORK BRANCH, as co-lead arrangers (in such capacity, the “Arrangers”).

WHEREAS, the Borrower has requested that the Lenders extend credit in the form of (a) Term Loans on the Closing Date, in an aggregate principal amount not to exceed $675,000,000, and (b) Revolving Facility Loans and Letters of Credit, at any time and from time to time prior to the Revolving Facility Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $625,000,000;

NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%, (b) the Prime Rate in effect on such day and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates (or the successor thereto if the British Bankers’ Association is no longer making LIBO Rate available) for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association (or such successor) as an authorized vendor for the purpose of displaying such rates). Any change in such rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Additional Subsidiary Guarantor” shall mean any Material Subsidiary that the Borrower has proposed and the Required Lenders have accepted as an Additional Subsidiary Guarantor.

“Additional Subsidiary Guarantor Accession Supplement” shall mean a supplement to the Collateral Agreement substantially in the form attached thereto.

“Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate in effect for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any.

“Adjustment Date” shall have the meaning assigned to such term in the definition of “Pricing Grid.”

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B or such other form supplied by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Affiliate Lender” shall have the meaning assigned to such term in Section 10.21(a).

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement Currency” shall have the meaning assigned to such term in Section 10.19.

“All-in Yield” shall mean, as to any Indebtedness, the yield thereon as reasonably determined by the Administrative Agent, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided that original issue discount and up-front fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such Indebtedness); and provided further that “All-in Yield” shall not include arrangement, underwriting, structuring or similar fees paid to arrangers for such Indebtedness and customary consent fees for an amendment paid generally to consenting Lenders.

“Amended Tax Agreements” shall have the meaning assigned to such term in Section 6.06(b).

“Applicable Commitment Fee” shall mean for any period prior to the first Adjustment Date, a fee equal to 40% of the Applicable Margin and thereafter, the Applicable Commitment Fee as determined pursuant to the Pricing Grid or, with respect to the Other Revolving Facility Commitments, Replacement Revolving Facility Commitment, or Incremental Revolving Facility Commitments, the “Applicable Commitment Fee” set forth in the applicable Incremental Assumption Agreement.

“Applicable Margin” shall mean for any day (i) with respect to any Term A Loan or any Revolving Facility Loan for any period prior to the first Adjustment Date, 2.25% per annum in the case of any Eurocurrency Loan and 1.25% per annum in the case of any ABR Loan and thereafter, the applicable rate determined pursuant to the Pricing Grid, (ii) with respect to any Other Incremental Term Loan or Other Incremental Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto, and (iii) with respect to any Refinancing Term Loan or Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto.

“Applicable Ship Percentage” shall mean the fair market value of the applicable Mortgaged Vessel divided by the fair market value of all the Mortgaged Vessels (in each case based on the most recent Valuation).

“Approved Broker” shall mean Brax Shipping AS; Jacq. Pierot Jr. & Sons, Inc., New York; Barry Rogliano Salles S.A., Paris; Clarksons, London; R.S. Platou Shipbrokers, A.S., Oslo; Rocca & Partners S.R.L., Genova; Fearnsale, a division of Astrup Fearnley AS, Oslo; any affiliate of the foregoing; or any other independent sale and purchase ship brokerage firm nominated by the Borrower and approved by the Administrative Agent (such approval not to be withheld unreasonably).

“Approved Fund” shall have the meaning assigned to such term in Section 10.04(b)(ii).

“Approved Insurance Evaluator” shall mean (a) BankAssure, a division of Aon Corporation, or (b) any other firm of established and reputable independent marine insurance brokers or other professional advisors on insurance matters appointed by the Borrower and approved by the Administrative Agent (such approval not to be withheld unreasonably), which other firm has not placed or otherwise acted on behalf of any of the Loan Parties in connection with any of the insurances to be covered within any insurance report required under Section 5.12.

“Approved Manager” shall mean NCL (Bahamas) Ltd. d/b/a NCL, a company incorporated in and existing under the laws of Bermuda, or one or more affiliates of the Borrower, or any other company approved by the Administrative Agent (such approval not to be withheld unreasonably) from time to time as the technical manager of one or more of the Mortgaged Vessels.

“Arranger” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and lease-back of assets and any mortgage or lease of Real Property) to any person of any asset or assets of the Borrower or any Subsidiary Guarantor.

“Assignee” shall have the meaning assigned to such term in Section 10.04(b)(i).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 10.04), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Assignment Taxes” shall have the meaning given such term in the definition of the term “Other Taxes.”

“Assignor” shall have the meaning assigned to such term in Section 10.04(b)(i).

“Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments, the period from and including the Closing Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to but excluding the earlier of the Revolving Facility Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings, Swingline Loans, Swingline Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments of such Class.

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time; provided, that with respect to any Swingline Lender, the Available Unused Commitment at any time shall be reduced by the principal amount of any Swingline Loans made by such Lender outstanding at such time.

“Bahamas” shall mean the Commonwealth of The Bahamas.

“Below Threshold Asset Sale Proceeds” shall have the meaning assigned to such term in the definition of the term “Cumulative Credit”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 10.17.

“Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean $3,000,000.

“Borrowing Multiple” shall mean $1,000,000.

“Borrowing Request” shall mean a request by the Borrower, in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D-1.

“Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Oslo and Frankfurt are authorized or required by law to remain closed; provided, that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for Revolving L/C Exposure or obligations of the Lenders to fund participations in respect of Revolving L/C Exposure, cash or deposit account balances or, if the Collateral Agent and each Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Collateral Agent and each applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Interest Expense” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of, without duplication, (a) pay in kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Borrower or any Subsidiary, including such fees paid in connection with the Transactions, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements and (d) cash interest income of the Borrower and the Subsidiaries for such period; provided, that Cash Interest Expense shall exclude any one time financing fees, including those paid in connection with the Transactions, or any amendment of this Agreement.

A “Change in Control” shall be deemed to occur if:

(a) (i) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were neither (A) nominated by the board of directors of the Borrower or a Permitted Holder, (B) appointed by directors so nominated nor (C) appointed by a Permitted Holder or (ii) a “change of control” (or similar event) shall occur under any Permitted Ratio Debt, a Senior Unsecured Notes Indenture or any Permitted Refinancing Indebtedness in respect of any of the foregoing or any Disqualified Stock;

(b) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any combination of the Permitted Holders or any “group” including any Permitted Holders, shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in the Borrower’s Equity Interests and the Permitted Holders shall own, directly or indirectly, less than such person or “group” on a fully diluted basis of the voting interest in the Borrower’s Equity Interests; or

(c) a “Change of Control” occurs, as such term is defined under the Senior Unsecured Notes Indentures.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 10.08.

“Class” shall mean (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Term A Loans, Refinancing Term Loans, Other Incremental Term Loans, Revolving Facility Loans, Other Revolving Loans or Other Incremental Revolving Loans and (b) when used in respect of any Commitment, whether such Commitment is a Revolving Facility Commitment, a Replacement Revolving Facility Commitment, an Other Revolving Facility Commitment, an Other Incremental Revolving Loan Commitment, or an Incremental Term Loan Commitment.

“Classification Society” shall mean, in respect of any Mortgaged Vessel, Bureau Veritas, the American Bureau of Shipping, Lloyd’s Register of Shipping, Det norske Veritas, or such other classification society that is a member of the International Association of Classification Societies (IACS) as selected by the Borrower that is reasonably acceptable to the Administrative Agent.

“Closing Date” shall mean May 24, 2013.

“Co-Documentation Agents” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Co-Syndication Agents” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Vessels and all other property that is subject or purported to be subject to any Lien in favor of the Administrative Agent, the Collateral Agent or any Subagent for the benefit of the Secured Parties pursuant to any Security Documents.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Parties.

“Collateral Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Collateral Agreement” shall mean the Guarantee and Collateral Agreement, as amended, restated, supplemented or otherwise modified from time to time, substantially in the form of Exhibit F, among the Subsidiary Guarantors and the Collateral Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a) on the Closing Date, the Collateral Agent shall have received a counterpart of the Collateral Agreement duly executed and delivered on behalf of each of the Subsidiary Guarantors and the Perfection Certificate duly executed and delivered on behalf of each Loan Party;

(b) on the Closing Date, the Collateral Agent shall have received (i) each Subsidiary Guarantor Pledge Agreement duly executed and delivered by each holder of Equity Interests of the applicable Subsidiary Guarantor(s) (and, if required under the applicable governing law, the applicable Subsidiary Guarantor(s)), effecting pledges of all the issued and outstanding Equity Interests of the Subsidiary Guarantors, together with (ii) all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer (if applicable under the applicable governing law) with respect thereto endorsed in blank;

(c) on the Closing Date, the Collateral Agent shall have received all Instruments (as defined in the Collateral Agreement) that are held by a Loan Party and required to be pledged pursuant to the applicable Security Document, together with instruments of transfer with respect thereto endorsed in blank;

(d) on the Closing Date, except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, filings with the United States Patent and Trademark Office and United States Copyright Office and similar filings, instruments and registrations in any applicable jurisdiction, and all other actions required by law or reasonably requested by the Collateral Agent to be taken, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been taken, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(e) except as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder;

(f) on the Closing Date, the Collateral Agent shall have received (i) counterparts of each Vessel Mortgage and Deed of Covenants to be entered into with respect to each Mortgaged Vessel duly executed and delivered by the registered owner of such Mortgaged Vessel and suitable for registration, recording or filing and (ii) such other documents, including any consents, agreements and confirmations of third parties, as may be required under such Vessel Mortgage, Deed of Covenants or otherwise as the Collateral Agent may reasonably request with respect to any such Vessel Mortgage, Deed of Covenants or Mortgaged Vessel;

(g) on the Closing Date, the Collateral Agent shall have received (i) counterparts of each Earnings Assignment to be entered into with respect to each Mortgaged Vessel duly executed and delivered by the applicable Subsidiary Guarantor and (ii) such other documents, including any consents, agreements and confirmations of third parties, as may be required under such Earnings Assignment or otherwise as the Collateral Agent may reasonably request with respect to any such Earnings Assignment;

(h) on the Closing Date, the Collateral Agent shall have received (i) counterparts of (x) each Insurance Assignment to be entered into with respect to each Mortgaged Vessel duly executed and delivered by the applicable Subsidiary Guarantor and (y) the Insurance Assignment

to be entered into with respect to all of the Mortgaged Vessels duly executed and delivered by the Borrower and (ii) such other documents, including any consents, agreements and confirmations of third parties, as may be required under such Insurance Assignment or otherwise as the Collateral Agent may reasonably request with respect to any such Insurance Assignment;

(i) in the case of any person that becomes an Additional Subsidiary Guarantor after the Closing Date, (i) the Administrative Agent and the Collateral Agent shall have received an Additional Subsidiary Guarantor Accession Supplement duly executed on behalf of such Additional Subsidiary Guarantor and the Borrower and the other documents required by Section 5.10(c), and (ii) all the issued and outstanding Equity Interests of such Additional Subsidiary Guarantor shall have been pledged pursuant to the Collateral Agreement, an existing Subsidiary Guarantor Pledge Agreement or an additional Subsidiary Guarantor Pledge Agreement, as applicable, and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer (if applicable under the applicable governing law) with respect thereto endorsed in blank;

(j) after the Closing Date, (i) all the Equity Interests of each Subsidiary Guarantor issued after the Closing Date shall have been pledged pursuant to the applicable Subsidiary Guarantor Pledge Agreement, and (ii) all other Equity Interests of any other Subsidiary that are acquired by a Subsidiary Guarantor after the Closing Date shall have been pledged pursuant to the Collateral Agreement, and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer (if applicable under the applicable governing law) with respect thereto endorsed in blank; and

(k) after the Closing Date, the Administrative Agent or the Collateral Agent (as applicable) shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10, and (ii) upon reasonable request by the Administrative Agent or the Collateral Agent (as applicable), evidence of compliance with any other requirements of Section 5.10.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean (a) with respect to any Lender, such Lender’s Revolving Facility Commitment (including any Incremental Revolving Facility Commitment, Replacement Revolving Facility Commitment, and Other Revolving Facility Commitment), Term A Loan Commitment, Incremental Term Loan Commitment, and (b) with respect to any Swingline Lender, its Swingline Commitment.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this

Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 10.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender, unless the grant of the Loan to such Conduit Lender is made with the Borrower’s prior written consent (not to be unreasonably withheld or delayed) or (b) be deemed to have any Commitment.

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness (other than letters of credit, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money, Disqualified Stock and Indebtedness in respect of the deferred purchase price of property or services of the Borrower and the Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.

“Consolidated Debt Service” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt for such period (it being understood that scheduled principal amortization does not include balloon payments (for purposes of this definition, “balloon payments” shall not include any scheduled repayment installment of such Indebtedness for borrowed money which forms part of the balloon) or any prepayments).

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication:

(a) any net after tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto) including, without limitation, any severance, relocation or other restructuring expenses, and fees, expenses or charges related to any offering of Equity Interests, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions, in each case, shall be excluded,

(b) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded,

(c) any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the board of directors of the Borrower) shall be excluded,

(d) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded,

(e) (i) the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (ii) the Net Income for such period shall include any ordinary course dividend, distribution or other payment in cash received from any person in excess of the amounts included in clause (i),

(f) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(g) any increase in amortization or depreciation or any non-cash charges or increases or reductions in Net Income resulting from purchase accounting in connection with the Transactions or any acquisition that is consummated on or after the Closing Date shall be excluded,

(h) any non-cash impairment charges resulting from the application of ASC 350 and ASC 360, and the amortization of intangibles and other fair value adjustments arising pursuant to ASC 805, shall be excluded,

(i) any non-cash expenses realized or resulting from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options, restricted stock grants or other rights to officers, directors and employees of such person or any of its subsidiaries shall be excluded,

(j) accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established in accordance with GAAP shall be excluded; provided that to the extent (i) any such accrual or reserve is later reduced or eliminated or (ii) any cash expenditure is later incurred with respect to such accrual or reserve, then in each case a corresponding amount shall be included in Consolidated Net Income in the same period,

(k) non-cash gains, losses, income and expenses resulting from fair value accounting required by ASC 815 shall be excluded,

(l) any gain, loss, income, expense or charge resulting from the application of last in first out accounting shall be excluded,

(m) currency translation gains and losses related to currency re-measurements of Indebtedness, and any net loss or gain resulting from Swap Agreements for currency exchange risk, shall be excluded,

(n) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; provided that any proceeds of such reimbursement when received shall be excluded from the calculation of Consolidated Net Income to the extent the expense reimbursed was previously excluded pursuant to this clause (n), and

(o) non-cash charges for deferred tax asset valuation allowances shall be excluded.

“Consolidated Total Assets” shall mean, as of any date, the total assets of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of such date.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall have the meaning assigned to such term in the Collateral Agreement.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) $[*], plus:

(b) an amount (which amount shall not be less than zero) equal to [*]% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from June 30, 2009 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at such date, plus

(c) the aggregate amount of proceeds received after the Closing Date and prior to such time that would have constituted Net Proceeds pursuant to clause (a) of the definition thereof except for the operation of clause (x) or (y) of the second proviso thereof (the “Below Threshold Asset Sale Proceeds”), plus

(d) the cumulative amount of proceeds (including cash and the fair market value of property other than cash) from the sale of Equity Interests of a Parent Entity after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Borrower and common Equity Interests of the Borrower issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Obligations) of the Borrower or any Subsidiary owed to a person other than the Borrower or a Subsidiary not previously applied for a purpose other than use in the Cumulative Credit; provided, that this clause (d) shall exclude Permitted Cure Securities and the proceeds thereof, sales of Equity Interests financed as contemplated by Section 6.04(d) and any amounts used to finance the payments or distributions in respect of any Junior Financing pursuant to Section 6.09(b), plus

(e) [*]% of the aggregate amount of contributions to the common capital of the Borrower received in cash (and the fair market value of property other than cash) after the Closing Date (subject to the same exclusions as are applicable to clause (d) above); provided, that the Borrower and the Subsidiaries shall be in Pro Forma Compliance, plus

(f) the principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the Borrower or any Subsidiary thereof issued after the Closing Date (other than Indebtedness issued to a Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) in any Parent Entity, plus

(g) [*]% of the aggregate amount received by the Borrower or any Subsidiary in cash (and the fair market value of property other than cash received by the Borrower or any Subsidiary) after the Closing Date from:

(A) the sale (other than to the Borrower or any Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, or

(B) any dividend or other distribution by an Unrestricted Subsidiary, plus

(h) in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Subsidiary, the fair market value of the Investments of the Borrower or any Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus

(i) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower or any Subsidiary in respect of any Investments made pursuant to Section 6.04(i), minus

(j) any amounts thereof used to make Investments pursuant to Section 6.04(a)(y) after the Closing Date prior to such time, minus

(k) any amounts thereof used to make Investments pursuant to Section 6.04(i) after the Closing Date prior to such time, minus

(l) the cumulative amount of dividends paid and distributions made pursuant to Section 6.06(e) prior to such time, minus

(m) payments or distributions in respect of Junior Financings pursuant to Section 6.09(b)(i) (other than payments made with proceeds from the issuance of Equity Interests that were excluded from the calculation of the Cumulative Credit pursuant to clause (d) above);

provided, however, for purposes of Section 6.06(e), the calculation of the Cumulative Credit shall not include any Below Threshold Asset Sale Proceeds except to the extent they are used as contemplated in clauses (j) and (k) above.

“Cure Collateral Fair Market Value” shall mean, when determining the value to be ascribed to any property added as Collateral pursuant to Section 8.02(a), (a) for any cash or Permitted Investments added as Collateral pursuant to Section 8.02(a), the Dollar Equivalent thereof as of any date of determination or (b) for any other property added as Collateral pursuant to Section 8.02(a), the Administrative Agent’s determination (in its reasonable judgment) of the price at which a willing buyer would purchase, were it to purchase, such other property in an arm’s-length transaction for all cash consideration on the date such property is added as Collateral pursuant to Section 8.02(a).

“Cure Amount” shall have the meaning assigned to such term in Section 8.02(c).

“Cure Right” shall have the meaning assigned to such term in Section 8.02(c).

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.10(c)(ii).

“Declining Lender” shall have the meaning assigned to such term in Section 2.10(c)(ii).

“Deed of Covenants” shall mean each deed of covenants collateral to a Vessel Mortgage, each substantially in the form of Exhibit G or otherwise reasonably satisfactory to the Administrative Agent.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each Issuing Bank, the Swingline Lender and each Lender promptly following such determination.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interest of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower or any Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that, with respect to clause (d) above, Equity Interests constituting Qualified Equity Interests when issued shall not cease to constitute Qualified Equity Interests as a result of the subsequent extension of the Latest Maturity Date.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the applicable date of determination) for the purchase of Dollars with such currency.

“Dollars” or “$” shall mean the lawful currency of the United States of America.

“Earnings Assignments” shall mean, collectively, each of the first priority collateral assignments of earnings entered into by each Subsidiary Guarantor in favor of the Collateral Agent in respect of a Mortgaged Vessel, each in substantially the form of Exhibit H or otherwise reasonably satisfactory to the Administrative Agent.

“EBITDA” shall mean, with respect to Borrower and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (vi) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i) provision for Taxes (including without duplication, Tax distributions) based on income, profits or capital of the Borrower and the Subsidiaries for such period, including, without limitation, state, franchise and similar taxes,

(ii) Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of the Borrower and the Subsidiaries for such period (net of interest income of the Borrower and the Subsidiaries for such period),

(iii) depreciation and amortization expenses of the Borrower and the Subsidiaries for such period,

(iv) business optimization expenses and other restructuring charges (which, for the avoidance of doubt, shall include, without limitation, the effect of optimization programs, facility closures, retention, severance, systems establishment costs and excess pension charges); provided that with respect to each business optimization expense or other restructuring charge, the Borrower shall have delivered to the Administrative Agent an officers’ certificate specifying and quantifying such expense or charge,

(v) any other non-cash charges; provided that, for purposes of this subclause (v) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made,

(vi) the amount of management, consulting, monitoring, transaction and advisory fees and related expenses paid to any Affiliate (or any accruals related to such fees and related expenses) during such period not in contravention of this Agreement, and minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Borrower and the Subsidiaries for such period (but excluding any such items (i) in respect of which cash was received in a prior period or will be received in a future period or (ii) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any and all actions, suits, orders, demands, directives, claims, liens, request for information, investigations, proceedings or notices of noncompliance or violation by or from any person alleging liability of whatever kind or nature arising out of, based on or resulting from (i) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (including any matters related to compliance with OPA 90).

“Environmental Law” shall mean any applicable law, regulation, rule or ordinance, order, decree, judgment, injunction, or other legally binding requirement or agreement issued, promulgated or entered into by any Governmental Authority, relating to pollution or protection of the environment, or health and safety, including laws relating to Releases or threatened Releases of Hazardous Materials into the environment or otherwise relating to Hazardous Materials.

“Environmental Liability” shall mean any loss or liability (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based on: (a) any actual or alleged violation of any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; (c) exposure to any Hazardous Material; (d) any actual or alleged Release or threatened Release of any Hazardous Material; or (e) any Environmental Claim that relates to or is based upon the operation of any Mortgaged Vessel, including Environmental Claims based on indemnities or other contractual undertakings.

“Environmental Permits” shall have the meaning assigned to such term in Section 3.16.

“Equity Holder” shall mean NCL International, Ltd. a company incorporated in and existing under the laws of Bermuda.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Loan Party or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by a Borrower, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the receipt by a Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by a Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by a Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) the conditions for imposition of a lien under ERISA shall have been met with respect to any Plan; (i) with respect to a Plan, the provision of security pursuant to Section 206(g) of ERISA; (j) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); or (k) the withdrawal of any Borrower, any Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.

“Eurocurrency Loan” shall mean any Eurocurrency Term Loan or Eurocurrency Revolving Loan.

“Eurocurrency Revolving Facility Borrowing” shall mean a Borrowing comprised of Eurocurrency Revolving Loans.

“Eurocurrency Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Eurocurrency Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“European Union” shall mean the political and economic community of twenty-seven member states as of January 1, 2007 (and all additional member states that accede thereto thereafter in accordance with applicable laws of the European Union) with supranational and intergovernmental features, located in Europe.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Event of Loss” shall mean any of the following events: (a) the actual or constructive total loss or the arranged or compromised total loss of a Mortgaged Vessel or (b) the capture, condemnation, confiscation, requisition, purchase, sale, seizure or forfeiture of, or any taking of title to, a Mortgaged Vessel. An Event of Loss shall be deemed to have occurred (i) in the event of an actual loss of a Mortgaged Vessel, at noon Greenwich Mean Time on the date of such loss, or if that is not known, on the date which such Mortgaged Vessel was last heard from, (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Mortgaged Vessel, at noon Greenwich Mean Time on the date of the event giving rise to such damage, or (iii) in the case of an event referred to in clause (b) above, at noon Greenwich Mean Time on the date on which such event is expressed to take effect by the person making the same.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01 (other than Section 6.01(z)).

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (b) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Borrower under Section 2.19) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Credit Party with respect to such withholding Tax pursuant to Section 2.17, (c) any withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 2.17(e) or (d) any U.S. federal withholding Tax imposed under FATCA.

“Existing Credit Agreements” shall mean as amended, supplemented or otherwise modified through the Closing Date:

(a) the $750,000,000 Credit Agreement dated October 28, 2009 among NCL, the other parties thereto and Nordea Bank Norge ASA, as administrative agent and collateral agent; and

(b) the €624,000,000 Revolving Loan Facility Agreement dated October 7, 2005 among NCL, the other parties thereto and DNB Bank ASA, as agent.

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(e).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.21(e).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).

“Extension” shall have the meaning assigned to such term in Section 2.21(e).

“Facility” shall mean the respective facility and commitments utilized in making Loans and Credit Extensions hereunder.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any Treasury regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above).

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day for transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees, the Administrative Agent Fees and the Collateral Agent Fees.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“First Lien Intercreditor Agreement” shall mean an Intercreditor Agreement between the Administrative Agent, the Collateral Agent and the authorized representative named therein for the Senior Secured Notes, substantially in the form of Exhibit K-2, with such changes that are reasonably satisfactory to the Administrative Agent.

“First Valuation” shall have the meaning assigned to such term in Section 5.16.

“Fiscal Year” means the fiscal year of the Borrower and the Subsidiaries ending on December 31st of each calendar year or such other calendar date as notified by the Borrower to the Administrative Agent.

“Fixed Charge Coverage Ratio” means, with respect to any person for any period, the ratio of EBITDA of such person for such period to the Fixed Charges (other than Fixed Charges in respect of Indebtedness that is non-recourse to the Loan Parties) of such person for such period.

“Fixed Charges” means, with respect to any person for any period, the sum, without duplication, of:

(a) Interest Expense of such person for such period, and

(b) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of such person and its Subsidiaries.

“Foreign Lender” shall mean any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Free Liquidity” shall mean, at any date of determination, the aggregate amount of Unrestricted Cash and any Available Unused Commitments or other amounts available for drawing under other revolving or other credit facilities of the Borrower, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be mandatorily repayable within six months.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of Revolving L/C Exposure with respect to Letters of Credit issued by such Issuing Bank other than such Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Swingline Exposure other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02; provided that any reference to the application of GAAP in Sections 3.13(b), 3.19, 5.03, 5.04, 5.07 and 6.02(e) to any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia (but not as a consolidated Subsidiary of the Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such non-U.S. Subsidiary.

“Governmental Authority” shall mean the government of the United States of America, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum by-products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls or radon gas, biological waste, toxic mold, infectious materials, potentially infectious materials or disinfecting agents, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Holdings” shall mean Norwegian Cruise Line Holdings Ltd.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets with a value in excess of 5% of the Consolidated Total Assets or revenues representing in excess of 5% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of the Borrower most recently ended, did not have assets with a value in excess of 10% of Consolidated Total Assets or revenues representing in excess of 10% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date. Each Immaterial Subsidiary shall be set forth in Schedule 1.01, and the Borrower shall update such Schedule from time to time after the Closing Date as necessary to reflect all Immaterial Subsidiaries at such time (the selection of Subsidiaries to be added to or removed from such Schedule to be made as the Borrower may determine). Notwithstanding the foregoing, no New Vessel Subsidiary or Subsidiary Guarantor shall be an Immaterial Subsidiary.

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.21(a)(ii).

“Incremental Amount” shall mean, at any time, (i) the excess, if any, of (a) $[*], over (b) the sum of (x) the aggregate amount of all Incremental Term Loan Commitments and Incremental Revolving Facility Commitments, in each case, established after the Closing Date and prior to such time pursuant to Section 2.21(other than Incremental Term Loan Commitments and Incremental Revolving Facility Commitments in respect of Refinancing Term Loans, Extended Term Loans, Extended Revolving Facility Commitments or Replacement Revolving Facility Commitments) and (y) the aggregate principal amount of Indebtedness incurred pursuant to Section 6.01(aa); plus (ii) any additional amounts so long as after giving effect to the issuance or incurrence of such Indebtedness the Loan-to-Value Ratio (assuming, when being tested in connection with any Incremental Revolving Facility Commitments, that such Incremental Revolving Facility Commitments are fully drawn as of such test date) on a Pro Forma Basis is equal to or less than [*] to 1.0.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders.

“Incremental Revolving Facility Commitment” shall mean any increased or incremental Revolving Facility Commitment provided pursuant to Section 2.21.

“Incremental Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or an outstanding Revolving Facility Loan as a result of an Incremental Revolving Facility Commitment.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Facility” shall mean the Incremental Term Loan Commitments and the Incremental Term Loans made hereunder.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Installment Date” shall have, with respect to any tranche of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the meaning assigned to such term in Section 2.10(a)(ii).

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(c). Incremental Term Loans may be made in the form of additional Term A Loans or, to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Incremental Term Loans.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services, to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capital Lease Obligations of such person, (f) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above) and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 10.05(b).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Information Memorandum” shall mean the Confidential Information Memorandum dated April 18, 2013, as modified or supplemented prior to the Closing Date.

“Insurance Assignments” shall mean each of the first priority assignments of insurance made or to be made by (a) a Subsidiary Guarantor in favor of the Collateral Agent in respect of a Mortgaged Vessel and (b) the Borrower in favor of the Collateral Agent in respect of all of the Mortgaged Vessels, in each case substantially in the form of Exhibit I or otherwise reasonably satisfactory to the Administrative Agent.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Term Borrowing or Revolving Facility Borrowing in accordance with Section 2.07.

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense (including any commitment or utilization fees in respect of available or undrawn amounts under loan, letter of credit or similar facilities) of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (b) capitalized interest of such person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and the Subsidiaries with respect to Swap Agreements.

“Interest Payment Date” shall mean, (a) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any ABR Loan, the last day of each calendar quarter, or if any such day is not a Business Day, on the next succeeding Business Day and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.09(a).

“Interest Period” shall mean, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 12 months or a period shorter than one month, if at the time of the relevant Borrowing, all Lenders make interest periods of such length available), as the Borrower may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Sections 2.09, 2.10 or 2.11; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“ISM Code” shall mean the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted pursuant to Resolution A.741(18) of the International Maritime Organization and incorporated into the International Convention for the Safety of Life at Sea 1974 (SOLAS), and shall include any amendments or extensions thereto and any regulation issued pursuant thereto.

“ISM Code Documentation” in relation to any Mortgaged Vessel includes: (a) the document of compliance (“DOC”) and safety management certificate (“SMC”) issued pursuant to the ISM Code in relation to such Mortgaged Vessel within the periods specified by the ISM Code, (b) all other documents and data which are relevant to the ISM Safety Management Systems and its implementation and verification which the Administrative Agent may reasonably require and (c) any other documents which are prepared or which are otherwise relevant to establish and maintain such Mortgaged Vessel’s or the relevant Subsidiary Guarantor’s compliance with the ISM Code which the Administrative Agent may reasonably require.

“ISM Safety Management Systems” shall mean the Safety Management System referred to in Clause 1.4 (or any other relevant provision) of the ISM Code.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“ISPS Code” shall mean the International Ship and Port Facility Security Code incorporated into the International Convention for the Safety of Life at Sea 1974 (SOLAS), and shall include any amendments or extensions thereto and any regulation issued pursuant thereto.

“Issuing Bank” shall mean Deutsche Bank and each other Issuing Bank designated pursuant to Section 2.05(k) that agrees in writing to act as an Issuing Bank, in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Joint Bookrunners” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Judgment Currency” shall have the meaning assigned to such term in Section 10.19.

“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b).

“Junior Indebtedness” means Indebtedness of the Borrower or any of the Subsidiaries that (a) is expressly subordinated to the prior payment in full in cash of the Obligations (and any related Guarantees) on terms reasonably satisfactory to the Administrative Agent, (b) provides that interest in respect of such Indebtedness shall not be payable in cash, (c) has a final maturity date that is not earlier than the Latest Maturity Date and has no scheduled payments of principal thereon (including pursuant to a sinking fund obligation or mandatory redemption obligations (other than pursuant to customary provisions relating to redemption or repurchase upon change of control or sale of assets)) prior to such final maturity date and (d) is not subject to covenants, events of default and remedies that, in the aggregate, are more onerous to the Borrower, than the terms of this Agreement; provided that such Indebtedness shall not be subject to any financial maintenance covenants; provided, further that Indebtedness constituting Junior Indebtedness when incurred shall not cease to constitute Junior Indebtedness as a result of the subsequent extension of the Latest Maturity Date.

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Participation Fee” shall have the meaning assigned such term in Section 2.12(b).

“Latest Maturity Date” shall mean, at any date of determination, the latest of the latest Revolving Facility Maturity Date and the latest Term Facility Maturity Date in each case as extended in accordance with the Agreement from time to time.

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 10.04 or Section 2.21.

“Lending Office” shall mean, as to any Lender, the applicable branch(es), office(s) or Affiliate(s) of such Lender designated by such Lender in its Administrative Questionnaire or otherwise to make Loans.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.05, including any Trade Letter of Credit or Standby Letter of Credit.

“Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05.

“Letter of Credit Sublimit” shall mean the aggregate Letter of Credit Commitments of the Issuing Banks, in an amount not to exceed $200,000,000.

“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates (or the successor thereto if the British Bankers’ Association is no longer making LIBO Rate available) for Dollar deposits (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association (or such successor) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which Dollar deposits are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, assignment, security interest or encumbrance of any kind in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Component” shall have the meaning assigned to such term in the definition of Loan-to-Value Ratio in this Section 1.01.

“Loan Documents” shall mean this Agreement, any Letter of Credit, the Security Documents, each Incremental Assumption Agreement, any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement, any Note issued under Section 2.09(e) and solely for the purposes of Sections 4.02 and 8.01 of this Agreement, any fee letters entered into between the Agents, the Arrangers, the Joint Bookrunners and the Borrower.

“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.

“Loans” shall mean the Term Loans, the Incremental Term Loans (if any), the Revolving Facility Loans and the Swingline Loans.

“Loan-to-Value Covenant” shall mean the covenant of the Borrower set forth in Section 6.12.

“Loan-to-Value Ratio” shall mean, as of any date, the ratio of (a) the aggregate principal amount (the “Loan Component”) of all Term Loans outstanding on such day, all Pari Passu Senior Secured Notes outstanding on such date and the aggregate Revolving Facility Credit Exposure on such date to (b) the sum (the “Value Component”) of (i) the aggregate amount of the most recent Valuations (determined in accordance with Section 5.16) for each of the Mortgaged Vessels plus (ii) the Cure Collateral Fair Market Value of all property added as Collateral pursuant to Section 8.02(a) through such date. Each determination of the Loan-to-Value Ratio on any day shall be made (A) first, without giving effect to any cure transaction permitted by Section 8.02(a) or (b) made (or to be made) on such day and (B) then, to determine compliance, with giving effect to any such cure transaction made on such day.

“Local Time” shall mean New York City time.

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time.

“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of the Borrower and any subsidiary of the Borrower, as the case may be, on the Closing Date together with (a) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of Borrower and its subsidiary, as the case may be, was approved by a vote of a majority of the directors of the Borrower and the relevant subsidiary, as the case may be, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (b) executive officers and other management personnel of the Borrower and any subsidiary of the Borrower, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the Borrower and any subsidiary of the Borrower, as the case may be.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, property, operations or condition of the Borrower and the Subsidiaries (taken as a whole), (ii) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder or (iii) the value of the Collateral.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $25,000,000.

“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary or an Unrestricted Subsidiary.

“Maximum Rate” shall have the meaning assigned to such term in Section10.08.

“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to [*]% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Vessel” shall mean (i) each of the NORWEGIAN DAWN, the NORWEGIAN GEM, the NORWEGIAN PEARL, the NORWEGIAN SPIRIT, the NORWEGIAN STAR, the NORWEGIAN SUN, and, in each case, all appurtenances thereto and (ii) any other vessel constituting Collateral.

“Mortgaged Vessel Operations Agreements” shall mean the Assigned Contracts (as such term is defined in the Collateral Agreement).

“Mortgaged Vessel Operations Subordination Agreement” shall mean a letter of undertaking or other written instrument executed by a counterparty to a Mortgaged Vessel Operations Agreement in favor of the Collateral Agent pursuant to which such counterparty agrees to subordinate any Liens on the related Mortgaged Vessel that such counterparty may from time to time hold to the Liens on such Mortgaged Vessel securing the Obligations.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which a Borrower, any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean (a)(x) If the Loan-to-Value Ratio on a Pro Forma Basis will be greater than [*] to 1.0 or if the relevant Asset Sale does not involve a Vessel, [*]% or (y) otherwise, the Applicable Ship Percentage, in each case, of the cash proceeds actually received by the Borrower or any Subsidiary Guarantor (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale or Event of Loss (other than those pursuant to Section 6.05(a), (b), (c), (d), (e), (f) or (i), excluding any such Asset Sale or Event of Loss of, or related to, a Mortgaged Vessel), net of, without duplication, (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof and (iii) the amount of any reasonable reserve established in accordance with applicable law or GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by a Borrower or any Subsidiary including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Asset Sale occurring on the date of such reduction)) (clauses (i), (ii) and (iii), collectively, the “Related Sale Expenses”); provided that, if no Default or Event of Default exists and the Borrower shall deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make investments in Permitted Business Acquisitions, in each case within 18 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 18 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 18-month period but within such 18-month period are contractually committed to be used, then upon the termination or expiration of such contract, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiration without giving effect to this proviso); provided, further, that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $10,000,000 and (y) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $20,000,000; and

(b) [*]% (or, to the extent contemplated by the definition of the term “Senior Secured Notes”, [*]%) of the cash proceeds from the incurrence, issuance or sale by a Borrower or any Subsidiary Guarantor of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any Affiliate of the Borrower shall be disregarded, except for financial advisory fees customary in type and amount paid to any Affiliate not prohibited from being paid hereunder.

“New Vessel Financing” shall mean any financing arrangement entered into by any New Vessel Subsidiary in connection with any acquisition of one or more Vessels.

“New Vessel Subsidiary” shall mean any Wholly Owned Subsidiary of the Borrower that is formed for the purpose of acquiring one or more Vessels.

“New York Courts” shall have the meaning assigned to such term in Section 10.15(a).

“Non-Bank Tax Certificate” shall have the meaning assigned to such term in Section 2.17(e).

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“NORWEGIAN DAWN” shall mean the Vessel Norwegian Dawn, IMO number 9195169, currently registered in the name of Norwegian Dawn Limited under the laws of the Commonwealth of The Bahamas with the official number 9000046.

“NORWEGIAN GEM” shall mean the Vessel Norwegian Gem, IMO number 9355733, currently registered in the name of Norwegian Gem, Ltd. under the laws of the Commonwealth of The Bahamas with the official number 8001151.

“NORWEGIAN PEARL” shall mean the Vessel Norwegian Pearl, IMO number 9342281, currently registered in the name of Norwegian Pearl, Ltd. under the laws of the Commonwealth of The Bahamas with the official number 8001150.

“NORWEGIAN SPIRIT” shall mean the Vessel Norwegian Spirit, IMO number 9141065, currently registered in the name of Norwegian Spirit, Ltd. under the laws of the Commonwealth of The Bahamas with the official number 8000814.

“NORWEGIAN STAR” shall mean the Vessel Norwegian Star, IMO number 9195157, currently registered in the name of Norwegian Star Limited under the laws of the Commonwealth of The Bahamas with the official number 8000359.

“NORWEGIAN SUN” shall mean the Vessel Norwegian Sun, IMO number 9218131, currently registered in the name of Norwegian Sun Limited under the laws of the Commonwealth of The Bahamas with the official number 8000245.

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“Obligations” shall have the meaning assigned to such term in the Collateral Agreement.

“OFAC” shall have the meaning assigned to such term in Section 3.24(b).

“Offering Memorandum” shall mean the confidential Offering Memorandum, dated February 1, 2013, amended or modified from time to time, in respect of the 5.0% Notes.

“OID” shall have the meaning assigned to such term in Section 2.21(b).

“OPA 90” shall mean the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq.

“Other Incremental Revolving Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Other Incremental Term Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Other Revolving Facility Commitments” shall mean one or more Classes of revolving credit commitments that result from a modification of the Revolving Facility Commitments pursuant to an Incremental Assumption Agreement.

“Other Revolving Loans” shall mean the revolving loans made pursuant to an Other Revolving Facility Commitment.

“Other Taxes” shall mean any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar Taxes (including related reasonable out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Loan Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Loan Document; provided that such term shall not include any of the foregoing Taxes (i) that result from an assignment, grant of a participation pursuant to Section 10.04(d) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Loan Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Loan Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower, or (ii) Excluded Taxes.

“Other Term Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(iii).

“Overdraft Line” shall have the meaning assigned to such term in Section 6.01(x).

“parent” shall have the meaning given such term in the definition of the term “subsidiary.”

“Parent Entity” shall mean any direct or indirect parent of the Borrower.

“Pari Passu Senior Secured Notes” shall mean Senior Secured Notes that are intended to be secured pari passu with the Obligations under the Loan Documents.

“Participant” shall have the meaning assigned to such term in Section 10.04(d)(i).

“Participant Register” shall have the meaning assigned to such term in Section 10.04(d)(i).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean a certificate in the form of Exhibit M or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time.

“Permitted Additional Debt” shall mean any Indebtedness for borrowed money (a) for which the average life to maturity of such Permitted Additional Debt is greater than or equal to the remaining weighted average life to maturity of the Class of Term Loans then outstanding with the greatest remaining weighted average life to maturity and (b) that does not have a stated maturity prior to the date that is 91 days after the Latest Maturity Date; provided that Indebtedness constituting Permitted Additional Debt when incurred shall not cease to constitute Permitted Additional Debt as a result of the subsequent extension of the Latest Maturity Date.

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) with respect to any such acquisition or investment with cash consideration in excess of $[*], the Borrower and the Subsidiaries shall be in Pro Forma Compliance after giving effect to such acquisition or investment and any related transactions; (iv) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (v) to the extent required by Section 5.10, any person acquired in such acquisition, if acquired by the Borrower or a Subsidiary Guarantor, shall be merged into the Borrower or a Subsidiary Guarantor or become upon consummation of such acquisition a Subsidiary Guarantor; and (vi) the aggregate cash consideration in respect of such acquisitions and investments in assets that are not owned by the Borrower or Subsidiary Guarantors or in Equity Interests in Subsidiary Guarantors or persons that become Subsidiary Guarantors upon consummation of such acquisition shall not exceed the greater of (x) [*]% of Consolidated Total Assets and (y) $[*].

“Permitted Cure Securities” shall mean any Equity Interests of the Borrower other than Disqualified Stock, and upon which all dividends or distributions (if any) shall, prior to 91 days after the Latest Maturity Date, be payable solely in additional shares of such Equity Interests; provided that Equity Interests constituting Permitted Cure Securities when issued shall not cease to constitute Permitted Cure Securities as a result of the subsequent extension of the Latest Maturity Date.

“Permitted Flag Jurisdiction” shall mean the Republic of the Marshall Islands, the Bahamas, Panama, Bermuda, the Republic of Cyprus, Isle of Man, Liberia, the United Kingdom, the United States of America, or any other jurisdiction approved by the Administrative Agent (such approval not to be withheld unreasonably).

“Permitted Holder” shall mean, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) any Person that has no material assets other than the Equity Interests of the Borrower and, directly or indirectly, holds or acquires 100% of the total voting power of the Equity Interests of the Borrower, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clauses (i) and (ii) above, holds more than 50% of the total voting power of the Equity Interests thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Equity Interests of the Borrower (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percent-age of ownership interests held or acquired by such member and (2) no Person or other “group” (other than the Permitted Holders specified in clauses (i) and (ii) above) beneficially owns more than 50% on a fully diluted basis of the Equity Interests held by the Permitted Holder Group.

“Permitted Investments” shall mean:

(a) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

(b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $500,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (registered under Section 15E of the Exchange Act);

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than the Borrower or an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s;

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000;

(h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year; and

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by the Borrower or any Subsidiary organized in such jurisdiction.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender as an Assignor and the Borrower as an Assignee, and accepted by the Administrative Agent, in the form of Exhibit N or such other form as shall be approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed).

“Permitted Loan Purchases” shall have the meaning assigned to such term in Section 10.04(i).

“Permitted Loan Purchases Amount” means [*]% of the sum of (x) the aggregate principal amount of the Term A Facility on the Closing Date plus (y) the aggregate principal amount of any Incremental Term Loans incurred since the Closing Date.

“Permitted Ratio Debt” shall mean secured or unsecured debt issued by the Borrower or the Subsidiary Guarantors, (i) if secured by the Collateral, the Liens with respect to which are subordinated to the Liens securing the Obligations pursuant to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, (ii) the terms of which do not provide for a stated maturity date prior to the date that is 91 days after the Latest Maturity Date, (iii) the covenants, events of default, Subsidiary guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, either (x) are not more restrictive to the Borrower and its Subsidiaries than the terms of the Senior Unsecured Notes Documents, or (y) if more restrictive, the Loan Documents are amended to contain such more restrictive terms (which amendments shall automatically occur); provided that Indebtedness constituting Permitted Ratio Debt when incurred shall not cease to constitute Permitted Ratio Debt as a result of the subsequent extension of the Latest Maturity Date.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses), (b)(i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) 91 days after the Latest Maturity Date and (ii) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (i) the weighted average life to maturity of the Indebtedness being Refinanced and (ii) the weighted average life to maturity of the Class of Term Loans then outstanding with the greatest remaining weighted average life to maturity, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have obligors that are not obligated with respect to the Indebtedness so Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced and (e) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including in respect of working capital facilities of Subsidiaries that are not Guarantors otherwise permitted under this Agreement only, any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced; provided further, that with respect to a Refinancing of (x) Permitted Additional Debt that is subordinated, such Permitted Refinancing Indebtedness shall (i) be subordinated to the guarantee by the Subsidiary Guarantors of the Facilities, and (ii) be otherwise on terms (other than interest rate and redemption premiums), taken as a whole, not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being refinanced, and (y) Permitted Additional Debt, such Permitted Refinancing Indebtedness shall meet the requirements of the definition of “Permitted Additional Debt”; provided further, that Indebtedness constituting Permitted Refinancing Indebtedness shall not cease to constitute Permitted Refinancing Indebtedness as a result of the subsequent extension of the Latest Maturity Date.

“Permitted Vessel Transfer” shall have the meaning assigned to such term in Section 5.10(g).

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained or contributed to (at the time of determination or at any time within the five years prior thereto) by any Loan Party or ERISA Affiliate, and (iii) in respect of which the Loan Party or ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 10.17.

“Pledged Collateral” shall have the meaning assigned to such term or any equivalent term in any Subsidiary Guarantor Pledge Agreement or in the Collateral Agreement.

“Pricing Grid” shall mean:

(a) for purposes of the definition of “Applicable Margin” the table set forth below:

Total Leverage Ratio	Applicable Margin for ABR Term A Loans, Revolving Facility Loans and Swingline Loans	Applicable Margin for Eurocurrency Term A Loans and Revolving Facility Loans
Greater than or equal to [*] to 1.00	1.25%	2.25%
Greater than or equal to [*] to 1.00, but less than [*] to 1.00	1.00%	2.00%
Greater than or equal to [*] to 1.00, but less than [*] to 1.00	0.75%	1.75%
Less than [*] to 1.00	0.50%	1.50%

and

(b) for purposes of the definition of “Applicable Commitment Fee” the table set forth below:

Total Leverage Ratio	Applicable Commitment Fee
Greater than or equal to [*] to 1.00	40% of the Applicable Margin for Eurocurrency Term A Loans and Revolving Facility Loans
Greater than or equal to [*] to 1.00, but less than [*] to 1.00	0.50%
Greater than or equal to [*] to 1.00, but less than [*] to 1.00	0.375%
Less than [*] to 1.00	0.30%

For the purposes of the foregoing, changes in the Applicable Margin and Applicable Commitment Fee resulting from changes in the Total Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 5.04 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.04, then, at the option of the Administrative Agent or the Required Lenders, until the date that is three Business Days after the date on which such financial statements are delivered, the pricing level that is one pricing level higher than the pricing level theretofore in effect shall apply as of the first Business Day after the date on which such financial statements were to have been delivered but were not delivered.

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Deutsche Bank as its prime rate in effect at its principal office in New York City and notified to the Borrower.

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDA, (x) effect shall be given to any Asset Sale, any acquisition, Investment, improvement (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation and any restructurings of the business of the Borrower or any Subsidiary that are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period or, in the case of determinations made pursuant to the definition of the term “Permitted Business Acquisition” or pursuant to Article VI, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or relevant transaction is consummated, and (y) on or following the delivery date of any new Vessel and for so long as such Reference Period includes such delivery date, in the event that the Borrower or any Subsidiary took delivery of any new Vessel during such Reference Period, EBITDA shall include the projected EBITDA (based on reasonable assumptions) for such Vessel as if such Vessel had been in operation on the first day of such Reference Period (as set forth in reasonable detail on an officer’s certificate prepared in good faith by a Responsible Officer of the Borrower), and (ii) in making any determination on a Pro Forma Basis, all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term, “Permitted Business Acquisition” or pursuant to Article VI, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period except that any Indebtedness incurred in connection with the financing of a new Vessel shall be deemed to have not been incurred until the relevant delivery date for such Vessel, and (iii) (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively. Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include adjustments to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any relevant pro forma event and (2) all adjustments of the nature used in connection with the calculation of Adjusted EBITDA as set forth in footnote 4 to the “Summary Consolidated Financial Data” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such Reference Period. The Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth such demonstrable or additional operating expense reductions, other operating improvements or synergies and adjustments pursuant to clause (2), and information and calculations supporting them in reasonable detail.

“Pro Forma Compliance” shall mean, at any date of determination, that, on a Pro Forma Basis after giving effect to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), the Borrower would not violate the financial covenants set forth in Sections 6.12, 6.13, 6.14 and 6.15, after recomputing the ratios and amounts measured thereunder as of the last day of the most recently ended fiscal quarter of the Borrower for which the financial statements and certificates required pursuant to Section 5.04 have been delivered, and the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to such effect, together with all relevant financial information.

“Pro Rata Extension Offer” shall have the meaning assigned to such term in Section 2.21(e).

“Process Agent” shall have the meaning assigned to such term in Section 10.15(c).

“Projections” shall mean the projections of the Borrower and the Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower or any Subsidiary prior to the Closing Date.

“Public Lender” shall have the meaning assigned to such term in Section 10.17.

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Ratio Compliance” shall mean, at any date of determination, that (A) the Loan-to-Value Ratio on a Pro Forma Basis is equal to or less than [*] to 1.0, or (B) the Fixed Charge Coverage Ratio on a Pro Forma Basis is at least [*] to 1.0.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” “Refinancing” and “Refinanced” shall have a meaning correlative thereto.

“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.21(j).

“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.21(j).

“Register” shall have the meaning assigned to such term in Section 10.04(b)(iv).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Related Sale Expenses” shall have the meaning given such term in the definition of the term “Net Proceeds.”

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment or into or out of any property of Hazardous Materials.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.21(l).

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Lenders” shall mean, at any time, Lenders having (a) Loans (other than Swingline Loans) outstanding, (b) Revolving L/C Exposures and (c) Swingline Exposures, and (d) Available Unused Commitments, that taken together, represent more than 50% of the sum of (i) all Loans (other than Swingline Loans) outstanding, (ii) Revolving L/C Exposures (iii) Swingline Exposures and (iv) the total Available Unused Commitments at such time. The Loans, Revolving L/C Exposures, Swingline Exposures and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 10.08(b), shall refer to all such Revolving Facility Commitments as a single Class.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans of the same Class.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 10.04, and (c) increased as provided under Section 2.21. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment (or Incremental Revolving Facility Commitment), as applicable. The initial aggregate amount of the Lenders’ Revolving Facility Commitments is $625,000,000. After the Closing Date additional Classes of Revolving Facility Commitments may be added or created pursuant to Incremental Assumption Agreements.

“Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facility Commitments, the sum of (a) the aggregate principal amount of the Revolving Facility Loans of such Class outstanding at such time, (b) the Swingline Exposure applicable to such Class at such time and (c) the Revolving L/C Exposure applicable to such Class at such time minus, for the purpose of Sections 6.12, 6.13, 6.15 and 8.02, the amount of Letters of Credit that have been Cash Collateralized in an amount equal to the Minimum Collateral Amount at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time.

“Revolving Facility Lender” shall mean a Lender with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01. Unless the context otherwise requires, the term “Revolving Facility Loans” shall include the Other Revolving Loans.

“Revolving Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Revolving Facility in effect on the Closing Date, May 24, 2018 and (b) with respect to any other Classes of Revolving Facility Commitments, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect, giving effect to any assignments pursuant to Section 10.04.

“Revolving L/C Exposure” of any Class shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit applicable to such Class outstanding at such time and (b) the aggregate principal amount of all L/C Disbursements applicable to such Class that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Class of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Revolving L/C Exposure applicable to such Class at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc.

“Sale and Lease-Back Transaction” have the meaning assigned to such term in Section 6.03.

“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.

“Second Lien Intercreditor Agreement” shall mean an Intercreditor Agreement between the Administrative Agent and the authorized representative named therein for the Senior Secured Notes, substantially in the form of Exhibit K-3, with such changes that are reasonably satisfactory to the Administrative Agent.

“Second Valuation” shall have the meaning assigned to such term in Section 5.16.

“Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Vessel Mortgages, the Deeds of Covenants, the Collateral Agreement, the Subsidiary Guarantor Pledge Agreements, the Earnings Assignments, the Insurance Assignments and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

“Senior Secured Notes Indenture” shall mean any indenture under which any Senior Secured Notes are issued, as the same may be amended, restated, supplemented, substituted, replaced, refinanced, supplemented or otherwise modified from time to time in accordance with Section 6.01(z).

“Senior Secured Note Obligations” shall mean all obligations defined as “Senior Secured Note Obligations” in the Collateral Agreement and the other Security Documents.

“Senior Secured Notes” shall mean secured or unsecured notes or other debt of the Borrower issued after the Closing Date, and the Indebtedness represented thereby; provided that (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration right after an event of default), (b) (i) [*]% of the Net Proceeds of all Pari Passu Senior Secured Notes and (ii) [*]% of the Net Proceeds of all other Senior Secured Notes shall be applied, on the date of the incurrence thereof, to prepay Term Loans and accrued but unpaid interest, premiums and fees and expenses associated with such prepayment, (c) no Affiliate of the Borrower (other than a Loan Party or a temporary escrow issuer) shall be an obligor (including pursuant to a Guarantee) in respect thereof, (d) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and its Subsidiaries than those in this Agreement (or, if more restrictive, the Loan Documents are amended to contain such more restrictive terms (which amendments shall automatically occur)), (e) the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower, any Subsidiary or any other Affiliate (other than a transitory escrow issuer) of the Borrower, other than any asset constituting Collateral, (f) if such Senior Secured Notes are intended to be secured on a pari passu basis with the Obligations, then all security therefor shall be granted pursuant to the Security Documents, and the secured parties thereunder, or a trustee or collateral agent on their behalf, shall have become a party to a First Lien Intercreditor Agreement and shall have executed and delivered to the Collateral Agent a joinder agreement to the applicable Security Documents in substantially the form attached thereto or otherwise in form and substance reasonably acceptable to the Collateral Agent, and (g) if such Senior Secured Notes are intended to be secured on a junior basis to the Obligations, then all security therefor shall be granted pursuant to separate security documents in substantially the same form and substance as the Security Documents, and the secured parties thereunder, or a trustee or collateral agent on their behalf, shall have become a party to a Second Lien Intercreditor Agreement; provided further that, with respect to clause (a) above, Indebtedness constituting Senior Secured Notes when issued shall not cease to constitute Senior Secured Notes as a result of the subsequent extension of the Latest Maturity Date.

“Senior Unsecured Notes” shall mean (i) NCL’s 5.00% senior notes due 2018 (the “5.00% Notes”), pursuant to an indenture, dated as of February 6, 2013, between the NCL and U.S. Bank National Association, as trustee (the “5.00% Notes Indenture”), and/or any notes issued by NCL in exchange for, and as contemplated by, the 5.00% Notes and the related registration rights agreement with substantially identical terms as the 5.00% Notes, and (ii) NCL’s 9.50% senior notes due 2018 (the “9.50% Notes”), pursuant to an indenture, dated as of November 9, 2010, between the NCL and U.S. Bank National Association, as trustee (the “9.50% Notes Indenture”), and/or any notes issued by NCL in exchange for, and as contemplated by, the 9.50% Notes and the related registration rights agreement with substantially identical terms as the 9.50% Notes, in each case, as in effect on the Closing Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Senior Unsecured Notes Documents” shall mean the Senior Unsecured Notes and the Senior Unsecured Notes Indentures.

“Senior Unsecured Notes Indentures” shall mean the 5.00% Notes Indenture and the 9.50% Notes Indenture, as in effect on the Closing Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Borrower and its Subsidiaries as of the Closing Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Sponsors” means (i) Apollo Management, L.P. and any of its respective Affiliates other than any portfolio companies not primarily engaged in the cruise business (collectively, the “Apollo Sponsors”), (ii) TPG Global, LLC, TPG Capital and any of their respective Affiliates other than any portfolio companies (collectively, the “TPG Sponsors”), (iii) Genting Hong Kong Limited, and any of its respective Affiliates (collectively, the “Genting Sponsors”), and (iv) any

Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors, TPG Sponsors and/or Genting Sponsors; provided that the Apollo Sponsors, TPG Sponsors and/or Genting Sponsors (x) owns a majority of the voting power and (y) controls a majority of the board of directors of the Borrower.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the Issuing Bank, as applicable, to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the Issuing Bank if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Standby Letter of Credit” shall have the meaning provided in Section 2.05(a).

“Statutory Reserves” shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States, the United Kingdom or the European Union or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.

“Subagent” shall have the meaning assigned to such term in Section 9.02.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Borrower. Notwithstanding the foregoing (and except for purposes of Sections 3.08, 3.09, 3.13, 3.15, 3.16, 5.03, 5.09 and 8.01(k), and the definition of “Unrestricted Subsidiary” contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of this Agreement.

“Subsidiary Guarantor” means (i) each direct and indirect Subsidiary of the Borrower which directly owns a Mortgaged Vessel and (ii) each Additional Subsidiary Guarantor.

“Subsidiary Guarantor Pledge Agreement” shall mean each of (a) the Bermuda law Pledge Agreement dated the date hereof between the Equity Holder and the Collateral Agent in respect of the equity of each Subsidiary Guarantor incorporated in and existing under the laws of Bermuda and (b) the Isle of Man law Pledge Agreement dated the date hereof between the

Equity Holder and the Collateral Agent in respect of the equity of each Subsidiary Guarantor incorporated in and existing under the laws of the Isle of Man and (c) any future pledge agreement relating to the Equity Interests of any Subsidiary Guarantor.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary.”

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of the Subsidiaries shall be a Swap Agreement.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by the Borrower substantially in the form of Exhibit D-2.

“Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The aggregate amount of the Swingline Commitments on the Closing Date is $50,000,000.

“Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time. The Swingline Exposure of any Revolving Facility Lender at any time shall mean its Revolving Facility Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means (a) Deutsche Bank acting through any of its Affiliates in its capacity as a lender of Swingline Loans and (b) each Revolving Facility Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loans” shall mean the swingline loans made to the Borrower pursuant to Section 2.04.

“Tax Agreements” shall have the meaning assigned to such term in Section 6.06(b).

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term A Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term A Facility” shall mean the Term A Loan Commitments and the Term A Loans made hereunder.

“Term A Lender” shall mean a Lender with either a Term A Loan Commitment or an outstanding Term A Loan.

“Term A Loans” shall mean (a) the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a) and (b) any Incremental Term Loans in the form of Term A Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(c).

“Term A Loan Commitment” shall mean with respect to each Term A Lender, the commitment of such Term A Lender to make Term A Loans in Dollars as set forth in Section 2.01(a). The initial amount of each Lender’s Term Loan Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The aggregate amount of the Term A Loan Commitments on the Closing Date is $675,000,000.

“Term A Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i).

“Term Borrowing” shall mean any Term A Borrowing, any Incremental Term Borrowing or any other Term Borrowing.

“Term Facility” shall mean the Term A Facility and/or any or all of the Incremental Term Facilities and/or any or all of the Refinancing Term Loans.

“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Term A Facility in effect on the Closing Date, May 24, 2018 and (b) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Term Loan Installment Date” shall mean any Term A Loan Installment Date, any Incremental Term Loan Installment Date or any Other Term Loan Installment Date.

“Term Loans” shall mean the Term A Loans and/or the Incremental Term Loans and/or the Refinancing Term Loans.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period).

“Third Valuation” shall have the meaning assigned to such term in Section 5.16.

“Total Capitalization” shall mean, at any date of determination, the Total Net Funded Debt plus the consolidated stockholders’ equity of the Borrower and its Subsidiaries at such date determined in accordance with GAAP and derived from the then latest unaudited and consolidated financial statements of the Borrower and its Subsidiaries delivered to the Administrative Agent in the case of the first three quarters of each fiscal year and the then latest audited and consolidated financial statements delivered to the Administrative Agent in the case of each fiscal year; provided it is understood that the effect of any impairment of intangible assets shall be added back to stockholders’ equity and provided further, that Total Capitalization shall be determined on a Pro Forma Basis.

“Total Net Funded Debt” shall mean, as at any relevant date:

(i) Indebtedness for borrowed money of the Borrower and its Subsidiaries; and

(ii) the amount of any Indebtedness for borrowed money of any person other than the Borrower or its Subsidiaries but which is guaranteed by the Borrower or any of its Subsidiaries as at such date:

less an amount equal to any Unrestricted Cash as at such date; provided that any unused Commitments and other amounts available for drawing under other revolving or other credit facilities of the Borrower and its Subsidiaries which remain undrawn shall not be counted as cash or indebtedness for the purposes of Total Net Funded Debt and provided further, that Total Net Funded Debt shall be determined on a Pro Forma Basis.

“Total Leverage Ratio” means, on any date, the ratio of (a) (i) the aggregate principal amount of Consolidated Debt of the Borrower and its Subsidiaries outstanding as of the last day of the Test Period most recently ended as of such date less (ii) without duplication, the Unrestricted Cash and Permitted Investments of the Borrower and its Subsidiaries as of the last day of such Test Period, to (b) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Total Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Trade Letter of Credit” shall have the meaning provided in Section 2.05(a)(i).

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and, in the case of the Borrower, the making of the Borrowings hereunder, and (b) the payment of related fees and expenses.

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the ABR.

“Unearned Customer Deposits” shall mean amounts paid to the Borrower or any Subsidiary representing customer deposits for unsailed bookings (whether paid directly by the customer or by a credit card company).

“Unfunded Pension Liability” means the excess of a Plan’s “accumulated benefit obligations” as defined under Statement of Financial Accounting Standards No. 87, over the current fair market value of that Plan’s assets.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United Kingdom” and “U.K.” mean the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” shall mean cash or cash equivalents of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Subsidiaries.

“Unrestricted Subsidiary” shall mean any Subsidiary of the Borrower that is acquired or created after the Closing Date and designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation (as well as all other such designations theretofore consummated after the first day of such Reference Period), the Borrower shall be in Pro Forma Compliance, (c) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04(i), and any prior or concurrent Investments in such Subsidiary by the Borrower or any of its Subsidiaries shall be deemed to have been made under Section 6.04(i), (d) without duplication of clause (c), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.04(i), and (e) such Subsidiary shall have been designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants and defaults) under the Senior Unsecured Notes Indentures, all Permitted Additional Debt and all Permitted Refinancing Indebtedness in respect of any of the foregoing and all Disqualified Stock; provided, further, that at the time of the initial Investment by the Borrower or any of its Subsidiaries in such Subsidiary, the Borrower shall designate such entity as an Unrestricted Subsidiary in a written notice to the Administrative Agent. The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) such Unrestricted Subsidiary, both before and after giving effect to such designation, shall be a Wholly Owned Subsidiary of the Borrower, (ii) no Default or Event of Default has occurred and is continuing or would result therefrom, (iii) immediately after giving effect to such Subsidiary Redesignation (as well as all other Subsidiary Redesignations theretofore consummated after the first day of such Reference Period), the Borrower shall be in Pro Forma Compliance, (iv) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (v) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iv), inclusive, and containing the calculations and information required by the preceding clause (ii).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“Valuation” shall mean, in relation to any Mortgaged Vessel, a valuation of such Mortgaged Vessel made at any relevant time by an Approved Broker with or without physical inspection of such Mortgaged Vessel, on the basis of a sale for prompt delivery for cash at arms’ length on customary commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contracts of employment. If any Approved Broker shall deliver a Valuation indicating a range of values for a Mortgaged Vessel, the Valuation for such Mortgaged Vessel shall be the arithmetic mean of the two endpoints of such range. Further, if any Approved Broker shall deliver a Valuation indicating a value for a Mortgaged Vessel in any currency other than Dollars, the Valuation for such Mortgaged Vessel shall be the Dollar Equivalent thereof. It is agreed that as of the Closing Date and until a Valuation shall have been obtained pursuant to Section 5.16 for any Mortgaged Vessel, the Valuation for such Mortgaged Vessel shall be as follows: (i) $[*] for the NORWEGIAN SUN, (ii) $[*] for the NORWEGIAN DAWN, (iii) $[*] for the NORWEGIAN STAR, (iv) $[*] for the NORWEGIAN SPIRIT, (v) $[*] for the NORWEGIAN PEARL, and (vi) $[*] for the NORWEGIAN GEM.

“Value Component” shall have the meaning assigned to such term in the definition of Loan-to-Value Ratio in this Section 1.01.

“Vessel” shall mean a passenger cruise vessel.

“Vessel Mortgages” shall mean each first priority statutory ship mortgage granting a Lien on a Mortgaged Vessel.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Loan Parties, the Administrative Agent or any other applicable withholding agent.

Section 1.02. Terms Generally. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and

Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented, replaced or otherwise modified from time to time. All references to a person shall include that person’s permitted successors and assigns (subject to any restrictions on assignment set forth herein). With respect to any Default or Event of Default, the words “exist”, “existence”, “occurred” or “continuing” shall be deemed to refer to a Default or Event of Default that has not been waived in accordance with Section 10.08 or, to the extent applicable, cured in accordance with Section 8.02. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

Section 1.03. Exchange Rates; Currency Equivalents. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article VI or paragraph (f) or (j) of Section 8.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

ARTICLE II

THE CREDITS

Section 2.01. Commitments. Subject to the terms and conditions set forth herein:

(a) each Lender agrees to make Term A Loans denominated in Dollars to the Borrower on the Closing Date in a principal amount not to exceed its Term A Loan Commitment;

(b) each Lender agrees to make Revolving Facility Loans denominated in Dollars of a Class to the Borrower from time to time during the Availability Period

(except that no Revolving Facility Loans may be borrowed on the Closing Date) in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure of such Class exceeding such Lender’s Revolving Facility Commitment of such Class or (ii) the Revolving Facility Credit Exposure of such Class exceeding the total Revolving Facility Commitments of such Class. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow amounts under the Revolving Facility Loans; and

(c) each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans denominated in Dollars to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment.

Section 2.02. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility (or, in the case of Swingline Loans, in accordance with their respective Swingline Commitments); provided, however, that Revolving Facility Loans of any Class shall be made by the Revolving Facility Lenders of such Class ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that unless otherwise agreed by all the Lenders, (i) the obligations of a Lender under the Loan Documents are several, (ii) failure by a Lender to perform its obligations does not affect the obligations of any other party under the Loan Documents, (iii) no Lender is responsible for the obligations of any other Lender under the Loan Documents, (iv) the rights of a Lender under the Loan Documents are separate and independent rights, (v) a Lender may, except as otherwise stated in the Loan Documents, separately enforce those rights and (vi) a debt arising under the Loan Documents to a Lender is a separate and independent debt.

(b) Subject to Section 2.14, (i) each Borrowing (other than a Swingline Borrowing) shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Swingline Borrowing shall be an ABR Borrowing. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c) At the commencement of each Interest Period for any Eurocurrency Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided, that there shall not at any time be more than a total of (1) 10 Eurocurrency Borrowings outstanding under the Term Facility and (2) 10 Eurocurrency Borrowings outstanding under the Revolving Facility.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date or the Term Facility Maturity Date for such Class, as applicable.

Section 2.03. Requests for Borrowings. To request a Revolving Facility Borrowing and/or a Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing not later than 12:00 noon, Local Time, three Business Days before the date of the proposed Borrowing; provided, that any such notice of an ABR Revolving Facility Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether such Borrowing is to be a Borrowing of Term A Loans, Revolving Facility Loans, Other Incremental Revolving Loans, Other Revolving Loans, Replacement Revolving Loans, Refinancing Term Loans or Other Incremental Term Loans;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. Swingline Loans

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans denominated in Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment or (ii) the Revolving Facility Credit Exposure of the applicable Class exceeding the total Revolving Facility Commitments of such Class; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Borrowing, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by a Swingline Borrowing Request by electronic means), not later than 1:00 p.m., Local Time, on the day of a proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date of such Swingline Borrowing (which shall be a Business Day) and (ii) the amount of the requested Swingline Borrowing. The Swingline Lender shall consult with the Administrative Agent as to whether the making of the Swingline Loan is in accordance with the terms of this Agreement prior to the Swingline Lender funding such Swingline Loan. The Swingline Lender shall make each Swingline Loan in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Borrower (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, on any Business Day require the Revolving Facility Lenders of the applicable Class to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Facility Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Lender’s applicable Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the Swingline Lender, such Revolving Facility Lender’s applicable Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Facility Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Facility Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Facility Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Facility Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided, that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d) The Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Facility Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Facility Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Facility Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Facility Lender in its capacity as a lender of Swingline Loans hereunder.

Section 2.05. Letters of Credit.

(a) General.

(i) Subject to the terms and conditions set forth herein, the Borrower may request the issuance of (w) trade letters of credit in support of trade obligations of the Loan Parties and their Affiliates incurred in the ordinary course of business (such letters of credit issued for such purposes, “Trade Letters of Credit”) and (x) standby letters of credit issued for any other lawful purposes of

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the Loan Parties and their Affiliates (such letters of credit issued for such purposes, “Standby Letters of Credit”), in each case, for its own account in Dollars and in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the applicable Availability Period and prior to the date that is five Business Days prior to the applicable Revolving Facility Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(ii) The Issuing Bank shall not be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect with respect to such Issuing Bank on the date hereof, or any unreimbursed loss, cost or expense (including as a result of Basel III) which was not applicable or in effect with respect to such Issuing Bank as of the date hereof and which such Issuing Bank reasonably and in good faith deems material to it.

(b) Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (three Business Days in advance of the requested date of issuance, amendment or extension or such shorter period as the Administrative Agent and the Issuing Bank in their sole discretion may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or a Trade Letter of Credit, and such other information as shall be necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit, (ii) the applicable Revolving Facility Credit Exposure shall not exceed the applicable Revolving Facility Commitments.

(c) Expiration Date. Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the Administrative Agent and the Issuing Bank in their sole discretion) after the date of the issuance of such Standby Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon by the Administrative Agent and the Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is five Business Days prior to the applicable Revolving Facility Maturity Date; provided, that any Standby Letter of Credit with a one year tenor may provide for automatic extension thereof for additional one year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Standby Letter of Credit permits the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued; provided, further, that if the Issuing Bank and the Administrative Agent each consent in their sole discretion, the expiration date on any Standby Letter of Credit may extend beyond the date referred to in clause (ii) above, provided, that if any such Standby Letter of Credit is outstanding or is issued under the Revolving Facility Commitments of any Class after the date that is 30 days prior to such Revolving Facility Maturity Date for such Class the Borrower shall provide cash collateral pursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank in an amount equal to [*]% of the face amount of each such Standby Letter of Credit on such date of issuance. Each Trade Letter of Credit shall expire on the earlier of (x) 180 days after such Trade Letter of Credit’s date of issuance or (y) the date five Business Days prior to the applicable Revolving Facility Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under the Revolving Facility Commitments of any Class and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender under such Class, and each such Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s applicable Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Facility Lender’s Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason, in each case, in Dollars. Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments or the fact that, as a result of changes in currency exchange rates, such Revolving Facility Lender’s Revolving Facility Credit Exposure at any time might exceed its Revolving Facility Commitment at such time (in which case Section 2.11(f) would apply), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse (or cause the applicable Loan Party or Subsidiary to reimburse) such L/C Disbursement by paying to the Administrative Agent an amount in Dollars equal to such L/C Disbursement not later than 2:00 p.m., Local Time, on the same day (or if such day is not a Business Day, the next following Business Day) the Borrower receives notice under paragraph (g) of this Section of such L/C Disbursement, together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to ABR Revolving Facility Loans of the applicable Class; provided, that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Facility Borrowing or a Swingline Borrowing of the applicable Class, as applicable, in an equivalent amount and currency and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing or Swingline Borrowing. If the Borrower fails to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other applicable Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender with a Revolving Facility Commitment of the applicable Class shall pay to the Administrative Agent in Dollars, its Revolving Facility Percentage (as specified by the Administrative Agent to such Revolving Facility Lender at the time) of the payment then due from the Borrower in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders in Dollars and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

(f) Obligations Absolute. The obligation of the Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute,

unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided, that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are determined by a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by electronic means) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make a L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans of the applicable Class; provided, that, if such L/C Disbursement is not reimbursed by the Borrower when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, (i) in the case of an Event of Default described in Section 8.01(h) or (i), on the Business Day or (ii) in the case of any other Event of Default, on the third Business Day, in each case, following the date on which the Borrower receives notice from the Administrative Agent (or, if the maturity of the Loans has been accelerated, Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with or at the direction of the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the Revolving L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided, that upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 8.01, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind. Each such deposit pursuant to this paragraph shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the

Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, the Borrower, in each case, in Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or the termination of the Defaulting Lender status, as applicable.

(k) Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent designate up to three Lenders (in addition to Deutsche Bank) each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

(l) Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and the Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised the Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount and currency of such L/C Disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.

Section 2.06. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time on the Business Day specified in the applicable Borrowing Request, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided, that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided, that ABR Revolving Loans and Swingline Borrowings made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate as reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the Borrowing.

Section 2.07. Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in the Borrowing Request. Thereafter, the Borrower may elect to convert the Borrowing to a different Type or to continue the Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising the Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type and in the applicable currency resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Interest Election Request in the form of Exhibit E and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless the Borrowing is repaid as provided herein, at the end of such Interest Period the Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08. Termination and Reduction of Commitments.

(a) Unless previously terminated, the Revolving Facility Commitments of each Class shall terminate on the applicable Revolving Facility Maturity Date for such Class.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments of any Class; provided, that (i) each reduction of the Revolving Facility Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments of such Class) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11, the Revolving Facility Credit Exposure of such Class would exceed the total Revolving Facility Commitments of such Class.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided, that a notice of termination of the Revolving Facility Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.09. Repayment of Loans; Evidence of Debt.

(a) Each Borrower hereby jointly and severally unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan to the Borrower on the Revolving Facility Maturity Date applicable to such Revolving Facility Loans, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan applicable to any Class of Revolving Facility Commitments on the earlier of the Revolving Facility Maturity Date for such Class and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided, that on each date that a Revolving Facility Borrowing is made by a Borrower, the Borrower shall repay all Swingline Loans then outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”) in the applicable form set out in Exhibit L. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.10. Repayment of Term Loans and Revolving Facility Loans.

(a) Subject to the other paragraphs of this Section:

(i) the Borrower shall repay Term A Borrowings on the last day of each March, June, September and December of each year (commencing September 2013) and on the applicable Term Facility Maturity Date or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being referred to as a “Term A Loan Installment Date”), in an aggregate principal amount of the Term A Loans equal to (A) in the case of quarterly payments due prior to the applicable Term Facility Maturity Date and on or prior to the second anniversary of the Closing Date, an amount equal to 1.25% of the aggregate principal amount of Term A Loans outstanding immediately after the Closing Date, (B) in the case of quarterly payments due prior to the applicable Term Facility Maturity Date but after the second anniversary of the Closing Date, an amount equal to 2.50% of the aggregate principal amount of Term A Loans outstanding immediately after the Closing Date, and (C) in the case of such payment due on the Term Facility Maturity Date, an amount equal to the then unpaid principal amount of the Term A Loans outstanding;

(ii) in the event that any Incremental Term Loans are made on an Increased Amount Date, the Borrower shall repay such Incremental Term Loans on the dates and in the amounts set forth in the Incremental Assumption Agreement (each such date being referred to as an “Incremental Term Loan Installment Date”);

(iii) in the event that any Refinancing Term Loans are made pursuant to Section 2.21(j), the Borrower (or the relevant obligor) shall repay such Refinancing Term Loans on the dates and in the amounts set forth in the related Incremental Assumption Agreement (each such date being referred to as an “Other Term Loan Installment Date”); and

(iv) to the extent not previously paid, outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date.

(b) To the extent not previously paid, outstanding Revolving Facility Loans of each Class shall be due and payable on the applicable Revolving Facility Maturity Date.

(c) Prepayment of the Loans from:

(i) any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans under the applicable Class or Classes as the Borrower may direct; and

(ii) all Net Proceeds pursuant to Section 2.11(b) shall be allocated among the Term Facilities, with the application thereof (A) to reduce in direct order amounts due on the next twelve succeeding Term Loan Installment Dates under the applicable Term Facilities as provided in paragraph (d) below, and (B) thereafter, to reduce on a pro rata basis (based on the amount of such amortization payments) the remaining scheduled amortization payments under the applicable Term Facilities; provided, that any Lender, at its option, may elect to decline any such prepayment (such declined amounts, the “Declined Proceeds”) of any Term Loan held by it if it shall give written notice to the Administrative Agent thereof by 11:00 A.M. Local Time at least three Business Days prior to the date of such prepayment (any such Lender, a “Declining Lender”). Any Declined Proceeds shall be offered to the Lenders not so declining such repayment on a pro rata basis; provided, that any such non-Declining Lender, at its option, may elect to decline any such prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent. To the extent such non-declining Lenders elect to decline their pro rata share of such Declined Proceeds, any Declined Proceeds remaining thereafter on the date of any such prepayment shall instead be retained by the Borrower for application for any purpose not prohibited by this Agreement.

(d) Any mandatory prepayment of Term Loans pursuant to Section 2.11(b) shall be applied so that the aggregate amount of such prepayment is allocated among the Term A Loans, the Other Incremental Term Loans and the Refinancing Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Term A Loans, Other Incremental Term Loans and Refinancing Term Loans, if any (unless, with respect to Other Incremental Term Loans or Refinancing Term Loans or the Incremental Assumption Agreement relating thereto does not so require). Prior to any repayment of any Loan under any Facility hereunder, the Borrower shall select the Borrowing or Borrowings under the applicable Facility to be repaid and shall notify the Administrative Agent by telephone (confirmed by electronic means) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a Eurocurrency Borrowing, three Business Days before the scheduled date of such repayment, which notice shall be irrevocable except to the extent conditioned on a refinancing or other event. Each repayment of a Borrowing (x) in the case of the Revolving Facility of any Class, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposure of the Revolving Facility Lenders of such Class at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Loans (other than repayments of ABR Revolving Facility Borrowings that are not made in connection with the termination or permanent reduction of the applicable Revolving Facility Commitment) shall be accompanied by accrued interest on the amount repaid.

Section 2.11. Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d).

(b) The Borrower shall apply all Net Proceeds promptly upon receipt thereof to prepay Term Loans in accordance with paragraphs (c) and (d) of Section 2.10. Notwithstanding the foregoing, the Borrower may use a portion of such Net Proceeds pursuant to clause (a) of the definition thereof to prepay or repurchase Pari Passu Senior Secured Notes to the extent any applicable Senior Secured Notes Indenture requires the Borrower to prepay or make an offer to purchase such Pari Passu Senior Secured Notes with the proceeds of such Asset Sale, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Pari Passu Senior Secured Notes and with respect to which such a requirement to prepay or make an offer to purchase exists and the denominator of which is the sum of the outstanding principal amount of such Pari Passu Senior Secured Notes and the outstanding principal amount of Term Loans.

(c) [Reserved].

(d) In the event and on such occasion that the total Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class, the Borrower shall prepay Revolving Facility Borrowings or Swingline Borrowings of such Class (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(e) In the event and on such occasion as the Revolving L/C Exposure exceeds the Letter of Credit Sublimit, the Borrower shall deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j) in an amount equal to such excess.

Section 2.12. Fees.

(a) The Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the date that is 10 Business Days after the last day of March, June, September and December in each year (commencing June 2013), and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the applicable Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

(b) The Borrower from time to time agrees to pay (i) to each Revolving Facility Lender of each Class (other than any Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December of each year (commencing June 2013) and on the Revolving Facility Maturity Date (or such other date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein), a fee (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) of such Class, during the preceding quarter (or shorter period commencing with the Closing Date or ending with the applicable Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments of such Class shall be terminated) at the rate per annum equal to the Applicable Margin for Eurocurrency Revolving Facility Borrowings of such Class effective for each day in such period, and (ii) to each Issuing Bank, for its own account (x) on the last Business Day of March, June, September and December of each year (commencing June 2013) and on the Revolving Facility Maturity Date (or such other date on which the Revolving Facility Commitments of all the Lenders shall be terminated), a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 0.125% per annum of the daily average stated amount of such Letter of Credit), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c) The Borrower agrees to pay to the Administrative Agent, for the accounts of the Administrative Agent and the Collateral Agent, the agency fees set forth in any fee letters entered into between the Agents, the Arrangers, and the Joint Bookrunners, as such letters may be amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the fees payable to the Administrative Agent being the “Administrative Agent Fees”, and the fees payable to the Collateral Agent being the “Collateral Agent Fees”).

(d) [Reserved].

(e) [Reserved].

(f) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.13. Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the ABR plus the Applicable Margin.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided, that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 10.08.

(d) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments and (iii) in the case of the Term Loans, on the applicable Term Facility Maturity Date; provided, that (A) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders or the Majority Lenders under the Revolving Facility of any Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic means as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank; or

(ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Lender or Issuing Bank to any Tax with respect to any Loan Document or any Eurocurrency Loan or Letter of Credit thereunder (other than (i) Taxes indemnifiable under Section 2.17, or (ii) Excluded Taxes), and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17. Taxes.

(a) Any and all payments made by or on behalf of any Loan Party hereunder or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if an applicable Withholding Agent shall be required by law to deduct or withhold any Taxes from such payments, then (i) the applicable Withholding Agent shall make such deductions or withholdings as are reasonably determined by the applicable Withholding Agent to be required by any applicable law, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall indemnify and hold harmless the Administrative Agent and each Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of Section 2.17(e), each Foreign Lender with respect to any Loan made to the Borrower shall, to the extent it is legally eligible to do so:

(1) deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Foreign Lender is due hereunder, two copies of (A) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN (or any applicable successor form) (together with a certificate substantially in the form of Exhibit O-1 - Exhibit O-4 as appropriate (a “Non-Bank Tax Certificate”), (B) Internal Revenue Service Form W-8BEN or Form W-8ECI (or any

applicable successor form), in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above; provided that if the Foreign Lender is a partnership and not a participating Lender, and one or more of the partners is claiming portfolio interest treatment, the Non-Bank Tax Certificate may be provided by such Foreign Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(2) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

Any Foreign Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the Borrower and the Administrative Agent in writing of such Foreign Lender’s inability to do so.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and, if necessary, to determine the amount to deduct and withhold from such payment.

Each Person that shall become a Participant pursuant to Section 10.04 or a Lender pursuant to Section 10.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.17(e); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Person from which the related participation shall have been purchased.

In addition, to the extent it is legally eligible to do so, each Administrative Agent shall deliver to the Borrower (x)(I) prior to the date on which the first payment by the Borrower is due hereunder or (II) prior to the first date on or after the date on which such Agent becomes a successor Agent pursuant to Section 9.09 on which payment by the Borrower is due hereunder, as applicable, two copies of a properly completed and executed IRS Form W-9 certifying its exemption from U.S.

Federal backup withholding or a properly completed and executed applicable IRS Form W-8 certifying its non-U.S. status and its entitlement to any applicable treaty benefits, and (y) on or before the date on which any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrower, and from time to time if reasonably requested by the Borrower, two further copies of such documentation.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. In such event, such Lender or Administrative Agent, as the case may be, shall, at the Loan Party’s request, provide the Loan Party with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or Administrative Agent may delete any information therein that it deems confidential). A Lender or Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. This Section 2.17(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems, in good faith and in its sole discretion, to be confidential) to the Loan Parties or any other person.

(g) If the Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Loan Party has paid additional amounts as indemnification payments, each affected Lender or Administrative Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and Administrative Agent harmless against any out-of-pocket expenses incurred by such person in connection with any request made by the Borrower pursuant to this Section 2.17(g). Nothing in this Section 2.17(g) shall obligate any Lender or Administrative Agent to take any action that such person, in its sole judgment, determines may result in a material detriment to such person.

(h) For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and any Swingline Lender.

Section 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set offs.

(a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16 or 2.17 and 10.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal of Swingline Loans and unreimbursed L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties, and (iii) third, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C

Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph (c) shall apply unless the assignment is pursuant to a Permitted Loan Purchase). The Borrower consents to the foregoing and agrees, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(c), 2.05(d) or (e), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrower are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice from the Borrower to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Bank), which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 10.04(b)(ii)(B)), to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrower’s request) assign its Loans and its Commitments (or, at the Borrower’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver, discharge or termination) hereunder to one or more assignees

(except as expressly set forth in the proviso below, in accordance with and subject to the restrictions contained in Section 10.04) reasonably acceptable to (i) the Administrative Agent (unless, in the case of an assignment of Term Loans, such assignee is a Lender, an Affiliate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Bank; provided that: (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.04; provided, that if such Non–Consenting Lender does not comply with Section 10.04 within three Business Days after Borrower’s request, compliance with Section 10.04 shall not be required to effect such assignment.

Section 2.20. Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurocurrency Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either prepay or convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.21. Incremental Commitments.

(a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, in an amount not to exceed the Incremental Amount from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving Facility Commitments, as the case may be, in their own discretion; provided, that each Incremental Revolving Facility Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) unless such Incremental Revolving Facility Lender is a Lender, an Affiliate of a Lender or an Approved Fund. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $25,000,000 or equal to the remaining Incremental Amount), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are requested to become effective (the “Increased Amount Date”), (iii) in the case of Incremental Revolving Facility Commitments, whether such Incremental Revolving Facility Commitments are to be commitments to make revolving loans with pricing and amortization terms identical to an existing Class of Revolving Facility Loans (which may be part of such existing Class) or commitments to make revolving loans with pricing and/or amortization terms different from all existing Classes of Revolving Facility Loans (“Other Incremental Revolving Loans”), and (iv) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be commitments to make term loans with pricing and amortization terms identical to an existing Class of Term Loans (which may be part of such existing Class) or commitments to make term loans with pricing and amortization terms different from all existing Classes of Term Loans (“Other Incremental Term Loans”).

(b) The Borrower and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Facility Commitments; provided, that (i) the Other Incremental Term Loans shall rank pari passu or junior in right of payment and of security with any existing Class of Term A Loans, (ii) the final maturity date of any Other Incremental Term Loans shall be no earlier than the Latest Maturity Date and, except as to pricing, amortization, call premiums, call protection and final maturity date, shall have (x) the same terms as an existing Class of Term Loans or (y) such other terms (including as to guarantees and collateral) as shall be reasonably satisfactory to the Administrative Agent, (iii) the weighted average life to maturity of any Other Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the then-outstanding Class of Term Loans with the longest weighted average life to maturity, (iv) the Other Incremental Revolving Loans shall rank pari passu in right of payment and of security with the Revolving Facility Loans, (v) the final maturity date of any Other Incremental Revolving Loans shall be no earlier than the Revolving Facility Maturity Date and, except as to pricing, amortization and final maturity date and the matters addressed by clause (iv) above, shall have (x) the same terms as the Revolving Facility Loans or (y) such other terms (including as to guarantees and collateral) as shall be reasonably satisfactory to the Administrative Agent, (vi) the weighted average life to maturity of any Other Incremental Revolving Loans shall be no shorter than the remaining weighted average life to maturity of any other Class of Revolving Facility Loans and (vii) the Other Incremental Revolving Loans and the Other Incremental Term Loans shall be denominated in U.S. dollars and borrowed by the Borrower; provided, further that the All-in Yield in respect of any Other Incremental Term Loan and/or Other Incremental Revolving Loan incurred prior to the date that is twelve (12) months after the Closing Date shall be the same as that applicable to the Term Loans and/or the Revolving Facility Loans; except that the All-in Yield in respect of any such Other Incremental Term Loan and/or any such Other Incremental Revolving Loan may exceed the Applicable Margin for any other Class of Term Loans and/or Revolving Facility Loans, respectively, by no more than [*]% (it being understood that any such increase may take the form of original issue discount (“OID”), with OID being equated to the interest rates in a manner reasonably determined by the Administrative Agent based on an assumed four-year life to maturity), or if it does so exceed such All-in Yield, the Applicable Margin with respect to each Class of Term Loans and/or Revolving Facility Loans shall be increased so that the All-in Yield in respect of such Other Incremental Term Loan or Other Incremental Revolving Loan, as the case may be is no more than [*]% higher than the All-in Yield for each Class of Term Loans or Revolving Facility Loans, respectively. Each of the parties hereto hereby agrees that, (i) upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments evidenced thereby as provided for Section 10.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c) Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower, (ii) the Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation as required by the relevant Incremental Assumption Agreement and, to the extent required by the Administrative Agent, consistent with those delivered on the Closing Date and such additional customary documents and filings (including amendments to the Vessel Mortgages and other Security Documents) as the Administrative Agent may reasonably require to assure that the Incremental Term Loans and/or Revolving Facility Loans in respect of Incremental Revolving Facility Commitments are secured by the Collateral ratably with (or, to the extent agreed by the applicable Incremental Term Lenders and/or the applicable Incremental Revolving Facility Lenders in the applicable Incremental Assumption Agreement, junior to) one or more Classes of then-existing Term Loans and Revolving Facility Loans and (iii) the Borrower shall be in Pro Forma Compliance after giving effect to such Incremental Term Loan Commitment and/or Incremental Revolving Facility Commitments and the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Incremental Term Loans), when originally made, are included in each outstanding Borrowing of the applicable Class of Term Loans on a pro rata basis, and (ii) all Revolving Facility Loans in respect of Incremental

Revolving Facility Commitments (other than Other Incremental Revolving Loans), when originally made, are included in each outstanding Borrowing of the applicable Class of Revolving Facility Loans on a pro rata basis. The Borrower agrees that Section 2.16 shall apply to any conversion of Eurocurrency Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.

(e) Notwithstanding anything to the contrary in Section 2.18(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.21), pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans and/or Revolving Facility Commitments, on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable) and on the same terms (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan for such Lender (if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”)) or an Incremental Revolving Facility Commitment for such Lender (if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment”)).

(f) The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Facility Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Facility Commitments; provided that (i) except as to interest rates, fees, amortization, call premiums, call protection, final maturity date and participation in prepayments (which shall, subject to clauses (ii) through (v) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as the Term A Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the latest Term Facility Maturity Date in effect on the date of incurrence, (iii) the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees and final maturity and the matters addressed by Section 2.21(b)(iv) (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment

shall have (x) the same terms as the existing Revolving Facility Commitments or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent, and (v) any Extended Term Loans and/or Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 10.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Incremental Assumption Agreement with respect to any Extended Revolving Facility Commitments, and with the consent of each Swingline Lender and Issuing Bank, participations in Swingline Loans and Letters of Credit shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Incremental Assumption Agreement, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitment.

(g) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Incremental Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.

(h) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Extended Term Loans and Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitments pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than compliance with Section 2.21(e) through (i) and notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby, (v) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations of the relevant

Loan Parties under this Agreement and the other Loan Documents and (vi) no Issuing Bank or Swingline Lender shall be obligated to provide Swingline Loans or issue Letters of Credit under such Extended Revolving Facility Commitments unless it shall have consented thereto.

(i) Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

(j) Notwithstanding anything to the contrary in Section 2.18(c) (which provisions shall not be applicable to clause (j) through (o) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (“Refinancing Term Loans”), the Net Proceeds of which are used to repay Term Loans. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that: (i) before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.01 shall be satisfied; (ii) the weighted average life to maturity of such Refinancing Term Loans shall be no shorter than the then-remaining weighted average life to maturity of the refinanced Term Loans; (iii) the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees and expenses; and (iv) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and final maturity which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) shall be substantially similar to, or less favorable to the Lenders providing such Refinancing Term Loans than, those applicable to the Term A Loans except to the extent such covenants and other terms apply solely to any period after the date specified in clause (a) of the definition of Term Facility Maturity Date. In addition, notwithstanding the foregoing, the Borrower may establish Refinancing Term Loans to refinance and/or replace all or any portion of a Revolving Facility Commitment (regardless of whether Revolving Facility Loans are outstanding under such Revolving Facility Commitments at the time of incurrence of such Refinancing Term Loans), so long as (i) the aggregate amount of such Refinancing Term Loans does not exceed the aggregate amount of Revolving Facility Commitments terminated at the time of incurrence thereof, (ii) if the Revolving Facility Credit Exposure outstanding on the Refinancing Effective Date would exceed the aggregate amount of Revolving Facility Commitments outstanding in each case after giving effect to the termination of such Revolving Facility Commitments, the Borrower shall take one or more actions such that such Revolving Facility Credit Exposure does not exceed such aggregate amount of Revolving Facility Commitments in effect on the Refinancing Effective Date after giving effect to the termination of such Revolving Facility Commitments (it being understood that such (x) Refinancing Term Loans may be provided by the Lenders holding the Revolving Facility Commitments being terminated and/or by any other person that would be a permitted Assignee hereunder and (y) the proceeds of such Refinancing Term Loans shall not constitute Net Proceeds hereunder), (iii) before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date, each of the conditions set forth in Section 4.01 shall be satisfied, (iv) the weighted average life to maturity of the Refinancing Term Loans shall be no shorter than the remaining life to termination of the terminated Revolving Facility Commitments, (v) the final maturity of the Refinancing Term Loans shall be no earlier than the termination date of the terminated Revolving Facility Commitments and (vi) the other terms applicable to such Refinancing Term Loans (other than provisions relating to upfront fees and interest rates, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans), shall be substantially similar to, or less favorable to the Lenders providing such Refinancing Term Loans than, those applicable to the terminated Revolving Facility Commitments except to the extent such covenants and other terms apply solely to any period after the date specified in clause (a) of the definition of Term Facility Maturity Date.

(k) The Borrower may approach any Lender or any other person that would be a permitted Assignee pursuant to Section 10.04 to provide all or a portion of the Refinancing Term Loans; provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Term Loans made to the Borrower.

(l) Notwithstanding anything to the contrary in Section 2.18(c) (which provisions shall not be applicable to clause (l) through (o) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Revolving Facility Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that: (i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.01 shall be satisfied; (ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date; (iii) no Replacement Revolving Facility Commitments shall have a final maturity date prior to the latest Revolving Facility Maturity Date in effect at the time of incurrence; (iv) all other terms applicable to such Replacement Revolving Facility Commitments (other than provisions relating to (x) fees and interest rates which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any Letter of Credit Sublimit and Swingline Commitment under such Replacement Revolving Facility which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement Issuing Bank and replacement Swingline Lender, if any, under such Replacement Revolving Facility Commitments) shall be substantially similar to, or less favorable to the Lenders providing such Replacement Revolving Facility Commitments than, those applicable to the then-outstanding Revolving Facility, except to the extent such covenants and other terms apply solely to any period after the date specified in clause (a) of the definition of Term Facility Maturity Date. In addition, the Borrower may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other person that would be a permitted Assignee hereunder) so long as (i) before and after giving effect to the establishment such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.01 shall be satisfied, (ii) the weighted average life to termination of such Replacement Revolving Facility Commitments shall be not shorter than the weighted average life to maturity then applicable to the refinanced Term Loans, (iii) the final termination date of the Replacement Revolving Facility Commitments shall be no earlier than the refinanced Term Loans and (iv) the condition in clause (iv) of the preceding sentence has been satisfied.

(m) The Borrower may approach any Lender or any other person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 10.04 to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Revolving Facility Commitments.

(n) On any Replacement Revolving Facility Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Replacement Revolving Facility Commitments of such Class shall purchase from each of the other Lenders with Replacement Revolving Facility Commitments of such Class, at the principal amount thereof and in the applicable currencies, such interests in the

Replacement Revolving Loans and participations in Letters of Credit and Swingline Loans under such Replacement Revolving Facility Commitments of such Class then outstanding on such Replacement Revolving Facility Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans and participations of such Replacement Revolving Facility Commitments of such Class will be held by the Lenders thereunder ratably in accordance with their Replacement Revolving Facility Commitments.

(o) For purposes of this Agreement and the other Loan Documents, (i) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Incremental Term Loan having the terms of such Refinancing Term Loan and (ii) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Refinancing Term Loans and Replacement Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (j) or (l) above, as applicable, and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.

Section 2.22. Defaulting Lender.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent hereunder for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline

Lender hereunder, third, to cash collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(j), fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j), sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender.

(B) Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral.

(C) With respect to any Commitment Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.01 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.05(j).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

On the date of each Credit Event as provided in Section 4.01, the Borrower represents and warrants to each of the Lenders that:

Section 3.01. Organization; Powers. Except as set forth on Schedule 3.01, the Borrower and each Material Subsidiary (a) is a partnership, limited liability company or corporation duly organized (or incorporated), validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization or incorporation, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

Section 3.02. Authorization. The execution, delivery and performance by the Borrower and each of the Subsidiary Guarantors of each of the Loan Documents to which they are a party, and the borrowings hereunder and the transactions forming a part of the Transactions (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by such Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clauses (i)(B), (i)(C) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any such Subsidiary Guarantor, other than the Liens created by the Loan Documents and Permitted Liens.

Section 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

Section 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, the creation, perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements or other similar filing or instruments under the laws of any applicable jurisdiction, (b) registration of the Vessel Mortgages, (c) such as have been made or obtained and are in full force and effect, (d) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (e) filings or other actions listed on Schedule 3.04.

Section 3.05. Financial Statements. The audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of December 31, 2010, 2011 and 2012, and the audited consolidated statements of income, stockholders’ or other equity holders’ equity and cash flows for such fiscal years, reported on by and accompanied by a report from PricewaterhouseCoopers LLP, copies of which have heretofore been made available to each Lender, present fairly in all material respects the consolidated financial position of the Borrower as of such date and the consolidated results of operations, shareholders’ or other equity holders’ equity and cash flows of the Borrower for the years then ended.

Section 3.06. No Material Adverse Effect. Since December 31, 2012, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has or would reasonably be expected to have a Material Adverse Effect.

Section 3.07. Title to Properties; Possession Under Leases.

(a) Each of the Borrower, each other Loan Party and each other Material Subsidiary has good record and insurable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties and has good and marketable title to its personal property and assets (including any Mortgaged Vessel owned by such person), in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(b) Each Loan Party and each other Material Subsidiary has complied with all material obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.07(b), each Loan Party and Material Subsidiary enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Each Loan Party and each other Material Subsidiary owns or possesses, or is licensed to use, all patents, trademarks, service marks, trade names and copyrights, all applications for any of the foregoing and all licenses and rights with respect to the foregoing necessary for the present conduct of its business, without any conflict (of which the Borrower has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the Borrower and each Material Subsidiary, as the case may be, except where such conflicts and restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or except as set forth on Schedule 3.07(c).

Section 3.08. Subsidiaries.

(a) Schedule 3.08(a) sets forth as of the Closing Date, the name and jurisdiction of incorporation, formation or organization of the Borrower and each direct and indirect Subsidiary and, in each case, the percentage of each class of Equity Interests owned by the Borrower or by any such Subsidiary.

(b) As of the Closing Date, after giving effect to the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of any Loan Party or Material Subsidiary, except as set forth on Schedule 3.08(b).

Section 3.09. Litigation; Compliance with Laws.

(a) There are no actions, suits or proceedings at law or in equity or in admiralty by or on behalf of any Governmental Authority or third party now pending or in arbitration now pending, or, to the knowledge of any Loan Party, threatened in writing against or affecting such Loan Party or any Material Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) No Loan Party, Material Subsidiary or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including the USA PATRIOT

Act and any zoning, building, ordinance, code or approval or any building permit, including, as to the Mortgaged Vessels, the ISM Code, the ISPS Code and ICPPS Annex VI and any rule or order of the United States Coast Guard, the Bahamas or any port state control authority, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or agreement affecting any Mortgaged Vessel, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 3.10. Federal Reserve Regulations.

(a) Neither any Borrower nor any Material Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

Section 3.11. Investment Company Act. None of the Borrower or any Material Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.12. Use of Proceeds.

(a) The Borrower will use the proceeds of Loans borrowed on the Closing Date, to repay in full all Indebtedness under the Existing Credit Agreement, permanently cancel any available commitments to extend credit thereunder and to pay fees and expenses related to any of the foregoing.

(b) The Borrower will use the proceeds of Revolving Facility Loans borrowed from time to time after the occurrence of the Closing Date and the Letters of Credit issued from time to time for general corporate or other entity purposes (including without limitation, permitted acquisitions).

Section 3.13. Tax Returns. Except where the failure of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) each Loan Party and each Material Subsidiary has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it (including in its capacity as a withholding agent) and has paid all Taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP (or in the case of a Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction) and (b) each Loan Party and each Material Subsidiary have provided adequate reserves in accordance with GAAP (or in the case of a Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction) for all Taxes of each Loan Party and each Material Subsidiary not yet due and payable.

Section 3.14. No Material Misstatements.

(a) All written information (other than the Projections, estimates and information of a general economic nature) (the “Information”) concerning the Loan Parties, the Material Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and/or the Administrative Agent and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b) The Projections, estimates and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections and estimates were furnished to the Lenders and/or the Administrative Agent and as of the Closing Date, and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower.

Section 3.15. Employee Benefit Plans.

(a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which any Loan Party, Material Subsidiary or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) no Plan has any Unfunded Pension Liability in excess of $[*]; (iv) no ERISA Event has occurred or is reasonably expected to occur; and (v) no Loan Party, Material Subsidiary or ERISA Affiliate (A) has received any written notification that any

Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated or (B) has incurred or is reasonably expected to incur any withdrawal liability to any Multiemployer Plan.

(b) Each Loan Party and Subsidiary is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

Section 3.16. Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) no Environmental Claim has been received by any Loan Party or Material Subsidiary, and there are no Environmental Claims pending or, to any Loan Party’s knowledge, threatened, in each case relating to any Loan Party or Material Subsidiary or their respective properties or the Mortgaged Vessels, (b) each Loan Party and Material Subsidiary is in compliance with Environmental Laws, (c) each Loan Party and Material Subsidiary has all permits, licenses and other approvals required under Environmental Laws for its operations as currently conducted (“Environmental Permits”) and is in compliance with the terms of such Environmental Permits, (d) no Hazardous Material is located at, on or under any property currently or, to any Loan Party’s knowledge, formerly owned, operated or leased by any Loan Party or Material Subsidiary or their predecessors that would reasonably be expected to give rise to any Environmental Liability, and no Hazardous Material has been generated, used, treated, stored, handled, controlled, transported to or Released at, on, from, to or under any location or any Mortgaged Vessel in a manner that would reasonably be expected to give rise to any Environmental Liability, (e) there are no agreements in which any Loan Party or Material Subsidiary has expressly assumed or undertaken responsibility for any known or reasonably likely Environmental Liability of any other person, and (f) there has been no written environmental assessment or audit conducted since January 1, 2013 (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect), by or on behalf of any Loan Party or Material Subsidiary of any of the Mortgaged Vessels or properties currently or, to any Loan Party’s knowledge, formerly owned or leased by any Loan Party or Material Subsidiary that has not been made available to the Administrative Agent prior to the date of this Agreement.

Section 3.17. Security Documents.

(a) Each Vessel Mortgage in favor of the Collateral Agent executed and delivered on the Closing Date for the benefit of the Secured Parties, is effective to create a legal, valid and enforceable Lien on all the applicable Loan Party’s right, title and interest in and to the whole of the Mortgaged Vessel covered thereby and the proceeds thereof, and when the Vessel Mortgages are registered in accordance with the laws of the Bahamas, each Vessel Mortgage shall constitute (x) a first priority “statutory mortgage” on the Mortgaged Vessels covered thereby in favor of the Collateral Agent for the benefit of the Secured Parties in accordance with the Merchant Shipping Act, Chapter 268 of the Statute Laws of The Bahamas and (y) a “preferred mortgage” within the meaning of Title 46 United States Code, Section 31301(6)(B).

(b) The Collateral Agreement each Subsidiary Guarantor Pledge Agreement and each other Security Document specifically listed in the definition of such term is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein. In the case of any Pledged Collateral, when certificates or instruments, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent (together with stock powers or other instruments of transfer duly executed in blank), and, in the case of the other Collateral described in such Security Documents (other than registered copyright and copyright applications), when Uniform Commercial Code financing statements, other filings or instruments, notices and consents required under the laws of any applicable jurisdiction and described in Schedule 3.17 (as amended from time to time) are filed, delivered or otherwise registered or recorded in the proper offices specified in Schedule 3.17, registries or government agencies (and, specifically (i) in the case of Collateral consisting of rights under insurances, when the applicable underwriters shall have provided consent to the security interests therein created under the Security Documents, and (ii) in the case of Collateral consisting of rights under any management agreement or charter, when the applicable parties thereto (other than any Loan Parties) have provided consent to the Liens thereon created under the applicable Security Documents), the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations to the extent security interests in such Collateral can be perfected by delivery of such certificates or notes, as applicable, representing the Pledged Collateral, or the filing of the Uniform Commercial Code financing statements and other filings and instruments required under the laws of the applicable jurisdiction, in each case prior and superior in right to any other person (except, in the case of Collateral other than Pledged Collateral, Permitted Liens and Liens having priority by operation of law).

(c) When the Collateral Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by the Collateral Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the Collateral Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Collateral Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Permitted Liens.

Section 3.18. Solvency.

(a) Immediately after giving effect to the Transactions on the Closing Date, (i) the fair value of the assets of the Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of the Borrower and its

Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(b) the Borrower does not intend to, and does not believe that it or any of its Material Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

Section 3.19. Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against the Borrower or any Material Subsidiary and (b) all payments due from the Borrower or any Material Subsidiary or for which any claim may be made against the Borrower or any Material Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Material Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Borrower or any Material Subsidiary (or any predecessor) is a party or by which the Borrower or any Material Subsidiary (or any predecessor) is bound.

Section 3.20. Insurance. Schedule 3.20 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of each Loan Party and the Material Subsidiaries or otherwise in respect of any Mortgaged Vessel as of the Closing Date. As of such date, such insurance is in full force and effect in all material respects.

Section 3.21. No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 3.22. No Event of Loss. No Loan Party has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Event of Loss except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 3.23. The Mortgaged Vessels.

(a) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, each Mortgaged Vessel, on the Closing Date, is in such condition as is required by the applicable Vessel Mortgage and Deed of Covenants and complies with all of the requirements of both such Security Documents.

(b) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, each Subsidiary Guarantor will comply with and satisfy all of the provisions of the Merchant Shipping Act, Chapter 268 of the Statute Laws of The Bahamas in order to establish and maintain the Vessel Mortgages as first priority statutory ship mortgages thereunder on each of the Mortgaged Vessels and on all renewals, improvements and replacements made in or to the same.

Section 3.24. USA PATRIOT Act; OFAC; Foreign Corrupt Practices Act.

(a) On the Closing Date, each Loan Party is in compliance in all material respects with the material provisions of the USA PATRIOT Act, and the Borrower has provided to the Administrative Agent all information related to the Loan Parties (including names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent not less than ten (10) Business Days prior to the Closing Date and mutually agreed to be required under “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to be obtained by the Administrative Agent or any Lender.

(b) None of the Borrower or any of its Subsidiaries nor, to the knowledge of Borrower, any director, officer, agent, employee or Affiliate of Holdings, the Borrower or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(c) None of the Borrower or any of its Subsidiaries, nor, to the knowledge of the Borrower or any of its Subsidiaries, or any of their directors, officers, agents or employees has (i) used any corporate funds or any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which the Borrower or any of its Subsidiaries conduct their business and to which they are lawfully subject or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

ARTICLE IV

CONDITIONS OF LENDING

The obligations of (a) the Lenders (including the Swingline Lender) to make Loans and (b) any Issuing Bank to issue Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction of the following conditions:

Section 4.01. All Credit Events. On the date of each Borrowing and on the date of each issuance, amendment, extension or renewal of a Letter of Credit:

(a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(b) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date (other than an automatic extension of a Letter of Credit as permitted under Section 2.05(c)), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c) At the time of and immediately after the Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

(d) Each Borrowing and each issuance, amendment, extension or renewal of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date of the Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

Section 4.02. First Credit Event. On the Closing Date:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include by electronic means transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a favorable written opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel for the Loan Parties and (ii) each local and specialist counsel reasonably satisfactory to the Administrative Agent as specified on Schedule 4.02(b), in each case (A) dated the Closing Date, (B) addressed to each Issuing Bank, the Administrative Agent, the Collateral Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying:

(i) a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) if available from an official in such jurisdiction, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary or Assistant Secretary of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,

(ii) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),

(iii) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,

(iv) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Closing Date to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(v) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party,

(vi) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party, and

(vii) such other documents as the Administrative Agent, the Lenders and any Issuing Bank on the Closing Date may reasonably request (including tax identification numbers and addresses).

(d) The elements of the Collateral and Guarantee Requirement required to be satisfied on the Closing Date shall have been satisfied and the Administrative Agent shall have received the results of a search of Uniform Commercial Code (or equivalent) filings made with respect to each Loan Party in Washington, D.C., the State of Florida, the jurisdiction in which such Loan Party is formed and existing and lien searches of any other office or jurisdiction in which the Collateral Agent determines it would be advisable to conduct such a search, including tax and judgment lien searches and United States Patent and Trademark Office and United States Copyright Office searches, each as of a recent date and listing all effective financing statements, lien notices or other comparable documents that name any Loan Party as debtor, together with copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released; provided that, to the extent any security interest in the intended Collateral or any deliverable related to the perfection of security interests in the intended Collateral (other than execution and delivery of the Collateral Agreement, the Subsidiary Guarantor Pledge Agreements and any Collateral the security interest in which may be perfected by the filing of a Uniform Commercial Code financing statement, the registration or recording of a Vessel Mortgage in the appropriate ship registry or the delivery of stock certificates or other instruments representing Equity Interests and the Security Document giving rise to the security interest therein) is not able to be provided on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, such requirements may be satisfied after the Closing Date in accordance with Section 5.10.

(e) All amounts due or outstanding in respect of the Existing Credit Agreements and all other indebtedness of any Loan Party or Subsidiary (other than Indebtedness set forth on Schedule 6.01) shall have been (or substantially simultaneously with the closing under this Agreement shall be) paid in full, all commitments in respect thereof terminated and all guarantees thereof and security therefor discharged and released and terminated and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

(f) The Lenders shall have received the financial statements and interim financial reports referred to in Section 3.05.

(g) The Lenders shall have received a solvency certificate substantially in the form of Exhibit C and signed by a Financial Officer of the Borrower confirming the solvency of the Borrower and its Subsidiaries on a consolidated basis, in each case, after giving effect to the Transactions on the Closing Date.

(h) The Agents shall have received all fees payable thereto or to any Arranger or Lender on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, Watson, Farley & Williams (New York) LLP, Higgs & Johnson, Appleby (Bermuda) Limited and Cains) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

(i) The Administrative Agent and/or Collateral Agent (as appropriate) shall have received insurance certificates, endorsements, copies of cover notes and certificates of entry, together with brokers’ letters of undertaking in respect thereof, in each case satisfying the requirements of Section 5.02 (including any such items also covered in clause (iv) of paragraph (l) of this Section 4.02).

(j) The Lenders shall have received, at least three Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(k) The Administrative Agent shall have received satisfactory evidence that the Process Agent shall have accepted its appointment by each Loan Party as provided in Section 10.15(c).

(l) The Collateral Agent shall have received:

(i) evidence that each Vessel Mortgage has been duly executed and delivered by the relevant Subsidiary Guarantor and duly registered in accordance with the laws of Bahamas and such other evidence that the Collateral Agent may deem necessary in order to create a valid first priority ship mortgage and subsisting Lien securing the Obligations on the Mortgaged Vessel described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all registration fees in connection therewith have been duly paid;

(ii) (x) a Transcript of Register issued by the Bahamas Maritime Authority stating that the applicable Mortgaged Vessel is owned by the applicable Subsidiary Guarantor and that there are of record no liens or other encumbrances on such Mortgaged Vessel except the applicable Vessel Mortgage in favor of the Collateral Agent and other Permitted Liens;

(iii) a copy of a certificate duly issued by the Classification Society, not more than five days prior to the date of the relevant Vessel Mortgage, to the effect that the relevant Mortgaged Vessel has received the highest classification and rating for vessels of the same age and type, and is free of all overdue recommendations and notations of the Classification Society;

(iv) evidence of insurance in respect of the relevant Mortgaged Vessel naming the Collateral Agent, for the benefit of the Secured Parties, as loss payee under property and casualty coverages, and, with respect to liability coverages, evidence that the relevant protection and indemnity club has made a loss payable endorsement to such coverages as required in the relevant Security Documents, in each case with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is specified in Section 5.02 or otherwise required pursuant to the relevant Security Documents, together with the letters of undertaking required by the relevant Security Documents;

(v) (x) copies of the DOC and SMC referred to in clause (a) of the definition of “ISM Code Documentation,” certified as true and in effect by the relevant Subsidiary Guarantor; and (y) copies of such ISM Code Documentation as the Administrative Agent may by written notice to the Borrower has requested no later than two Business Days before the Closing Date, certified as true and complete in all material respects by the relevant Subsidiary Guarantor; and

(vi) a copy of the International Ship Security Certificate for each Mortgaged Vessel issued under the ISPS Code, in each case certified as true and in effect by the relevant Subsidiary Guarantor.

(m) The Administrative Agent shall have received a Valuation for each Mortgaged Vessel dated no earlier than March 1, 2013.

For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn or paid thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Material Subsidiaries to:

Section 5.01. Existence; Business and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise expressly permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution; provided, that Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties.

(b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement), and use the standard of care typical in the industry in the operation and maintenance of its properties.

Section 5.02. Insurance.

(a) With respect to the Mortgaged Vessels, and without limiting the requirements for insurance required thereon by the Vessel Mortgages or Deeds of Covenants (which Vessel Mortgage and Deed of Covenants provisions shall be controlling in the event of a conflict), maintain, with financially sound and reputable insurance companies, as of any day, customary marine insurances (including hull, machinery, hull interest/increased value, freight interest/anticipated earnings, war risk, protection and indemnity, war risk protection and indemnity and mortgagee’s interest (and such mortgagee’s interest insurance shall be procured by the Administrative Agent, and any expenses in connection therewith shall be reimbursed by the Borrower)) for the higher of the aggregate amount of the Valuations of all Mortgaged Vessels and [*]% of the aggregate amount of all Term Loans outstanding on such day and Revolving Facility Credit Exposure on such day, and maintenance of required surety bonds (if any).

(b) Except as the Administrative Agent on behalf of the Lenders may agree in writing, cause all such property and casualty insurance policies with respect to each Loan Party’s assets located in the United States to be endorsed or otherwise amended to (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Loan Parties under such policies directly to Administrative Agent and/or Collateral Agent; cause all such policies to provide that neither the Loan Parties, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement,” without any deduction for depreciation, and such other provisions as the Administrative Agent may reasonably require from time to time to protect their interests; deliver copies of all such policies or certificates of an insurance broker with respect to such policies, in each case together with the endorsements provided for herein; cause each such policy to provide that it shall not be cancelled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent of payment of the premium therefor, in each case of the foregoing, to the extent customarily maintained, purchased or provided to, or at the request of, lenders by similarly situated companies in connection with credit facilities of this nature.

(c) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i) none of the Administrative Agent, the Collateral Agent the Lenders, the Issuing Bank, the other Secured Parties and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, any Issuing Bank, any other Secured Party or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then each Loan Party, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank, the other Secured Parties and their agents and employees;

(ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Loan Parties and the Subsidiaries or the protection of their properties; and

(iii) the insurance policies and coverages thereunder maintained as of the Closing Date by the Loan Parties and the Material Subsidiaries and listed on Schedule 3.20 satisfy the requirements of paragraph (a) of this Section 5.02 as of the Closing Date.

Section 5.03. Taxes. Pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i)

the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrower or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP (or in the case of a Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction) or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) within 90 days (or, if applicable, such shorter period as the SEC shall specify for the filing of annual reports on Form 10-K or on any applicable equivalent form) after the end of each fiscal year a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such fiscal year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheets and related statements of operations, cash flows and owners’ equity shall be audited by PricewaterhouseCoopers, LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Borrower or any Material Subsidiary as a going concern) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Borrower of annual reports on Form 10-K or the equivalent of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this (a) to the extent such annual reports include the information specified herein);

(b) within 45 days (or, if applicable, such shorter period as the SEC shall specify for the filing of quarterly reports on Form 10-Q or on any applicable equivalent form) after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower on behalf of the Borrower, as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Borrower of quarterly reports on Form 10-Q of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this (b) to the extent such quarterly reports include the information specified herein);

(c) (x) concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail demonstrating compliance with the covenants set forth in Sections 6.12, 6.13, 6.14, and 6.15, (iii) setting forth the calculation and uses of the Cumulative Credit for the fiscal period then ended if the Borrower shall have used the Cumulative Credit for any purpose during such fiscal period, and (iv) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (b) of the definition of the term “Immaterial Subsidiary,” and (y) concurrently with any delivery of financial statements under paragraph (a) above, if the accounting firm is not restricted from providing such a certificate by the policies of its applicable office, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);

(d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by the Borrower or any Subsidiary with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) or any other clause of this Section 5.04 shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower or the SEC;

(e) within 90 days after the beginning of each fiscal year, a reasonably detailed consolidated quarterly budget for such fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income), including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Borrower to the effect that the Budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(f) promptly, from time to time, such other information (i) regarding the operations, business affairs and financial condition of the Borrower or any of the Subsidiaries, (ii) regarding compliance with the terms of any Loan Document, (iii) regarding such consolidating financial statements or (iv) required under the USA PATRIOT Act, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(g) in the event that (x) any Parent Entity is not engaged in any business or activity, and does not own any assets or have other liabilities, other than those incidental to its ownership directly or indirectly of the capital stock of the Borrower and the incurrence of Indebtedness for borrowed money (and, without limitation on the foregoing, does not have any subsidiaries other than the Borrower and the Borrower’s Subsidiaries and any direct or indirect parent companies of the Borrower that are not engaged in any other business or activity and do not hold any other assets or have any liabilities except as indicated above) or (y) to the extent the Senior Unsecured Notes or any Permitted Refinancing Indebtedness with respect thereto remains outstanding, and the applicable rules and regulations of the SEC permit the Borrower to report at such Parent Entity level on a consolidated basis then, such consolidated reporting at such Parent Entity’s level in a manner consistent with that described in paragraphs (a) and (b) of this Section 5.04 for the Borrower (together with a reconciliation showing the adjustments necessary to determine compliance by the Borrower and its Subsidiaries with the covenants set forth in Sections 6.12, 6.13, 6.14, and 6.15 and consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and its Subsidiaries, on the one hand, and the information relating to the Borrower and its Subsidiaries, on the other hand) will satisfy the requirements of such paragraphs.

Section 5.05. Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against any Loan Party or any Subsidiary as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c) any other development specific to any Loan Party or any Subsidiary that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and

(d) the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, would reasonably be expected to have a Material Adverse Effect.

Section 5.06. Compliance with Laws.

(a) Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(b) this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

Section 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Borrower or any Material Subsidiary at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or any Material Subsidiary with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

Section 5.08. Use of Proceeds. Use the proceeds of the Loans and the Letters of Credit only as contemplated by Section 3.12.

Section 5.09. Environmental Matters.

(a) Comply, and make reasonable efforts to cause any Approved Manager and all persons employed on board any Mortgaged Vessel or other property owned or leased by it (and all other persons under contract with any Loan Party or any Approved Manager) to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material Environmental Permits required for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) Implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of any Mortgaged Vessels or any other property owned or leased by it or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any Mortgaged Vessel or other property owned, leased or occupied by it, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(c) Notify the Administrative Agent promptly after it becomes aware that any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to or from any Mortgaged Vessel or any other property owned, leased or occupied by it, or any other Environmental Claim could reasonably be expected to result in Environmental Liabilities in excess of $[*] per instance or $[*] in the aggregate (for all such instances) in any one fiscal year (for any and all such violations, Releases and Environmental Claims and for any and all of the Loan Parties and Material Subsidiaries), in each case whether or not any Governmental Authority has taken or threatened any action in connection with any such violation, Release, Environmental Claim or other matter; and

(d) Promptly forward to the Administrative Agent a copy of any order, notice, request for information or any written communication or report received by it in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits described in paragraph (c) of this Section 5.09.

Section 5.10. Further Assurances; Additional Security and Guarantees.

(a) Promptly execute, and use commercially reasonable efforts to cause the execution of, any and all further documents, financing statements, agreements and instruments, and take, or use commercially reasonable efforts to cause the taking of, all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, vessel mortgages, deeds of covenants and other documents and recordings of Liens in stock, or any other, registries), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Borrower, and provide to the Collateral Agent from time to time upon reasonable request of the Collateral Agent, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) In the event that any requirement in set forth in Section 4.02(d) (without giving effect to the proviso thereto) has not been satisfied in full on or prior to the Closing Date cause such requirement to be satisfied as promptly as practicable after the Closing Date and, in any event, cause all such requirements to be satisfied not later than 15 days following the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion as a result of delays despite commercially reasonable efforts).

(c) Within 20 Business Days of the date on which any person becomes an Additional Subsidiary Guarantor (or such later date as the Administrative Agent may agree in its sole discretion as a result of delays despite commercially reasonable efforts), (i) the Borrower shall, and shall cause such Additional Subsidiary Guarantor to, execute and deliver an Additional Subsidiary Guarantor Accession Supplement to the Administrative Agent and the Collateral Agent together with the documents that such Additional Subsidiary Guarantor would have been required to deliver pursuant to Section 4.02(c), (d) (without giving effect to the proviso therein), (i) and (j), mutatis mutandis, had it been a Loan Party on the Closing Date, in each case certified or otherwise in the form required thereunder, (ii) cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to the Equity Interests in or Indebtedness of such Subsidiary owned by a Loan Party and (iii) the Administrative Agent and the Collateral Agent shall have received favorable written opinions from New York counsel and counsel in the jurisdiction in which such Additional Subsidiary Guarantor is formed, in each case reasonably satisfactory to the Administrative Agent and covering such matters relating to (x) such Additional Subsidiary Guarantor, its

Additional Subsidiary Guarantor Accession Supplement and its accession to the Loan Documents and (y) the pledge of the Equity Interests in or Indebtedness of such Subsidiary owned by a Loan Party, as the Administrative Agent shall reasonably request.

(d) [Reserved].

(e) As a condition precedent to the occurrence of any transaction permitted under this Agreement effecting a change in the holder of any Equity Interests in a Subsidiary Guarantor, ensure that each resulting new holder of any Equity Interests in such Subsidiary Guarantor shall have executed and delivered to the Administrative Agent and the Collateral Agent a replacement Subsidiary Guarantor Pledge Agreement (or other documentation satisfactory to the Administrative Agent evidencing such new holder’s pledge of all Equity Interests in such Subsidiary Guarantor on substantially the same terms as the existing Subsidiary Guarantor Pledge Agreement with respect to such Subsidiary Guarantor) prior to or not later than simultaneously with the occurrence of the relevant transaction, together with (i) to the extent requested by the Administrative Agent, favorable written opinions of counsel covering such matters relating to such replacement Subsidiary Guarantor Pledge Agreement as the Administrative Agent shall reasonably request or other documentation and such other matters as the Administrative Agent may reasonably request and (ii) delivery to the Collateral Agent of the certificates or other instruments, if any, representing all of the Equity Interests of such Subsidiary, together with stock powers or instruments of transfer executed and delivered in blank.

(f) Provide not less than 10 days prior written notice of any Subsidiary Guarantor’s intent to re-register any Mortgaged Vessel under the laws of a Permitted Flag Jurisdiction other than the jurisdiction in which such Mortgaged Vessel was registered on the Closing Date (or any subsequent re-registration permitted by this Agreement); and, as conditions precedent to any such re-registration, the Subsidiary Guarantor shall promptly grant to the Collateral Agent a security interest in and deliver an acceptable vessel mortgage governed by the laws of the new Permitted Flag Jurisdiction together with any deed of covenants, mortgage supplement or other customary related supplementary documentation, which vessel mortgage together with any such supplementary documentation shall constitute a valid and enforceable perfected first priority Lien subject only to Permitted Liens. Such vessel mortgage and supplementary documentation shall be duly registered, filed or recorded, as appropriate, in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to such vessel mortgage and supplementary documentation and all taxes, fees and other charges payable in connection therewith shall be paid by the Subsidiary Guarantor in full. Such Subsidiary Guarantor shall otherwise take such other actions and execute and/or deliver to the Collateral Agent such other documents as the Collateral Agent shall require in its reasonable discretion to confirm the validity, perfection and priority of the Lien of any new vessel mortgage and any related supplementary documentation (including an opinion from local counsel acceptable to the Collateral Agent, which opinion is in form and substance reasonably satisfactory to the Collateral Agent in respect of such vessel mortgage and any related supplementary documentation).

(g) Provide not less than 10 days prior written notice of any Subsidiary Guarantor’s intent to transfer any Mortgaged Vessel to any other Subsidiary Guarantor (a “Permitted Vessel Transfer”); and, as conditions precedent to any Permitted Vessel Transfer, the Subsidiary Guarantor shall promptly grant to the Collateral Agent a security interest in and deliver an acceptable vessel mortgage together with any deed of covenants, vessel mortgage, earnings assignments, insurance assignments, and other customary related supplementary documentation, which vessel mortgage together with any such supplementary documentation shall constitute a valid and enforceable perfected first priority Lien subject only to Permitted Liens. Such vessel mortgage and supplementary documentation shall be duly registered, filed or recorded, as appropriate, in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to such vessel mortgage and supplementary documentation and all taxes, fees and other charges payable in connection therewith shall be paid by the Subsidiary Guarantor in full. Such Subsidiary Guarantor shall otherwise take such other actions and execute and/or deliver to the Collateral Agent such other documents as the Collateral Agent shall require in its reasonable discretion to confirm the validity, perfection and priority of the Lien of any new vessel mortgage and any related supplementary documentation (including an opinion from local counsel reasonably acceptable to the Collateral Agent, which opinion is in form and substance reasonably satisfactory to the Collateral Agent in respect of such vessel mortgage and any related supplementary documentation).

(h) (i) Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s or Material Subsidiary’s legal name, (B) in any Loan Party’s or Material Subsidiary’s identity or organizational structure, (C) in any Loan Party’s or Material Subsidiary’s organizational identification number or (D) in any Loan Party’s “location” within the meaning of Section 9-307 of the Uniform Commercial Code; provided that no Loan Party shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or other applicable law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties with the priority intended under the Collateral and Guarantee Requirement and (ii) promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(i) Subject to this Section 5.10, with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, promptly (and in any event within 30 days after the acquisition thereof or such longer period as the Administrative Agent shall agree in its reasonable discretion) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) use commercially reasonable efforts to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with requirements of applicable law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. The Borrower shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties.

(j) The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to (i) any Equity Interests owned or acquired after the Closing Date (other than, in the case of any person which is a Subsidiary of a Subsidiary Guarantor, Equity Interests in such person issued or acquired after such person became a Subsidiary) in accordance with this Agreement if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) with respect to contractual obligations, such obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary, (ii) any assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01(i) or 6.01(r) (if of the type permitted by Section 6.01(i)) that is secured by a Permitted Lien); provided, that, upon the reasonable request of the Collateral Agent, the Borrower shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (i) and (ii) above, or (iii) any Subsidiary or asset with respect to which the Administrative Agent determines in writing in its reasonable discretion that the cost of the satisfaction of the Collateral and Guarantee Requirement or the provisions of this Section 5.10 or of any Security Document with respect thereto is excessive in relation to the value of the security afforded thereby.

(k) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, neither the Borrower nor any of their Subsidiaries shall be required to enter into any Control Agreement.

Section 5.11. Rating. Exercise commercially reasonable efforts to maintain ratings on the Term Facility and public corporate ratings for the Borrower or Holdings from each of Moody’s and S&P.

Section 5.12. Annual Insurance Report. On or as of the date of this Agreement and thereafter on such other dates as the Collateral Agent may require (but not more than once per fiscal year of the Borrower), a written report addressed to the Collateral Agent and the Secured Parties with respect to the insurances carried and maintained on the Mortgaged Vessels signed by an Approved Insurance Evaluator; provided that only the reasonable expenses of such Approved Insurance Evaluator are required to be reimbursed by the Borrower hereunder.

Section 5.13. Approval and Authorization.

(a) The Lenders hereby approve the forms of the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement, each Subsidiary Guarantor Pledge Agreement and the Collateral Agreement and authorize the Administrative Agent and the Collateral Agent (i) to enter into the same on their behalf (in the case of the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, with such changes thereto as may be reasonably acceptable to the Collateral Agent) and (ii) to perform their duties and obligations and to exercise their rights and remedies thereunder. The Lenders acknowledge that the Collateral Agent will be acting as collateral agent for the holders of the Obligations and the Senior Secured Notes Obligations under the Security Documents, on the terms provided for therein and in the First Lien Intercreditor Agreement and/or the Second Lien Intercreditor Agreement.

(b) No later than 90 days following each incurrence of Pari Passu Senior Secured Notes, the Borrower shall deliver, or cause to be delivered, amendments to each Vessel Mortgage to which a Loan Party is then party (except to the extent the Administrative Agent determines in its sole discretion such amendment is not required) for purposes of providing the benefit of such security interest of such Vessel Mortgage for the benefit of the holders of such Pari Passu Senior Secured Notes on substantially the same basis as is provided under the applicable Vessel Mortgage (and with such other changes as are reasonably acceptable to the Collateral Agent and the Borrower).

Section 5.14. Concerning the Mortgaged Vessels.

(a) At all times operate each Mortgaged Vessel in compliance in all respects with all applicable governmental rules, regulations and requirements pertaining to such Mortgaged Vessel and in compliance in all respects with all rules, regulations and requirements of the applicable Classification Society and in compliance with all requirements of any applicable Vessel Mortgage and Deed of Covenants, except, in each case with respect to this Section 5.14(a), to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Borrower shall cause each Subsidiary Guarantor to keep each Mortgaged Vessel registered under the laws of a Permitted Flag Jurisdiction and furnish to the Administrative Agent copies of all renewals and extensions of such registration.

(b) Maintain each Mortgaged Vessel classed in the highest available class with a Classification Society, free of any overdue recommendations or exceptions of any kind that affect such Mortgaged Vessel’s classification and rating by such Classification Society, except, in each case with respect to this Section 5.14(b), to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. Upon request (it being understood that the Administrative Agent shall not make more than one such request during any fiscal year of the Borrower), the Borrower shall furnish to the Administrative Agent and the Lenders a confirmation of class certificate issued by the respective Classification Society for each of the Mortgaged Vessels.

(c) Maintain a true copy of the relevant Vessel Mortgage, together with a notice thereof, aboard each of the Mortgaged Vessels.

Section 5.15. Compliance with Maritime Conventions. Obtain and maintain all necessary ISM Code Documentation in connection with the Mortgaged Vessels, and be in compliance in all material respects with the ISM Code, except, in each case with respect to this Section 5.15, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.16. Valuations. Ensure that, for each fiscal year beginning with the fiscal year commencing January 1, 2014, the Borrower shall obtain one or (at the request of the Administrative Agent) more Valuations of each Mortgaged Vessel, in each case at the Borrower’s sole cost and expense (except that, with respect to each Mortgaged Vessel, any Valuation in a calendar year requested by the Administrative Agent, shall be at the Lenders’ expense, unless an Event of Default has occurred and is continuing) and from one of the Approved Brokers, as selected by the Borrower; provided that unless an Event of Default has occurred and is continuing, no more than two Valuations of any Mortgaged Vessel shall be so required to be obtained during any fiscal year of the Borrower. The Borrower shall deliver (or cause to be delivered) a copy of any such Valuation (a “First Valuation”) to the Administrative Agent (for distribution to the Lenders). Notwithstanding anything to the contrary, the Borrower, at its own option and without any instruction from the Administrative Agent may obtain a First Valuation from time to time and deliver same to the Administrative Agent (for distribution to the Lenders). In the event the Borrower is not satisfied with the results of any First Valuation, then the Borrower will have 30 days after the Borrower’s receipt of such First Valuation during which to obtain, at its option and at its sole cost and expense, an additional Valuation (a “Second Valuation”) from one of the Approved Brokers, as selected by the Borrower. The Borrower shall deliver (or cause to be delivered) a copy of any such Second Valuation to the Administrative Agent (for distribution to the Lenders) promptly after the Borrower’s receipt thereof. If any such Second Valuation is obtained and the results thereof indicate a value for the subject Mortgaged Vessel of at least 110% of the value indicated in the First Valuation, then the Borrower will have 30 days after the receipt of such Second Valuation from the relevant Approved Broker during which to obtain, at its option and at its sole cost and expense, a further additional Valuation (a “Third Valuation”) from one of the Approved Brokers, as selected by the Borrower. The average value of any First Valuation, Second Valuation (to the extent obtained as provided above) and Third Valuation (to the extent obtained as provided above) of any Mortgaged Vessel shall constitute the Valuation of such Mortgaged Vessel for all purposes under the Loan Documents until any subsequent Valuation of such Mortgaged Vessel is obtained in accordance with this Section 5.16.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not permit any of the Material Subsidiaries to:

Section 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness of the Borrower or any Subsidiary existing on the Closing Date (provided that any such Indebtedness in excess of $10,000,000) shall be set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrower or any Subsidiary);

(b) Indebtedness created hereunder and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(c) Indebtedness of the Borrower or any Subsidiary pursuant to Swap Agreements permitted by Section 6.10;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business; provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that (i) Indebtedness of any Subsidiary that is not a Subsidiary Guarantor owing to the Loan Parties shall be subject to Section 6.04(a) and (ii) Indebtedness of the Borrower to any Subsidiary and Indebtedness of any Subsidiary Guarantor to any Subsidiary that is not a Subsidiary Guarantor shall be made expressly subject to a note containing subordination provisions reasonably satisfactory to the Borrower and the Administrative Agent;

(f) (i) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and (ii) ordinary course Guarantees and any related credit support or suretyship arrangements so long as the same do not constitute Indebtedness for borrowed money or a Guarantee thereof;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (i) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to the obligor by such bank or other financial institution of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h) (i) Indebtedness of a Subsidiary acquired after the Closing Date or a person merged into or consolidated with the Borrower or any Subsidiary after the Closing Date and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that the aggregate amount of such Indebtedness (together with the aggregate amount of Indebtedness outstanding pursuant to this paragraph (h) and paragraph (i) of this Section 6.01 and the Remaining Present Value of outstanding leases permitted under Section 6.03 would not exceed (x) the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such acquisition, merger or consolidation, such assumption or such incurrence, as applicable for which financial statements have been delivered pursuant to Section 5.04 plus (y) an amount of Indebtedness for which, after giving effect to such issuance, incurrence or assumption, the Borrower would be in Ratio Compliance; provided, further (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) immediately after giving effect to such acquisition, merger or consolidation, the assumption and incurrence of any Indebtedness and any related transactions, the Borrower shall be in Pro Forma Compliance;

(i) Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by the Borrower or any Subsidiary prior to or within [*] days after the acquisition, lease or improvement of the respective asset permitted under this Agreement in order to finance such acquisition or improvement, and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, of such Indebtedness (together with the aggregate principal amount of Indebtedness outstanding pursuant to this paragraph (i) and paragraph (h) of this Section 6.01 and the Remaining Present Value of outstanding leases permitted under Section 6.03 would not exceed (x) the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04 plus (y) any additional amounts, so long as after giving effect to the issuance or incurrence of such Indebtedness the Borrower is in Ratio Compliance;

(j) Capital Lease Obligations incurred by the Borrower or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03;

(k) other Indebtedness of the Borrower or any Subsidiary, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(l) Indebtedness of the Borrower pursuant to (i) the Senior Unsecured Notes Documents in an aggregate principal amount not in excess of $[*], and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(m) Guarantees (i) by any Subsidiary Guarantor of the Indebtedness of the Borrower described in paragraph (l) of this Section 6.01, (ii) by the Borrower or any Subsidiary Guarantor of any Indebtedness of any Subsidiary Guarantor permitted to be incurred under this Agreement, (iii) by the Borrower or any Subsidiary Guarantor of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Guarantor to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)), (iv) by any Subsidiary that is not a Subsidiary Guarantor of any Indebtedness of any other Subsidiary or any Loan Party permitted to be incurred under this Agreement; provided that Guarantees by any Loan Party or Subsidiary under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations to the same extent as such underlying Indebtedness is subordinated;

(n) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with any Permitted Business Acquisition or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(o) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(p) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(q) Indebtedness consisting of (i) the financing of insurance premiums, or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r) Indebtedness consisting of Permitted Ratio Debt and Permitted Refinancing Indebtedness in respect thereof so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (ii) (A) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Loan-to-Value Ratio on a Pro Forma Basis is equal to or less than [*] to 1.0, or (B) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Fixed Charge Coverage Ratio on a Pro Forma Basis at least [*] to 1.0;

(s) Indebtedness of Subsidiaries that are not Subsidiary Guarantors in an aggregate amount not to exceed the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(t) unsecured Indebtedness in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Swap Agreements;

(u) Indebtedness representing deferred compensation to employees of the Borrower or any Subsidiary incurred in the ordinary course of business;

(v) [reserved];

(w) Indebtedness of any New Vessel Subsidiary under a New Vessel Financing (in an initial aggregate principal amount not to exceed [*]% of the purchase price (as adjusted from time to time to give effect to any change orders or other modifications) of the purchased Vessel and [*]% of any related export credit insurance premium) and Guarantees thereof by the Borrower;

(x) Indebtedness of the Borrower and the Subsidiaries incurred under lines of credit or overdraft facilities (including, but not limited to, intraday, ACH and purchasing card/T&E services) extended by one or more financial institutions reasonably acceptable to the Administrative Agent or one or more of the Lenders and (in each case) established for the Borrower’s and the Subsidiaries’ ordinary course of operations (such Indebtedness, the “Overdraft Line”), which Indebtedness may be secured as, but only to the extent, provided in Section 6.02(a) and in the Security Documents (it being understood, however, that for a period of 30 consecutive days during each fiscal year of the Borrower the outstanding principal amount of Indebtedness under the Overdraft Line shall not exceed $[*]);

(y) intercompany Indebtedness in connection with any Permitted Vessel Transfer;

(z) the Senior Secured Notes and Permitted Refinancing Indebtedness in respect thereof (in the case of such Permitted Refinancing Indebtedness, so long as all the requirements of the definition of the term “Senior Secured Notes” other than the requirement in clause (b) thereof are met);

(aa) Indebtedness in the form of notes meeting all the requirements of the definition of the term “Senior Secured Notes”, other than clause (b) of the definition of such term, in an aggregate principal amount not to exceed the Incremental Amount, and any Permitted Refinancing Indebtedness in respect thereof;

(bb) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures not in excess of the greater of $[*] and [*]% of Consolidated Total Assets as of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04;

(cc) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (bb) above.

For purposes of determining compliance with this Section 6.01, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

Section 6.02. Liens. Create, incur, assume or permit to exist any Lien upon any Collateral (other than Liens in favor of the Borrower or a Subsidiary Guarantor), whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”):

(a) any Lien created under the Loan Documents or permitted in respect of any Mortgaged Vessel by the terms of the applicable Vessel Mortgage;

(b) Liens on Collateral existing on the Closing Date and set forth on Schedule 6.02(b) and any modifications, replacements, renewals or extensions thereof;

(c) Liens ranking junior to the Liens on the Collateral securing the Obligations; provided that (i) the Loan-to-Value Ratio on a Pro Forma Basis will be equal to or less than [*] to 1.0 and (ii) at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(d) (1) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens and Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods; in each case arising in the ordinary course of business and securing obligations which do not in the aggregate materially detract from the value of the Collateral and do not materially impact the use thereof in the operation of the business of the Borrower or the applicable Material Subsidiary or that are being contested in good faith by appropriate proceedings; and with respect to the Mortgaged Vessels: (i) Liens fully covered (in excess of deductibles required or permitted by Section

5.02) by valid policies of insurance meeting the requirements of the Deeds of Covenant, (ii) Liens for master’s and crew’s wages on, if not yet due and payable, and (iii) other maritime liens arising in the ordinary course of business in an amount not to exceed $[*] and 2) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(e) (1) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03; (2) Liens in respect of Indebtedness permitted by (a) Section 6.01(f) (to the extent such obligations are in respect of trade-related letters of credit and bankers’ acceptances and cover the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof), (b) Section 6.01(i) (provided, that in the case of any Lien in respect of Section 6.01(i), (x) that such Liens do not apply to any property or assets other than the property or assets being acquired or improved or (y) that immediately after giving effect to any such Lien and the incurrence of any Indebtedness incurred at the time such Lien is created, incurred or permitted to exist, the Borrower is in Ratio Compliance and at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom) and (c) Section 6.01(z) (provided, for the avoidance of doubt that the Net Proceeds of such Indebtedness (other than Permitted Refinancing Indebtedness), shall be applied to prepay Term Loans as provided in clause (b) of the definition of “Senior Secured Notes”) and/or Section 6.01 (aa); (3) Liens on not more than $[*] of deposits securing Swap Agreements permitted to be incurred under Section 6.10; and (4) Liens securing judgments that do not constitute an Event of Default under Section 8.01(j); and

(f) (1) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations (other than obligations under ERISA), credit card processing arrangements, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business; and (2) leases or subleases, licenses or sublicenses, granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole.

Section 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided, that a Sale and Lease-Back Transaction shall be permitted if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease, together with Indebtedness outstanding pursuant to Section 6.01(h) and (i) and the Remaining Present Value of outstanding leases previously entered into under this Section 6.03, would not exceed the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date the lease was entered into for which financial statements have been delivered pursuant to Section 5.04.

Section 6.04. Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a) (i) Investments by the Borrower or any Subsidiary in the Equity Interests of the Borrower or any Subsidiary; (ii) intercompany loans from the Borrower or any Subsidiary to the Borrower or any Subsidiary; and (iii) Guarantees by a Borrower or any Subsidiary Guarantor of Indebtedness otherwise expressly permitted hereunder of the Borrower or any Subsidiary; provided, that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) made after the Closing Date by the Loan Parties pursuant to clause (i) in Subsidiaries that are not Loan Parties, plus (B) net intercompany loans made after the Closing Date to Subsidiaries that are not Loan Parties pursuant to clause (ii), plus (C) Guarantees of Indebtedness after the Closing Date of Subsidiaries that are not Loan Parties pursuant to clause (iii), shall not exceed an aggregate net amount equal to (x) the greater of (1) $[*] and (2) [*]% of Consolidated Total Assets (plus any return of capital actually received by the respective investors in respect of Investments theretofore made by them pursuant to this paragraph (a); plus (y) the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.04(a)(y), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided further, that the limitations in this paragraph shall not apply to any Investment entered into at a time when the Borrower is in Ratio Compliance; provided, still further, that intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Subsidiaries shall not be included in calculating the limitation in this paragraph at any time;

(b) Permitted Investments and Investments that were Permitted Investments when made;

(c) Investments arising out of the receipt by the Borrower or any Subsidiary of non-cash consideration for the sale of assets permitted under Section 6.05;

(d) loans and advances to current and former officers, directors, employees or consultants of the Borrower or any Subsidiary (i) in the ordinary course of business not to exceed $[*] in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof), (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of a Parent Entity solely to the extent that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity;

(e) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(f) Swap Agreements permitted pursuant to Section 6.10;

(g) Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (g) is not increased at any time above the amount of such Investment existing on the Closing Date;

(h) Investments resulting from pledges and deposits under Section 6.02(f);

(i) other Investments by the Borrower or any Subsidiary in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed (1) the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 plus (2) the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.04(i)(2), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied;

(j) Investments constituting Permitted Business Acquisitions;

(k) intercompany loans permitted by Section 6.01(e);

(l) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Borrower as a result of a foreclosure by the Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(m) Investments of a Subsidiary acquired after the Closing Date or of a person merged into any Loan Party or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent permitted under this Section 6.04, (ii) in the case of any acquisition, merger or consolidation, in accordance with Section 6.05, and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(n) acquisitions by the Borrower or any Subsidiary of obligations of one or more officers or other employees of any Loan Party or any Subsidiary in connection with such officer’s or employee’s acquisition of Equity Interests of the Borrower or any Parent Entity, so long as no cash is actually advanced by any Loan Party or any Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(o) Guarantees by the Borrower or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made with Equity Interests of any Parent Entity;

(q) Investments in the Equity Interests of one or more newly formed persons that are received in consideration of the contribution by the Borrower or the applicable Subsidiary of assets (including Equity Interests and cash) to such person or persons; provided, that (i) the fair market value of such assets, determined on an arm’s-length basis, so contributed pursuant to this paragraph (q) shall not in the aggregate exceed $[*] and (ii) in respect of each such contribution, a Responsible Officer of the Borrower shall certify, in a form to be agreed upon by the Borrower and the Administrative Agent (x) after giving effect to such contribution, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) the fair market value of the assets so contributed and (z) that the requirements of clause (i) of this proviso remain satisfied;

(r) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

(s) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(t) Investments in Subsidiaries that are not Loan Parties not to exceed $[*] in the aggregate, as valued at the fair market value of such Investment at the time such Investment is made;

(u) Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to this Section 6.04);

(v) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;

(w) Investments by Borrower and its Subsidiaries, including loans to any direct or indirect parent of the Borrower, if the Borrower or any other Subsidiary would otherwise be permitted to make a dividend or distribution in such amount (provided that the amount of any such Investment shall also be deemed to be a distribution under the appropriate clause of Section 6.06 for all purposes of this Agreement);

(x) [reserved];

(y) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;

(z) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business;

(aa) Investments received substantially contemporaneously in exchange for Equity Interests of the Borrower; provided that such Investments are not included in any determination of the Cumulative Credit;

(bb) Investments in joint ventures in an aggregate amount not to exceed the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04;

(cc) Permitted Vessel Transfers;

(dd) Investments in New Vessel Subsidiaries; and

(ee) Investments in a Similar Business in an aggregate amount (valued at the time of making thereof, and without giving effect to any write downs or any write offs thereof) not to exceed (x) the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this paragraph (ee) plus (y) the Cumulative Credit; provided that if any Investment pursuant to this paragraph (ee) is made in any person that is not a Subsidiary of the Borrower at the date of the making of such Investment and such person becomes a Subsidiary of the Borrower after such date, such Investment shall thereafter be deemed to have been made pursuant to paragraph (a) above and shall cease to have been made pursuant to this paragraph (ee) for so long as such person continues to be a Subsidiary of the Borrower;

The amount of Investments that may be made at any time pursuant to Section 6.04(a) or (j) (such Sections, the “Related Sections”) may, at the election of the Borrower, be increased by the amount of Investments that could be made at such time under the other Related Section; provided that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section.

Section 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of the Borrower or any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:

(a) (i) any disposal by the Borrower or any Subsidiary of an asset or other property in the ordinary course of the Borrower’s or Subsidiary’s business, (ii) any acquisition (in one or a series of transactions) by any Loan Party or Subsidiary of all or any substantial part of the assets or other property of any other person, so long as such acquisition is in the ordinary course of such Loan Party’s or Subsidiary’s business, or (iii) the sale of Permitted Investments by any Loan Party or Subsidiary, so long as such sale is in the ordinary course of such Loan Party’s or Subsidiary’s business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger of any Subsidiary into the Borrower in a transaction in which the Borrower is the survivor, (ii) the merger or consolidation of any Subsidiary into or with any Subsidiary Guarantor in a transaction in which the surviving or resulting entity is a Subsidiary Guarantor, and, in the case of each of clauses (i) and (ii), no person other than the Borrower or a Subsidiary Guarantor receives any consideration, (iii) the merger or consolidation of any Subsidiary that is not a Guarantor into or with any other Subsidiary that is not a Guarantor, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary (other than a Borrower) if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to Lenders or (v) any Subsidiary may merge with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary, which shall be a Loan Party if the merging Subsidiary was a Loan Party and which together with each of their Subsidiaries shall have complied with the requirements of Section 5.10;

(c) sales, transfers, leases or other dispositions to any Loan Party or by any Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary, including without limitation, a Permitted Vessel Transfer;

(d) Sale and Lease-Back Transactions permitted by Section 6.03;

(e) Investments permitted by Section 6.04, Permitted Liens, and dividends, distributions and other payments permitted by Section 6.06;

(f) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g) sales, transfers, leases or other dispositions of assets not otherwise permitted by this Section 6.05 (or required to be included in this clause (g) pursuant to Section 6.05(c)); provided, that the Net Proceeds thereof are applied in accordance with Section 2.11(b);

(h) Permitted Business Acquisitions (including any merger or consolidation in order to effect a Permitted Business Acquisition); provided, that following any such merger or consolidation involving the Borrower, the Borrower is the surviving corporation;

(i) leases, charters or licenses (on a non-exclusive basis with respect to intellectual property), or subleases or sublicenses (on a non-exclusive basis with respect to intellectual property), of any property in the ordinary course of business;

(j) sales, leases or other dispositions of inventory of the Borrower or any Subsidiary determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of any Loan Party or Subsidiary; provided that the Net Proceeds thereof are applied in accordance with Section 2.11(b);

(k) acquisitions and purchases made with the proceeds of any Asset Sale pursuant to the first proviso of paragraph (a) of the definition of “Net Proceeds”;

(l) [reserved];

(m) any exchange of assets for services and/or other assets of comparable or greater value; provided that (i) at least [*]% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of an exchange with a fair market value in excess of $25,000,000, the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower with respect to such fair market value and (iii) in the event of an exchange with a fair market value in excess of $75,000,000, such exchange shall have been approved by at least a majority of the board of directors of the Borrower; provided, further, that (A) the aggregate gross consideration (including exchange assets, other non-cash consideration and cash proceeds) of any or all assets exchanged in reliance upon this paragraph (m) shall not exceed, in any fiscal year of the Borrower, the greater of $[*] and [*]% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04, (B) no Default or Event of Default exists or would result therefrom, (C) with respect to any such exchange with aggregate gross consideration in excess of $[*], immediately after giving effect thereto, the Borrower shall be in Pro Forma Compliance, and (D) the Net Proceeds, if any, thereof are applied in accordance with Section 2.11(b);

(n) any disposition of any assets owned by any New Vessel Subsidiary; and

(o) disposals of cash raised or borrowed for the purposes for which such cash was raised or borrowed.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases or other dispositions to Loan Parties pursuant to paragraph (c) hereof) unless such disposition is for fair market value, (ii) no sale, transfer or other disposition of assets shall be permitted by paragraph (a) or (d) of this Section 6.05 unless such disposition is for at least 75% cash consideration and (iii) no sale, transfer or other disposition of assets shall be permitted by paragraph (g) of this Section 6.05 unless such disposition is for at least 75% cash consideration;

provided that the provisions of clause (ii) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value of less than $[*] or to other transactions involving assets with a fair market value of not more than the greater of $[*] and [*]% of Consolidated Total Assets in the aggregate for all such transactions during the term of this Agreement; provided, further, that for purposes of clause (iii), (a) the amount of any secured Indebtedness of the Borrower or any Subsidiary or other Indebtedness of a Subsidiary that is not a Loan Party (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet or in the notes thereto) that is assumed by the transferee of any such assets shall be deemed to be cash and (b) any notes or other obligations or other securities or assets received by the Borrower or such Subsidiary from the transferee that are converted by the Borrower or such Subsidiary into cash within 180 days after receipt hereof (to the extent of the cash received) shall be deemed to be cash.

Section 6.06. Dividends and Distributions. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such equity); provided, however, that:

(a) any Subsidiary of the Borrower may declare and pay dividends to, repurchase its Equity Interests from or make other distributions to the Borrower or to any Wholly Owned Subsidiary of the Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a person that is not the Borrower or a Subsidiary is permitted under Section 6.04);

(b) the Borrower may declare and pay dividends or make other distributions (directly or indirectly) (i) to any Parent Entity in respect of (A) overhead, legal, accounting, consulting and other professional fees and expenses of any Parent Entity, (B) fees and expenses related to any public offering or private placement of Equity Interests of any Parent Entity whether or not consummated, (C) franchise or similar Taxes and other fees and expenses in connection with the maintenance of its existence and its direct or indirect (or any Parent Entity’s direct or indirect) ownership of the Borrower, (D) payments permitted by Section 6.07(b) (except to the extent expressly subject to this Section 6.06), and (E) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any Parent Entity, in each case in order to permit any Parent Entity to make such payments; provided that in the case of clauses (A) and (B), the amount of such dividends and distributions shall not exceed the portion of any amounts referred to in such clauses (A) and (B) that are allocable to the Borrower and its Subsidiaries (which shall be 100% for so long as such

Parent Entity, as the case may be, beneficially owns no assets other than the Equity Interests in the Borrower); (ii) with respect to any taxable period for which the Borrower is or has been a partnership or disregarded entity for U.S. federal income tax purposes, to any person that (directly or indirectly) held Equity Interests of the Borrower during such taxable period (a) to the extent such tax distributions are permitted under (I) the Amended and Restated United States Tax Agreement for NCL Corporation Ltd., dated January 24, 2013 or the Amended and Restated Profits Sharing Agreement for NCL Corporation Ltd., dated January 22, 2013, each as in effect on the date hereof, (collectively, the “Tax Agreements”) or (II) any amended version of the Tax Agreements to the extent such amendments are not materially adverse to the Lenders (collectively, the “Amended Tax Agreements”) and (b) to the extent not otherwise permitted under clause (a), tax distributions in respect of audit adjustments resulting from audits of the Borrower and/or its Subsidiaries commencing after the date hereof, determined in a manner consistent with and subject to the limitations set forth in the Tax Agreements and the Amended Tax Agreements; and (iii) with respect to any taxable period for which the Borrower and any Parent Entity files an affiliated, consolidated, combined or unitary tax return in any relevant jurisdiction, distributions to such Parent Entity in amount not to exceed the amount of any Taxes in such jurisdiction that the Borrower and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Borrower and/or its Subsidiaries, as applicable, been stand-alone taxpayers in such jurisdiction (less any portion of such amounts directly payable by the Borrower and/or its Subsidiaries); provided, that distributions in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to Borrower or any of its Restricted Subsidiaries for such purpose.

(c) the Borrower may declare and pay dividends or make other distributions (directly or indirectly) the proceeds of which are used to purchase or redeem the Equity Interests of any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of the Borrower or any of the Subsidiaries or by any Plan upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year $[*] (plus the amount of net proceeds contributed to the Borrower that were (x) received by any Parent Entity during such calendar year from sales of Equity Interests of any Parent Entity to directors, consultants, officers or employees of any Parent Entity, the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements and (y) of any key man life insurance policies received during such calendar year), which, if not used in any year, may be carried forward to any subsequent calendar year;

(d) any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and

(e) the Borrower may pay dividends (directly or indirectly) to its Equity Holders in an aggregate amount equal to the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this (e), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, that no Default or Event of Default has occurred and is continuing or would result therefrom and, after giving effect thereto, that the Borrower shall be in Pro Forma Compliance;

(f) the Borrower may pay dividends or distributions to allow any Parent Entity to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person; and

(g) the Borrower may pay dividends and make distributions to, or repurchase or redeem shares from, its equity holders in an amount equal to [*]% per annum of the net proceeds received by the Borrower from any public offering of any direct or indirect parent of the Borrower (whether before or after the Closing Date).

Section 6.07. Transactions with Affiliates.

(a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate.

(b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement:

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the board of directors of the Borrower,

(ii) loans or advances to employees or consultants of the Borrower, any Parent Entity or any of the Subsidiaries in accordance with Section 6.04(d),

(iii) transactions among the Borrower or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction,

(iv) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Borrower, any Parent Entity and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Borrower and its Subsidiaries (which shall be 100% for so long as such Parent Entity beneficially owns no assets other than the Equity Interests in the Borrower and assets incidental to the ownership of the Borrower and its Subsidiaries)),

(v) subject to the limitations set forth in (xiv), if applicable, transactions pursuant to the Loan Documents and permitted agreements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect,

(vi) (A) any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii) dividends, redemptions and repurchases permitted under Section 6.06,

(viii) [reserved],

(ix) [reserved],

(x) payments by the Borrower or any of the Subsidiaries to any Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the board of directors of the Borrower, or a majority of disinterested members of the board of directors of the Borrower, in good faith,

(xi) transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

(xii) any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the board of directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate,

(xiii) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business,

(xiv) any agreement to pay, and the payment of, monitoring, management, transaction, advisory or similar fees: (A) in an aggregate amount in any fiscal year of the Borrower not to exceed the sum of (1) the greater of $[*]

and [*]% of EBITDA, plus reasonable out of pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods; plus (2) any deferred fees (to the extent such fees were within such amount in clause (A)(1) above originally); and (B) [*]% of the value of transactions with respect to which any Affiliate provides any transaction, advisory or other services,

(xv) the issuance, sale, transfer of Equity Interests of the Borrower and capital contributions to the Borrower,

(xvi) [reserved];

(xvii) [reserved];

(xviii) [reserved];

(xix) payments or loans (or cancellation of loans) to employees or consultants that are (i) approved by a majority of the board of directors of the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement;

(xx) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Subsidiaries;

(xxi) transactions between the Borrower or any of the Subsidiaries and any person, a director of which is also a director of the Borrower, provided, however, that (A) such director abstains from voting as a director of the Borrower, on any matter involving such other person and (B) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity;

(xxii) transactions permitted by, and complying with, the provisions of Section 6.05;

(xxiii) intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Loan Parties and not for the purpose of circumventing any covenant set forth herein.

Section 6.08. Business of the Loan Parties and the Subsidiaries. Notwithstanding any other provisions of this Agreement, engage at any time in any business or business activity other than any business or business activity conducted by any of them on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

Section 6.09. Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of formation or incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrower or any Subsidiary.

(b) (i) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness subordinated to the Loans permitted hereunder to be incurred or any Permitted Refinancing Indebtedness in respect of any of the foregoing or any preferred Equity Interests or any Disqualified Stock (collectively, “Junior Financing”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (A) Refinancings permitted by Section 6.01 (l) or (r), (B) payments of regularly scheduled interest, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date for any Junior Financing, (C) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to the Borrower (directly or indirectly) by any Parent Entity from the issuance, sale or exchange by any Parent Entity of Equity Interests made within eighteen months prior thereto, (D) the conversion of any Junior Financing to Equity Interests of any Parent Entity or (E) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and after giving effect to such payment or distribution, the Borrower would be in Pro Forma Compliance, payments or distributions in respect of Junior Financings prior to their scheduled maturity made, in an aggregate amount, not to exceed the sum of (x) $[*] and (y) the portion, if any, of the Cumulative Credit on the date of such payment or distribution that the Borrower elects to apply to this Section 6.09(b)(i), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; or

(ii) Amend or modify, or permit the amendment or modification of, any provision of Junior Financing, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not in any manner materially adverse to the Lenders and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness”.

(c) Permit any Restricted Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Borrower or such Material Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable law;

(B) contractual encumbrances or restrictions in effect on the Closing Date under Indebtedness existing on the Closing Date and set forth on Schedule 6.09, the Senior Secured Notes (so long as such restrictions are no more restrictive than the analogous provisions of this Agreement), Senior Unsecured Notes Documents, any New Vessel Financings or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not expand the scope of any such encumbrance or restriction;

(C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of such Subsidiary pending the closing of such sale or disposition;

(D) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01(aa) or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in the Senior Unsecured Notes Documents;

(G) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(H) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(K) customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;

(L) customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(M) any agreement in effect at the time an entity becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(N) restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Borrower that is not a Loan Party;

(O) customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or

(Q) any encumbrances or restrictions of the type referred to in Sections 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (O) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.10. Swap Agreements. Enter into any Swap Agreement, other than (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities (including raw material, supply costs and currency risks), (b) any Swap Agreement entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest bearing liability or investment of the Borrower or any Subsidiary and (c) any Swap Agreement entered into in order to swap currency in connection with funding the business of the Borrower or any Subsidiary in the ordinary course of business.

Section 6.11. Fiscal Year; Accounting. In the case of the Borrower, permit its fiscal year to end on any date other than December 31 without prior notice to the Administrative Agent given concurrently with any required notice to the SEC.

Section 6.12. Loan-to-Value Ratio. Permit the Loan-to-Value Ratio to be greater than or equal to 0.70 to 1.0 at any time.

Section 6.13. Free Liquidity. Permit Free Liquidity to be less than $50,000,000 at any time.

Section 6.14. Total Net Funded Debt to Total Capitalization. Permit the ratio of Total Net Funded Debt to Total Capitalization to be greater than or equal to 0.70 to 1.00 on the last day of any fiscal quarter.

Section 6.15. EBITDA to Consolidated Debt Service. Permit the ratio of EBITDA to Consolidated Debt Service for the Borrower and its Subsidiaries on a consolidated basis at the end of any fiscal quarter, computed for the period of the four consecutive fiscal quarters ending as at the end of the relevant fiscal quarter, to be less than 1.25 to 1.0, unless Free Liquidity of the Borrower and its Subsidiaries on a consolidated basis at all times during the period of four consecutive fiscal quarters ending as at the end of the relevant fiscal quarter was equal to or greater than $100,000,000.

ARTICLE VII

[RESERVED]

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01. Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a) any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or the reimbursement with respect to any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable; provided, however, that if any such amount is not paid when due solely by reason of an error or omission on the part of the bank or banks through whom the relevant funds are being transmitted, no Event of Default shall occur for purposes of this Section 8.01 until the expiry of three Business Days following the date on which such payment is due;

(d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Sections 2.05(c), 5.01(a), 5.05(a) or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by the Borrower or any other Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (ii) the Borrower or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of the Material Subsidiaries, or of a substantial part of the property or assets of the Borrower or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrower or any of the Material Subsidiaries or (iii) the winding-up or liquidation of the Borrower or any Material Subsidiary (except, in the case of any Material Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (1) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (2) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrower or any Material Subsidiary, (4) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) make a general assignment for the benefit of creditors or (6) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by the Borrower or any Material Subsidiary to pay one or more final judgments aggregating in excess of $[*] (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Material Subsidiary to enforce any such judgment;

(k) (i) a Reportable Event or Reportable Events shall have occurred with respect to any Plan or a trustee shall be appointed by a United States district court to administer any Plan, (ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) the Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (v) the Borrower or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;

(l) (i) any Loan Document shall for any reason be asserted in writing by the Borrower or any Subsidiary Guarantor not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and which extends to assets that are not immaterial to the Borrower and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements or take the actions required to be taken by the Collateral Agent as described on Schedule 3.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the Guarantees pursuant to the Security Documents by the Borrower or any other Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by the Borrower or any other Loan Party not to be in effect or not to be legal, valid and binding obligations;

(m) (i) so long as any Pari Passu Senior Secured Notes are outstanding, the First Lien Intercreditor Agreement, and (ii) so long as any other Senior Secured Notes secured on a junior basis to the Liens on the Collateral securing the Obligations are outstanding and are subject to the Second Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against any party thereto (or against any person on whose behalf any such party makes any covenants or agreements therein), or otherwise not be effective to create the rights and obligations purported to be created thereunder, unless the same results directly from the action or inaction of the Administrative Agent;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand cash collateral pursuant to Section 2.05(j); and in any event with respect to the Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.02. Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01, in the event that the Borrower fails (or, but for the operation of this Section 8.02, would fail) to comply with the requirements of Section 6.12, 6.13, 6.14 or 6.15 then, until the expiration of the tenth Business Day subsequent to the date of the certificate calculating such covenant is required to be delivered pursuant to Section 5.04(c), the Borrower may, at its option, cure such non-compliance by:

(a) In the case of a failure to comply with Section 6.12, delivering additional property over which the Collateral Agent has a perfected, first priority Lien for the benefit of the Lenders and the other Secured Parties, which additional property shall be acceptable to the Required Lenders (it being understood that, in all events, cash shall be acceptable, and separate approval thereof from any Agent or Lender shall not be required) and following such delivery the Cure Collateral Fair Market Value of such additional property shall be added to the Value Component as of the date of measurement; and/or

(b) In the case of a failure to comply with Section 6.12, ratably prepaying (x) outstanding Term Loans (but only to the extent permitted as a voluntary prepayment under Section 2.10(a)) and (y) Revolving Facility Credit Exposure, (which, with respect to any issued but undrawn Letters of Credit, shall mean cash collateralizing such Letters of Credit in the manner provided in Section 2.05(j)), and following such prepayments, the total amount of such prepayments shall be subtracted from the Loan Component, as of the date of measurement; and/or

(c) In the case of a failure to comply with Section 6.13, 6.14 or 6.15, issuing Permitted Cure Securities for cash or otherwise receiving cash contributions to the capital of the Borrower (the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise of such Cure Right, (A) in the case of Section 6.13, Free Liquidity shall be increased by the Cure Amount, as of the date of measurement, (B) in the case of Section 6.14, the Total Net Funded Debt shall be decreased by the Cure Amount, as of the date of measurement and (C) in the case of Section 6.15, the ratio of EBITDA to Consolidated Total Debt, as applicable, shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to such applicable quarter and any four quarter period that includes such quarter by the Cure Amount; provided, that, for purposes of complying with Section 6.15, (i) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised and (ii) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.15.

If,

(i) in case of a failure to comply with Section 6.12, after giving effect to the transactions in paragraphs (a) and/or (b) of this Section 8.02, the Borrower shall then be in compliance with the requirements of Section 6.12; and/or

(ii) in case of a failure to comply with Section 6.13, after giving effect to the transactions in paragraph (c) of this Section 8.02, the Borrower shall then be in compliance with the requirements of Section 6.13; and/or

(iii) in case of a failure to comply with Section 6.14, after giving effect to the transactions in paragraph (c) of this Section 8.02, the Borrower shall then be in compliance with the requirements of Section 6.14; and/or

(iv) in case of a failure to comply with Section 6.15, after giving effect to the transactions in paragraph (c) of this Section 8.02, the Borrower shall then be in compliance with the requirements of Section 6.15, then in each case, the Borrower shall be deemed to have satisfied the requirements of the relevant Section(s) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such Section(s) that had occurred shall be deemed cured for all purposes of this Agreement.

Section 8.03. Application of Proceeds. The proceeds received by the Administrative Agent or the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent and/or the Collateral Agent of the remedies provided for herein or in any other Loan Document shall be applied, in full or in part, together with any other sums then held by the Administrative Agent or the Collateral Agent pursuant to this Agreement or any other Loan Document, as provided in Section 4.02 of the Collateral Agreement.

ARTICLE IX

THE AGENTS

Section 9.01. Appointment.

(a) Each Lender (in its capacities as a Lender and Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, including as the Collateral Agent for such Lender and the other Secured Parties under the Security Documents, including the Vessel Mortgages, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents to which it is a party, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) In furtherance of the foregoing, each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article IX (including Section 9.07) as though the Collateral Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c) Each Lender (in its capacities as a Lender and Swingline Lender (if applicable) on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) irrevocably authorizes the Administrative Agent or the Collateral Agent, as applicable, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations and expense reimbursement claims to the extent no claim therefor has been made) and the termination of all Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a person that is not (and is not required to become) a Loan Party, (C) if approved, authorized or ratified in writing in accordance with Section 10.08 of this Agreement or (D) to the extent excluded from the security interest granted under the Collateral Agreement pursuant to Section 3.01 thereof, (ii) to release any Guarantor from its obligations under the Loan Documents if such person ceases to be a Subsidiary as a result of a transaction permitted hereunder, (iii) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02 and (iv) enter into any First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement, to the extent contemplated by the terms hereof, and acknowledge that any such First Lien Intercreditor Agreement and Second Lien Intercreditor Agreement will be binding upon them. Upon request by an Agent, at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s, as applicable, authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Loan Documents.

(d) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Section 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co trustees, collateral co agents, collateral subagents or attorneys in fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. Should any instrument in writing from any Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney in fact or Subagent that it selects in accordance with the foregoing provisions of this Section 9.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct.

Section 9.03. Exculpatory Provisions. Neither any Agent or its Affiliates nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a

Default or Event of Default has occurred and is continuing, and (b) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by the Borrower, a Lender or an Issuing Bank. Neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to such Credit Event. The Administrative Agent may consult with legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document (including with respect to any matter hereunder or under any other Loan Document that is subject to such Agent’s consent or approval) unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it (or, in the case of the Collateral Agent, the Administrative Agent) deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all of the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or any other portion of the Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 9.06. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 9.07. Indemnification. The Lenders severally agree to indemnify each Agent and each Issuing Bank in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure, outstanding Term Loans and unused Commitments hereunder; provided, that the aggregate principal amount of Swingline Loans owing to the Swingline Lender and of L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Credit Exposure), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or such Issuing Bank under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s or such Issuing Bank’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder, and the resignation or removal of any Agent or any Issuing Bank.

Section 9.08. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit or Swingline Loan participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 9.09. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be withheld or delayed unreasonably), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” means such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article and

Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.09 shall apply mutatis mutandis to the Collateral Agent, provided that the Administrative Agent and the Collateral Agent shall at all times be the same person.

Section 9.10. Withholding Tax. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.10. For the avoidance of doubt, the term “Lender” shall include any Issuing Bank and any Swingline Lender.

Section 9.11. Agent and Arrangers. Neither the Co-Syndication Agents, the Joint Bookrunners, the Co-Documentation Agents nor any of the Arrangers shall have any duties or responsibilities hereunder in its capacity as such. Without limiting any other provision of this Article, neither the Co-Syndication Agents, the Joint Bookrunners, the Co-Documentation Agents nor any of the Arrangers in their respective capacities as such shall have or be deemed to have any fiduciary relationship with any Lender (including any Swingline Lender or any Issuing Bank) or any other Person by reason of this Agreement or any other Loan Document.

ARTICLE X

MISCELLANEOUS

Section 10.01. Notices; Communications.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 10.01; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.01(b) above shall be effective as provided in such Section 10.01(b).

(d) Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(e) Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 10.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Loan Parties post such documents, or provides a link thereto on the Loan Parties’ website on the Internet at the website address listed on Schedule 10.01, or (ii) on which such documents are posted on the Loan Parties’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) the Loan Parties shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Loan Parties shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Section 5.04(c) to the Administrative Agent. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17 and 10.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

Section 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies of this Agreement which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Issuing Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

Section 10.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 10.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender (such Lender, an “Assignor”) may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below), or, if an Event of Default under Sections 8.01(b), (c), (h) or (i) has occurred and is continuing, any other person;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund or an Affiliate of the Borrower made in accordance with 10.04(b)(i) or Section 10.21; and

(C) the Issuing Bank and the Swingline Lender; provided that no consent of the Issuing Bank and the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1,000,000 in the case of Term Loans and (y) $1,000,000 in the case of Revolving Facility Loans or Revolving Facility Commitments, unless each of the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if an Event of Default under Sections 8.01(b), (c), (h) or (i) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds shall be treated as one assignment), if any;

(B) the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case, together with a processing and recordation fee of $3,000 (which fee may be waived or reduced in the discretion of the Administrative Agent);

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms; and

(D) the Assignee shall not be a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries; except in accordance with Section 10.04(b)(i) or Section 10.21.

For the purposes of this Section 10.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing, no Lender shall be permitted to assign or transfer to, or sell a participation in, any portion of its rights and obligations under this Agreement to any entity previously identified in writing as a “disqualified institution” to the Administrative Agent on or before the Closing Date (or any entity subsequently designated as such by the Borrower, with the consent of the Administrative Agent (such consent not to be withheld unreasonably)).

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.04.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms of this Agreement from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms of this Agreement as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Swingline Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to such assignment required by paragraph (b) of this Section and any applicable tax forms, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).

(vi) If the consent of the Borrower to an assignment or to an Approved Fund is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 10.04(b)(ii)(A)), the Borrower shall be deemed to have given its consent ten Business Days after the date written notice thereof has been delivered by the Assignor (through the Administrative Agent or the electronic settlement system used in connection with any such assignment) unless such consent is expressly refused by the Borrower prior to such tenth Business Day.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its applicable Commitment, and the outstanding balances of its Term Loans and Revolving Facility Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 (or delivered pursuant to Section 5.04), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes each the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, as applicable, by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities other than any disqualified institution (to the extent that the list of disqualified institutions has been made available to all Lenders) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 10.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 10.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 10.04, the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender, provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other Tax proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under 2.14, 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed), which consent shall state that it is being given pursuant to this Section 10.04(d)(ii); provided that each potential Participant shall provide such information as is reasonably requested by the Borrower in order for the Borrower to determine whether to provide its consent.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f) The Borrower, upon receipt of written notice from any relevant Lender, agrees to issue Notes to such Lender requiring Notes to facilitate transactions of the type described in paragraph (e) above.

(g) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(h) If the Borrower wishes to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (1) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (2) amend the terms thereof in accordance with Section 10.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 10.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 10.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph (h) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(i) Notwithstanding anything to the contrary in Section 2.18(c) (which provisions shall not be applicable to clauses (i) or (j) of this Section 10.04), the Borrower may purchase by way of assignment and become an Assignee with respect to Term Loans at any time and from time to time from Lenders in accordance with Section 10.04(b) hereof (“Permitted Loan Purchases”); provided that (A) any such purchase occurs pursuant to Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between the Borrower and the Administrative Agent; provided that the Borrower shall be entitled to make open market purchases of the Term Loans without complying with such Dutch auction procedures so long as the aggregate principal amount (calculated on the par amount thereof) of all Term Loans purchased in open market purchases from the Closing Date does not exceed the Permitted Loan Purchases Amount, (B) for the avoidance of doubt, no Revolving Facility Commitments or Revolving Facility Loans may be purchased by the Borrower, (C) no Permitted Loan Purchases shall be made from the proceeds of any Revolving Facility Loans, (D) no Default or Event of Default has occurred and is continuing or would result from the Permitted Loan Purchase, (E) upon consummation of any such Permitted Loan Purchase, the Loans purchased pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished in accordance with Section 10.04(j) and (F) in connection with any such Permitted Loan Purchase, the Borrower and such Lender that is the Assignor shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 10.04(b)(ii)(B)) and shall otherwise comply with the conditions to Assignments under this Section 10.04.

(j) Each Permitted Loan Purchase shall, for purposes of this Agreement (including without limitation, Section 2.08(b)) be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans and the Borrower shall, upon consummation of any Permitted Loan Purchase, notify the Administrative Agent that the Register be updated to record such event as if it were a prepayment of such Loans.

Section 10.05. Expenses; Indemnity.

(a) Costs and Expenses. The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent in connection with the syndication of the Commitments or in the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower and the reasonable fees, disbursements and charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions of this Agreement or thereof (whether or not the Transactions hereby contemplated shall be consummated), including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent and the Arrangers, and, if necessary, the reasonable fees, charges and documented out-of-pocket expenses and disbursements of one local counsel per jurisdiction, and (ii) all out-of-pocket expenses (including Other Taxes) incurred by the Agents and any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the fees, charges and disbursements of counsel for the Agents (including any special and local counsel).

(b) Indemnification by the Borrower. The Borrower agrees to indemnify the Administrative Agent, the Agents, the Arrangers, the Joint Bookrunners, each Issuing Bank, each Lender, each of their respective Affiliates and each of their respective directors, trustees, officers, employees, agents, trustees and advisors (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (except the allocated costs of in house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of its subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee (for purposes of this proviso only, each of the Administrative Agent, any Arranger, any Joint Bookrunner, any Issuing Bank or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties, shall be treated as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction) (except the allocated costs of in house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any Environmental Claim or Environmental Liability related in any way to the Borrower or any of the Subsidiaries or its predecessors; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Borrower or any of the subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) Taxes. Except as expressly provided in Section 10.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 10.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim), which shall be governed exclusively by Section 2.17 and, to the extent set forth therein, Section 2.15.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Survival. The agreements in this Section 10.05 shall survive the resignation or removal of either Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

Section 10.06. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender and each Issuing Bank under this Section 10.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

Section 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 10.08. Waivers; Amendment.

(a) No failure or delay of either Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Loan Document nor any provision of this Agreement or thereof may be waived, amended or modified except (x) as provided in Section 2.21, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Agent party thereto and consented to by the Required Lenders; provided, however, that no such agreement shall

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Revolving Facility Maturity Date, without the prior written consent of each Lender directly affected thereby, except as provided in Section 2.05(c); provided that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

(ii) increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender),

(iii) extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv) amend the provisions of Section 4.02 of the Collateral Agreement, or any analogous provision of any other Security Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

(v) amend or modify the provisions of this Section 10.08 or the definition of the terms “Required Lenders,” “Majority Lenders,” or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

(vi) release all or substantially all the Collateral or all or substantially all of the Subsidiary Guarantors from their respective Guarantees under the Collateral Agreement, unless, in the case of a Subsidiary Guarantor, all or substantially all the Equity Interests of such Subsidiary Guarantor is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender, or

(vii) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lender participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent or an Issuing Bank hereunder without the prior written consent of such Agent or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.08 and any consent by any Lender pursuant to this Section 10.08 shall bind any Assignee of such Lender.

(c) Without the consent of the Syndication Agent or any Arranger or Lender or Issuing Bank, the Loan Parties and the Administrative Agent and/or Collateral Agent, as applicable, may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary to integrate any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments in a manner consistent with Section 2.21, including, with respect to Other Incremental Revolving Loans or Other Incremental Term Loans, as may be necessary to establish such Incremental Term Loan Commitments or Revolving Facility Loans as a separate Class or tranche from the existing Term Loan Commitments or Incremental Revolving Facility Commitments.

Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

Section 10.09. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter of this Agreement. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter of this Agreement is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, any fee letters previously entered into between the Agents, the Arrangers and the Joint Bookrunners shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 10.10. No Liability of the Issuing Bank. The Borrower assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower prove were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Section 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.11.

Section 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

Section 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.15. Jurisdiction; Consent to Service of Process.

(a) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City in the borough of Manhattan, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b) Waiver of Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York Court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Each Loan Party irrevocably appoints National Registered Agents, Inc. at 875 Avenue of the Americas, Suite 501, New York, New York 10001 as its authorized agent (the “Process Agent”) on which any and all legal process may be served in any action, suit or proceeding brought in any New York Court. Each Loan Party agrees that service of process in respect of it upon the Process Agent, together with written notice of such service given to it in the manner provided for notices in Section 10.01, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each Loan Party agrees that the failure of the Process Agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any such action, suit or proceeding based thereon. If for any reason the Process Agent named above shall cease to be available to act as such, each Loan Party agrees to irrevocably appoint a replacement process agent in New York City, as its authorized agent for service of process, on the terms and for the purposes specified in this paragraph (c). Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law or to obtain jurisdiction over any party or bring actions, suits or proceedings against any party in such other jurisdictions, and in such matter, as may be permitted by applicable law.

Section 10.16. Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to any Loan Party and any Subsidiary furnished to it by or on behalf of such Loan Party or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 10.16 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to such Loan Party or any other Subsidiary) and shall not reveal the same other than to its Related Parties with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16, (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledge under Section 10.04(e) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 10.16) and (F) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16).

Section 10.17. Platform; Borrower Materials. The Borrower hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or their securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Bank and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or their securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 10.18. Release of Liens and Guarantees. In the event that the Equity Holder conveys, sells, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Subsidiary Guarantor to a person that is not thereby required to enter into a Subsidiary Guarantor Pledge Agreement in a transaction not prohibited by Section 6.05 the Collateral Agent, without any recourse to or representation by it, shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to release any

Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Guarantor in a transaction permitted by Section 6.05 and as a result of which such Subsidiary Guarantor would cease to be a Subsidiary, terminate such Subsidiary Guarantor’s obligations under its Guarantee (and, in each case, the Administrative Agent and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. In addition, the Collateral Agent agrees, without any recourse to or representation by it, to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than contingent indemnification obligations and expense reimbursement claims to the extent no claim therefore has been made) are paid in full and all Letters of Credit and Commitments are terminated. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of the Borrower shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of.

Section 10.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to any Agent or Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other person who may be entitled thereto under applicable law).

Section 10.20. USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

Section 10.21. Affiliate Lenders.

(a) Each Lender who is an Affiliate of the Borrower (each, an “Affiliate Lender”; it being understood that neither the Borrower, nor any of the Subsidiaries may be Affiliate Lenders), in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action described in clauses (i), (ii) or (iii) of the first proviso of Section 10.08(b), such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Subject to clause (c) below, the Borrower and each Affiliate Lender hereby agrees that if a case under Title 11 of the United States Code is commenced against the Borrower, the Borrower shall seek (and each Affiliate Lender shall consent) to designate the vote of any Affiliate Lender and the vote of any Affiliate Lender with respect to any plan of reorganization of the Borrower or any Affiliate of the Borrower shall not be counted. Each Affiliate Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (a).

(b) Notwithstanding anything to the contrary in this Agreement, no Affiliate Lender shall have any right to (a) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (b) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or their representatives, or (c) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents, (d) own more than 25% of the aggregate principal amount of outstanding Term Loans or (e) purchase Revolving Facility Loans or Revolving Facility

Commitments. It shall be a condition precedent to each assignment to an Affiliate Lender that such Lender shall have represented in the applicable Assignment and Acceptance, and notified the Administrative Agent (i) that it is (or will be, following the consummation of such assignment) an Affiliate Lender, (ii) that the aggregate amount of Term Loans held by it giving effect to such assignments shall not exceed the amount permitted by clause (d) of the preceding sentence, and (iii) that, as of the date of such purchase and assignment, it is not in possession of material non-public information with respect to the Borrower, its subsidiaries or their respective securities that (A) has not been disclosed to the assigning Lender prior to such date and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to assign Terms Loans to such Affiliate Lender.

Section 10.22. No Advisory or Fiduciary Responsibility. In connection with all aspects of the Transactions contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, the other Loan Parties and their respective Affiliates, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, and the Borrower and the other Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Agent, each Arranger and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Borrower, any Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other person; (iii) none of the Agents, any Arranger or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, any Arranger or any Lender has advised or is currently advising the Borrower or any other Loan Party or their respective Affiliates on other matters) and none of the Agents, any Arranger or any Lender has any obligation to any of the Borrower, the other Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and the other Loan Parties and their respective Affiliates, and none of the Agents, any Arranger or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

[Remainder of page left blank intentionally; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

NCL CORPORATION LTD.,
as Borrower

By:
	Name:	Daniel S. Farkas
	Title:	Senior Vice President, General Counsel & Secretary

[Signature Page to Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent, Collateral Agent and as a Lender

By:
Name:
Title:

By:
Name: Marcus M. Tarkington
Title: Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Term A Lender and Revolving Facility Lender

By:
Name:
Title:

By:
Name: Marcus M. Tarkington
Title: Director

[Signature Page to Credit Agreement]

Nordea Bank Finland Plc, New York Branch,
as a Revolving Facility Lender

By:
Name: Martin Lunder
Title: Senior Vice President

By:
Name: LYNN SAURO
Title: VICE PRESIDENT

[Signature Page to Credit Agreement]

DNB Bank ASA,
as a Revolving Facility Lender

By:
Name: Magnus Piene
Title: Senior Vice President

By:
Name:
Title:

[Signature Page to Credit Agreement]

KfW IPEX-Bank GmbH,
as a Revolving Facility Lender

By:
Name: Aida Welker
Title: Director

By:
Name: Claudia Wenzel
Title: Vice President

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Revolving Facility Lender

By:
Name: Chiara Carter
Title: Vice President

[Signature Page to Credit Agreement]

Barclays Bank PLC,
as a Revolving Facility Lender

By:
Name: Noam Azachi
Title: Vice President

[Signature Page to Credit Agreement]

Citibank N.A.,
as a Revolving Facility Lender

By:
Name: SERVAAS CHORUS
Title: DIRECTOR/SCO

By:
Name: SUNEET GUPTA
Title: Vice President

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA
as a Revolving Facility Lender

By:
Name: Charles D. Johnston
Title: Authorized Signatory

By:
Name:
Title:

[Signature Page to Credit Agreement]

HSBC Bank plc,
as a Revolving Facility Lender

By:
Name: GUY JOLLY
Title: VICE PRESIDENT

RESTRICTED - [Signature Page to Credit Agreement]

UBS LOAN FINANCE LLC,
as a Revolving Facility Lender

By:
Name: Lana Gifas
Title: Director

By:
Name: Joselin Fernandes
Title: Associate Director

[Signature Page to Credit Agreement]

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL),
as a Revolving Facility Lender

By:
Name: SCOTT LEWALLEN
Title: Head of Shipping Finance

By:
Name: Malcolm Stonehouse
Title: Client Associate

[Signature Page to Credit Agreement]

THE ROYAL BANK OF SCOTLAND PLC
as a Revolving Facility Lender

By:
Timothy J. McNaught
Managing Director

[Signature Page to Credit Agreement]

BNP Paribas,
as a Revolving Facility Lender

By:
Name: DUANE HELKOWSKI
Title: MANAGING DIRECTOR

By:
Name: Berangere Allen
Title: Director

[Signature Page to Credit Agreement]

SUNTRUST BANK,
as a Revolving Facility Lender

By:
Name: J. Haynes Gentry III
Title: Director

By:
Name:
Title:

[Signature Page to Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as a Revolving Facility Lender

By:
Name: Lawrence Elkins
Title: Vice President

By:
Name:
Title:

[Signature Page to Credit Agreement]

Raymond James Bank, N.A.,
as a Revolving Facility Lender

By:
Name: Alexander L. Rody
Title: Senior Vice President

[Signature Page to Credit Agreement]

TD BANK, N.A.,
as a Revolving Facility Lender

By:
Name: Craig Welch
Title: Senior Vice President

By:
Name:
Title:

[Signature Page to Credit Agreement]

Capital Bank, N.A.,
as a Revolving Facility Lender

By:
Name: Dilian Schulz
Title: Senior Vice President

[Signature Page to Credit Agreement]

Regions Bank
as a Revolving Facility Lender

By:
Name: Stephen Hanas
Title: Senior Vice President

[Signature Page to Credit Agreement]

Comerica Bank,
as a Revolving Facility Lender

By:
Name: Gerald R. Finney, Jr.
Title: Vice President

By:
Name:
Title:

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A.,
as a Revolving Facility Lender

By:
Name: David Gutierrez
Title: SVP

[Signature Page to Credit Agreement]

Mercantil Commercebank, N.A.
as a Revolving Facility Lender

By:
Name: Patrick Garcia
Title: Assistant Vice President

By:
Name: Matthew Bruno
Title: Vice President

[Signature Page to Credit Agreement]

Branch Banking & Trust,
as a Revolving Facility Lender

By:
Name: Anthony D. Nigro
Title: Senior Vice President

[Signature Page to Credit Agreement]

PNC Bank, National Association
as a Revolving Facility Lender

By:
Name: Jose Mazariegos
Title: Senior Vice President

By:
Name:
Title:

[Signature Page to Credit Agreement]

Taiwan Business Bank, Los Angeles Branch
as a Revolving Facility Lender

By:
Name: Sandy Chen
Title: General Manager

By:
Name:
Title:

[Signature Page to Credit Agreement]

Hua Nan Commercial Bank, Ltd., Los Angeles Branch,
as a Revolving Facility Lender

By:
Name: Ding-Jong Chen
Title: VP & General Manager

By:
Name: NA
Title:

[Signature Page to Credit Agreement]

Taiwan Cooperative Bank Los Angeles,
as a Revolving Facility Lender

By:
Name: Li-Hua Huang
Title: VP&GM

[Signature Page to Credit Agreement]

Sumitomo Mitsui Trust Bank, Limited, New York Branch,
as a Revolving Facility Lender

By:
Name: Albert C. Tew II
Title: Vice President

By:
Name:
Title:

[Signature Page to Credit Agreement]

SCHEDULE 1.01

IMMATERIAL SUBSIDIARIES

None.

SCHEDULE 2.01

COMMITMENTS

Lender	Term A Loan Commitment
Deutsche Bank Securities Inc.	$675,000,000
Total	$675,000,000

Lender	Revolving Facility Commitment
Deutsche Bank Securities Inc.	$[*]
Nordea Bank Finland Plc., New York Branch	[*]
DNB Markets, Inc.	[*]
KfW IPEX-Bank GmbH	[*]
J.P. Morgan Securities LLC	[*]
Barclays Bank plc	[*]
Citigroup Global Markets Inc.	[*]
Goldman Sachs Bank USA	[*]
HSBC Bank plc	[*]
UBS Securities LLC	[*]
Skandinaviska Enskilda Banken AB (publ)	[*]
The Royal Bank of Scotland plc	[*]
BNP Paribas	[*]
SunTrust Bank	[*]
Bank of Tokyo-Mitsubishi UFJ Trust Company	[*]
Raymond James Bank, N.A.	[*]
TD Bank, N.A.	[*]
Capital Bank, N.A.	[*]
Regions Bank	[*]
Comerica Bank	[*]
Bank of America, N.A.	[*]
Mercantil Commercebank, N.A.	[*]
Branch Banking and Trust Company	[*]
PNC Bank, N.A.	[*]
Taiwan Business Bank	[*]
Hua Nan Commercial Bank, Ltd. New York Agency	[*]
Taiwan Cooperative Bank Ltd.	[*]
Sumitomo Mitsui Banking Corporation	[*]
Total	$625,000,000

2

SCHEDULE 3.01

ORGANIZATION AND GOOD STANDING

None.

3

SCHEDULE 3.04

GOVERNMENTAL APPROVALS

None.

4

SCHEDULE 3.07(b)

POSSESSION UNDER LEASES

None.

5

SCHEDULE 3.07(c)

INTELLECTUAL PROPERTY

None.

6

SCHEDULE 3.08(a)

SUBSIDIARIES

Name	Jurisdiction of Organization	Owner	Percentage
Arrasas Limited	Isle of Man	NCL Corporation Ltd.	100%
NCL International, Ltd.	The Islands of Bermuda	Arrasas Limited	100%
NCL America Holdings, LLC	Delaware	Arrasas Limited	100%
PAT Tours, LLC	Delaware	NCL America Holdings, LLC	100%
Polynesian Adventure Tours, LLC	Hawaii	NCL America Holdings, LLC	100%
NCL America LLC	Delaware	NCL America Holdings, LLC	100%
Pride of Hawaii, LLC	Delaware	NCL America Holdings, LLC	100%
Pride of America Ship Holding, LLC	Delaware	NCL America Holdings, LLC	100%
NCL (Bahamas) Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Breakaway One, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Breakaway Two, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Breakaway Three, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Breakaway Four, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Norwegian Epic, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Norwegian Jewel Limited	Isle of Man	NCL International, Ltd.	100%
Norwegian Gem, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Norwegian Pearl, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Norwegian Spirit, Ltd.	The Islands of Bermuda	NCL International, Ltd.	100%
Norwegian Star Limited	Isle of Man	NCL International, Ltd.	100%
Norwegian Dawn Limited	Isle of Man	NCL International, Ltd.	100%
Norwegian Sun Limited	The Islands of Bermuda	NCL International, Ltd.	100%

7

SCHEDULE 3.08(b)

SUBSCRIPTIONS

None.

8

SCHEDULE 3.17

FILINGS/FILING OFFICES

Type of Filing	Entity	Applicable Security Document [Guarantee and Collateral Agreement or Other]	Jurisdictions
UCC-1	Norwegian Dawn Limited	Guarantee and Collateral Agreement	Washington D.C Florida
UCC-1	Norwegian Star Limited	Guarantee and Collateral Agreement	Washington D.C Florida
UCC-1	Norwegian Sun Limited	Guarantee and Collateral Agreement	Washington D.C Florida
UCC-1	Norwegian Spirit, Ltd.	Guarantee and Collateral Agreement	Washington D.C Florida
UCC-1	Norwegian Gem, Ltd.	Guarantee and Collateral Agreement	Washington D.C Florida
UCC-1	Norwegian Pearl, Ltd.	Guarantee and Collateral Agreement	Washington D.C Florida
Charge over shares of Norwegian Gem, Ltd. Charge over shares of Norwegian Pearl, Ltd. Charge over shares of Norwegian Spirit, Ltd. Charge over shares of Norwegian Sun Limited	NCL International, Ltd.	Bermuda Share Charge	Bermuda Registrar of Companies
Charge over shares of Dawn Charge over shares of Star	NCL International, Ltd.	Isle of Man Share Charge	The Companies Registry of the Isle of Man Department of Economic Development
Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Norwegian Sun Limited	Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Bermuda Registrar of Companies
Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Norwegian Spirit, Ltd.	Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Bermuda Registrar of Companies
Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Norwegian Gem, Ltd.	Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Bermuda Registrar of Companies
Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Norwegian Pearl, Ltd.	Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Bermuda Registrar of Companies

9

Type of Filing	Entity	Applicable Security Document [Guarantee and Collateral Agreement or Other]	Jurisdictions
Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Norwegian Dawn Limited	Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	The Companies Registry of the Isle of Man Department of Economic Development
Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Norwegian Star Limited	Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	The Companies Registry of the Isle of Man Department of Economic Development

10

SCHEDULE 3.20

INSURANCE

1.	Marine Hull and Machinery, Hull and Freight Interests, War Risk Hull and War Risk Protection and Indemnity insurance covering the Mortgaged Vessels, as more fully described in Certificate to the Letter of Undertaking issued by [*] dated on or about the Closing Date and delivered to the Collateral Agent, which is incorporated herein by reference.

2.	Protection and Indemnity insurance covering the Mortgaged Vessels, as more fully described in the Letter of Undertaking issued by [*] dated on or about the Closing Date and delivered to the Collateral Agent, which is incorporated herein by reference.

11

SCHEDULE 4.02(b)

LOCAL COUNSEL

1.	Bahamian Counsel

Graham, Thompson & Co.

2.	Isle of Man

Cains

3.	Bermuda

Cox Hallett Wilkinson Limited

4.	Florida

Holland & Knight LLP

5.	Maritime Counsel

Clyde & Co US LLP

12

SCHEDULE 6.01

INDEBTEDNESS

1.	€308,130,000 Secured Loan Agreement dated April 20, 2004, between Pride of Hawaii Inc. (the owner of the Pride of Hawaii) as Borrower, HSBC Bank PLC as Agent and the Lenders and other parties party thereto as guaranteed by NCL Corporation Ltd, as amended, restated, supplemented or otherwise modified.

2.	$334,050,000 Secured Loan Agreement dated April 20, 2004, between Norwegian Jewel Limited (the owner of the Norwegian Jewel) as Borrower, HSBC Bank PLC as Agent and the Lenders and other parties party thereto guaranteed by NCL Corporation Ltd, as amended, restated, supplemented or otherwise modified.

3.	€258,000,000 Secured Loan Agreement dated April 4, 2003, between Pride of America Ship Holding LLC (the owner of the Pride of America) as Borrower, HSBC Bank PLC as Agent and the Lenders and other parties party thereto as guaranteed by NCL Corporation Ltd, as amended, restated, supplemented or otherwise modified.

4.	€40,000,000 Commercial Loan dated April 4, 2003, between Pride of America Ship Holding LLC (the owner of the Pride of America) as Borrower, HSBC Bank PLC as Agent and the Lenders and other parties party thereto as guaranteed by NCL Corporation Ltd, as amended, restated, supplemented or otherwise modified.

5.	€662,905,320 Secured Loan Agreement dated September 22, 2006, between F3 Two Ltd as Borrower, BNP Paribas as Agent and the Lenders and other parties party thereto in respect of Hull No. D33 as guaranteed by NCL Corporation Ltd, as amended, restated, supplemented or otherwise modified.

6.	€529,846,154 Credit Agreement, dated November 18, 2010 and as amended May 31, 2012, among Breakaway One, Ltd., as Borrower, NCL Corporation Ltd., various lenders, KfW IPEX-Bank GmbH as facility agent, collateral agent and CIRR agent, and the other agents and parties named therein, as amended, restated, supplemented or otherwise modified.

7.	€529,846,154 Credit Agreement, dated November 18, 2010, among Breakaway Two, Ltd., as Borrower, NCL Corporation Ltd., various lenders, KfW IPEX-Bank GmbH as facility agent, collateral agent and CIRR agent, and the other agents and parties named therein, as amended, restated, supplemented or otherwise modified.

8.	€126,075,000 Credit Agreement, dated November 18, 2010, among Norwegian

13

Jewel Limited, as Borrower, NCL Corporation Ltd., various lenders, KfW IPEX-Bank GmbH, as facility agent and collateral agent, and the other agents and parties named therein, as amended, restated, supplemented or otherwise modified.

9.	€126,075,000 Credit Agreement, dated November 18, 2010, among Pride of Hawaii, LLC, as Borrower, NCL Corporation Ltd., various lenders, KfW IPEX-Bank GmbH, as facility agent and collateral agent, and the other agents and parties named therein, as amended, restated, supplemented or otherwise modified.

10.	€590,478,870 Credit Agreement, dated October 12, 2012, among Breakaway Three, Ltd., as Borrower, NCL Corporation Ltd., various lenders, KfW IPEX-Bank GmbH, as facility agent and collateral agent, and the other agents and parties named therein, as amended, restated, supplemented or otherwise modified.

11.	€590,478,870 Credit Agreement, dated October 12, 2012, among Breakaway Four, Ltd., as Borrower, NCL Corporation Ltd., various lenders, KfW IPEX-Bank GmbH, as facility agent and collateral agent, and the other agents and parties named therein, as amended, restated, supplemented or otherwise modified.

12.	Approximately $300,000,000 principal amount outstanding pursuant to that certain $300,000,000 Indenture for 5.00% Senior Notes due 2018, dated as of February 6, 2013, by and between NCL Corporation Ltd. and U.S. Bank National Association, as Trustee, as amended, restated, supplemented or otherwise modified.

13.	Approximately $227,500,000 principal amount outstanding pursuant to that certain $350,000,000 Indenture for 9.50% Senior Notes due 2018, dated as of November 9, 2010, by and between NCL Corporation Ltd. and U.S. Bank National Association, as Trustee, as amended, restated, supplemented or otherwise modified.

14.	Up to $[*] in relation to the acquisition of Sky vessel on the terms set forth in the fully executed memorandum of agreement related to the sale of the Sky vessel, dated June 1, 2012.

14

SCHEDULE 6.02(a)

LIENS

None.

15

SCHEDULE 6.04

INVESTMENTS

None.

16

SCHEDULE 6.07

TRANSACTIONS WITH AFFILIATES

None.

17

SCHEDULE 6.09

CONTRACTUAL ENCUMBRANCES

None.

18

SCHEDULE 10.01

NOTICE INFORMATION

Loan Parties’ Address:

7665 Corporate Center Drive

Miami, Florida 33126

United States of America

Attn: Wendy Beck

Tel. No.: (305) 436-4098

Fax No.: (305) 436-4140

Email: wbeck@ncl.com

and

Attn: Daniel Farkas

Tel. No.: (305) 436-4690

Fax No.: (305) 436-4117

Email: dfarkas@ncl.com

With copies to:

Apollo Management, L.P.

9 West 57th Street

New York, NY 10019

Attn: Steve Martinez

Tel. No.: (212) 515-3200

Fax No.: (212) 515-3288

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York

NY 10019-6064

Attn: Brad Finkelstein

Tel No: (212) 373-3074

Fax No: (212) 492-0074 Email: bfinkelstein@paulweiss.com

19

Administrative Agent’s and Collateral Agent’s Address:

Credit Matters

Deutsche Bank Trust Company Americas

60 Wall Street, Floor 43

New York, NY 10005

Attn: Erin Morrissey – Director

(212) 250-1765

(212) 797-5690 (Fax)

Email: erin.morrissey@db.com

and

Operations Matters

Deutsche Bank Trust Company Americas

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Attn: Maxeen Jacques- Associate

(904) 527-6411

(732) 380-3355 (Fax)

Email: maxeen.jacques@db.com

20

Exhibit A

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of May 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NCL Corporation, Ltd., a Bermuda company (“NCL” or the “Borrower”), the Lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent and certain other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (the “Effective Date”) (but not prior to the registration of the information contained herein in the Register pursuant to Section 10.04(b)(iv) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2. Pursuant to Section 10.04(b)(ii)(B) of the Credit Agreement, this Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if required by Section 10.04(b)(ii)(B) of the Credit Agreement, a processing and recordation fee of $3,000, (ii) if the Assignee is organized under the laws of a jurisdiction outside the United States, any forms referred to in Section 2.17 of the Credit Agreement, duly completed and executed by such Assignee and (iii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire.

3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor (“Assignor”):

Legal Name of Assignee (“Assignee”):

Assignee’s Address for Notices:

Effective Date of Assignment:

Facility/Commitment	Principal Amount Assigned[1]	Percentage Assigned of Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)

Revolving Facility Loans/Commitments	$		%

Term A Loans/Commitments	$		%

[Signature page follows]

[1]	Amount of Commitments and/or Loans assigned is governed by Section 10.04 of the Credit Agreement.

The terms set forth above are hereby agreed to:		Accepted

	, as Assignor	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent[2]
By:
	Name:	By:
	Title:		Name:
Title:

	, as Assignee	By:
Name:
By:			Title:
Name:
	Title:	[Name of Swingline Lender], as Swingline Lender[3]

By:
Name:
Title:

[Name of Issuing Bank], as Issuing Bank[4]

By:
Name:
Title:

[2]	To be completed to the extent consents are required under Section 10.04(b)(i) of the Credit Agreement. Consent of the Administrative Agent shall not be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund and consent of the Issuing Bank and the Swingline Lender shall not be required for an assignment of all or any portion of a Term Loan.
[3]	Add additional signature blocks as needed.
[4]	Add additional signature blocks as needed.

NCL CORPORATION LTD., as Borrower[5]

By:
Name:
Title:

[5]	Consent of the Borrower shall not be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Sections 8.01(b), (c), (h) or (i) has occurred and is continuing.

Exhibit B

[FORM OF]

ADMINISTRATIVE QUESTIONNAIRE

NCL CORPORATION LTD.

Agent Address:	Deutsche Bank Trust Company Americas	Return form to:	Maxeen Jacques
	60 Wall Street, Floor 43	Telephone:	(904) 527-6411
	New York, NY 10005	Facsimile:	(904) 494-6852
		E-mail:	maxeen.jacques@db.com

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

• Signing Credit Agreement	☐	Yes	☐	No

• Coming in via Assignment	☐	Yes	☐	No

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Lender Parent:

Domestic Address	Eurodollar Address

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Primary Operations Contact	Secondary Operations Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Primary LC Contact	Secondary LC Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Lender’s Foreign Wire Instructions

Currency:

Bank Name:

Swift/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Agent’s Wire Instructions

[The Agent’s wire instructions will be disclosed at the time of closing.]

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I.	Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner) or b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business)

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II.	Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non- U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

Exhibit C

[FORM OF]

NCL CORPORATION LTD.

SOLVENCY CERTIFICATE

Date:             , 2013

This Solvency Certificate is delivered pursuant to Section 4.02(g) of the Credit Agreement dated as May 24, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (“NCL” or the “Borrower”), the Lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent and certain other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby certifies, solely in his capacity as an officer, as follows:

1. I am the Chief Financial Officer of the Borrower.

2. As of the date hereof, immediately after giving effect to the Transactions, on and as of such date (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

3. As of the date hereof, the Borrower does not intend to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

[Remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

NCL CORPORATION LTD.

By:
Name:
Title:

[Signature page to the Solvency Certificate]

Exhibit D-l

[FORM OF]

BORROWING REQUEST

Date:1             ,

To:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement dated as of May 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (“NCL” or the “Borrower”), the Lenders party thereto from time to time, the Administrative Agent, Deutsche Bank Trust Company Americas, as collateral agent, and certain other parties thereto.

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned hereby irrevocably notifies you of the Borrowing specified below:

1.	The Borrowing will be a Borrowing of Loans.[2]

2.	The Business Day of the requested Borrowing is: .

3.	The aggregate amount of the requested Borrowing is: .

4.	The Borrowing is comprised of of ABR Loans and of the Eurocurrency Loans.

[1]	Notification must be received by the Administrative Agent by telephone (confirmed promptly by hand delivery or electronic means) no later than 12:00 noon, Local Time (a) three (3) Business Days prior to the proposed Borrowing in the case of a Eurocurrency Borrowing, or (b) two (2) Business Days before the date of the proposed Borrowing, in the case of an ABR Borrowing; provided, that any such notice of an ABR Revolving Facility Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing.
[2]	Term A Loans, Revolving Facility Loans, Other Incremental Revolving Loans, Other Revolving Loans, Replacement Revolving Loans, Refinancing Term Loans or Other Incremental Term Loans.

5.	The duration of the Interest Period for the Eurocurrency Loans, if any, included in the Borrowing shall be month(s).

6.	The location and number of the account to which the proceeds of such Borrowing are to be deposited is .

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the requested Borrowing, before and after giving effect thereto and to the application of the proceeds thereof:

(A) The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of each such date with the same effect as though made on and as of each such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); and

(B) No event has occurred and is continuing or would result from such extension of credit which constitutes a Default or an Event of Default.

This Borrowing Request is issued pursuant to and is subject to the Credit Agreement, executed as of the date set forth above.

NCL CORPORATION LTD.

By:
Name:
Title:

Signature Page to the Borrowing Request

Exhibit D-2

[FORM OF]

SWINGLINE BORROWING REQUEST

Date:1             ,

To:	Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement dated as of May 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (“NCL” or the “Borrower”), the Lenders party thereto from time to time, the Administrative Agent, Deutsche Bank Trust Company Americas, as collateral agent, and certain other parties thereto.

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned hereby irrevocably notifies you of the Swingline Borrowing specified below:

1.	The Business Day of the requested Swingline Borrowing is: .

2.	The aggregate amount of the requested Swingline Borrowing is: $ .

3.	The location and number of the account to which the proceeds of such Swingline Borrowing are to be deposited is .

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Swingline Borrowing, before and after giving effect thereto and to the application of the proceeds thereof:

(A) The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of each such date with the same effect as though made on and as of each such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); and

[1]	Notification must be received by the Administrative Agent and the Swingline Lender by telephone (confirmed by a Swingline Borrowing Request by electronic means), not later than 1:00 p.m., Local Time, on the day of the proposed Swingline Borrowing.

(B) No event has occurred and is continuing or would result from such extension of credit, which constitutes a Default or an Event of Default.

[Signature page follows]

This Swingline Borrowing Request is issued pursuant to and is subject to the Credit Agreement, executed as of the date set forth above.

NCL CORPORATION LTD.

By:
Name:
Title:

Signature Page to the Swingline Borrowing Request

Exhibit E

[FORM OF]

INTEREST ELECTION REQUEST

Date:1            ,

To:	Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement dated as of May 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (“NCL” or the “Borrower”), the Lenders party thereto from time to time, the Administrative Agent, Deutsche Bank Trust Company Americas, as collateral agent, and certain other parties thereto.

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. This notice constitutes an Interest Election Request and the Borrower hereby makes an election with respect to Loans under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such election:

1.	Borrowing to which this request applies: .[2]

2.	Date of election (which shall be a Business Day): .

3.	Principal amount and Type of Loans subject to election: $ .

4.	The Loans are to be [converted into] [continued as] [ABR] [Eurocurrency] Loans.

5.	The duration of the Interest Period for the Eurocurrency Loans, if any, included in the election shall be months.

[Signature page follows]

[1]	The Borrower must notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type and in the applicable currency resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means of this form to the Administrative Agent.
[2]	If different options are being elected with respect to different portions of the Borrowing, the portions thereof must be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Paragraphs 4 and 5 shall be specified for each resulting Borrowing).

This Interest Election Request is issued pursuant to and is subject to the Credit Agreement, executed as of the date set forth above.

NCL CORPORATION LTD.

By:
Name:
Title:

Signature Page to the Interest Election Request

Exhibit F

[FORM OF]

GUARANTEE AND COLLATERAL AGREEMENT

Dated and effective as of May 24, 2013

among

each Grantor

identified herein,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Collateral Agent

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

Section 1.01	Credit Agreement	1
Section 1.02	Other Defined Terms	2

ARTICLE II

Guarantee

Section 2.01	Guarantee	8
Section 2.02	Guarantee of Payment; Continuing Guarantee	8
Section 2.03	No Limitations, Etc.	8
Section 2.04	Reinstatement	10
Section 2.05	Agreement To Pay; Contribution; Subrogation	10
Section 2.06	Information	11
Section 2.07	Maximum Liability	11
Section 2.08	Payment Free and Clear of Taxes	11

ARTICLE III

Security Interests in Personal Property

Section 3.01	Security Interest	11
Section 3.02	Representations and Warranties	13
Section 3.03	Covenants	16
Section 3.04	Other Actions	19
Section 3.05	Covenants Regarding Patent, Trademark and Copyright Collateral	19

ARTICLE IV

Remedies

Section 4.01	Remedies Upon Default	21
Section 4.02	Application of Proceeds	22

ARTICLE V

Indemnity, Subrogation and Subordination

Section 5.01	Contribution and Subrogation	24
Section 5.02	Subordination	24

-i-

Schedules

Schedule I	Intellectual Property

Exhibits

Exhibit A	Form of Supplement to the Guarantee and Collateral Agreement
Exhibit B	Form of Perfection Certificate
Exhibit C	Form of Additional Secured Party Consent
Exhibit D	Form of Copyright Security Agreement

-ii-

GUARANTEE AND COLLATERAL AGREEMENT dated and effective as of May 24, 2013 (this “Agreement”), among NORWEGIAN DAWN LIMITED, a company incorporated under the laws of Isle of Man (“Dawn”); NORWEGIAN GEM, LTD., a company incorporated under the laws of Bermuda (“Gem”); NORWEGIAN PEARL, LTD., a company incorporated under the laws of Bermuda (“Pearl”); NORWEGIAN SPIRIT, LTD., a company incorporated under the laws of Bermuda (“Spirit”); NORWEGIAN STAR LIMITED, a company incorporated under the laws of Isle of Man (“Star”); NORWEGIAN SUN LIMITED, a company incorporated under the laws of Bermuda (“Sun”, and together with Dawn, Gem, Pearl, Spirit, Star and Sun, collectively, the “Grantors”); and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

Reference is made to the Credit Agreement dated as of May 24, 2013 (the “Credit Agreement”), among NCL CORPORATION LTD., a company incorporated under the laws of Bermuda (“NCL” or “Borrower”), the LENDERS party thereto from time to time, DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent and the Collateral Agent and certain other parties thereto.

Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have agreed to extend credit to the Borrower subject to the terms and conditions set forth therein. The Credit Agreement permits the Grantors to incur Senior Secured Note Obligations (as defined below) from time to time on the terms and conditions set forth therein.

Pursuant to the Credit Agreement, each Grantor is permitted to guarantee the Senior Secured Note Obligations, and each Grantor is permitted to grant a first priority lien on the Collateral to secure the same. The liens to secure any Senior Secured Note Obligations are intended to be created under this Agreement and the other Security Documents.

The Grantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and any Senior Secured Note Indenture and are willing to execute and deliver this Agreement in order to induce the Lenders, the Issuing Bank and the holders of any Senior Secured Note Obligations to extend such credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Section 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account, Chattel Paper, General Intangibles, Instruments or Investment Property.

“Additional Authorized Representative” means the duly authorized representative of the holders of the Pari Passu Senior Secured Notes designated as “Authorized Representative” in an Additional Secured Party Consent delivered to the Collateral Agent.

“Additional Secured Party Consent” shall mean a consent in the form of Exhibit C to this Agreement executed by the Authorized Representative of any holders of Senior Secured Note Obligations pursuant to Section 6.20.

“Applicable Representative” shall mean the “Applicable Authorized Representative” (as defined in any First Lien Intercreditor Agreement); provided that prior to the Intercreditor Effective Date, the Applicable Representative shall be deemed to be the Collateral Agent.

“Assigned Contracts” means the Dawn Management Agreement, the Gem Management Agreement, the Pearl Management Agreement, the Spirit Management Agreement, the Star Management Agreement and the Sun Management Agreement.

“Authorized Representative” shall mean (a) the Administrative Agent, with respect to the Credit Agreement, and (b) the Additional Authorized Representative, with respect to any Senior Secured Note Indenture.

“Claiming Grantor” has the meaning assigned to such term in Section 5.01.

“Collateral” has the meaning assigned to such term in Section 3.01.

“Contributing Grantor” has the meaning assigned to such term in Section 5.01.

“Control Agreement” means a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, enabling the Collateral Agent to obtain “control” (within the meaning of the New York UCC) of any such accounts, in form and substance reasonably satisfactory to the Collateral Agent.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement (including, without limitation, any such rights that such Grantor has the right to license).

“Copyright Security Agreement” means a Copyright Security Agreement, substantially in the form of Exhibit D (with any changes the Collateral Agent shall have approved), executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule I.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Credit Agreement Secured Parties” means the Secured Parties other than the holders of the Senior Secured Note Obligations and the Additional Authorized Representative.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Dawn Management Agreement” means the Management Agreement dated April 5, 2007 (effective April 23, 2004), between NCL (Bahamas) Ltd., as Manager and Dawn with respect to the NORWEGIAN DAWN or any other management agreement entered into from time to time by Dawn with a technical manager of the NORWEGIAN DAWN, each as such agreement may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Discharge of Credit Agreement Obligations” has the meaning assigned to such term in the First Lien Intercreditor Agreement.

“Event of Default” shall mean an “Event of Default” under and as defined in the Credit Agreement or any Senior Secured Note Indenture.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Gem Management Agreement” means any management agreement among Gem, and any manager with respect to the NORWEGIAN GEM entered into from time to time by Gem with a technical manager of the NORWEGIAN GEM, as such agreement may be amended, restated, supplemented, waived or otherwise modified from time to time.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantor” has the meaning assigned to such term in the preliminary statement of this Agreement, and any Subsidiary that becomes a party hereto pursuant to Section 6.17.

“Guaranteed Obligations” shall mean the Obligations other than the Senior Secured Note Obligations.

“Guaranteed Parties” shall mean the Secured Parties other than the holders of Senior Secured Note Obligations, any Authorized Representative with respect thereto and, in each case, their successors and permitted assigns.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Grantor, including, inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intellectual Property Collateral” has the meaning assigned to such term in Section 3.02(g).

“Intellectual Property Security Agreement” means this Agreement, a Copyright Security Agreement, or any other security agreement in respect of Intellectual Property in a form reasonably acceptable to the Collateral Agent.

“Intercreditor Effective Date” shall mean the date on which the First Lien Intercreditor Agreement is first executed and delivered by the Collateral Agent, the Administrative Agent and the Authorized Representative of the holders of the initial Pari Passu Senior Secured Notes to be issued that constitute Senior Secured Note Obligations hereunder.

“IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule I hereto.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents (to the extent they are owed to the Guaranteed Parties), including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (to the extent they are owed to the Guaranteed Parties).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) the Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement that (i) was in effect on the Closing Date with a counterparty that was a Lender, an Agent, an Arranger or an Affiliate of a Lender, an Arranger or an Agent as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that was or is a Lender, an Agent, an Arranger or an Affiliate of a Lender, an Arranger or an Agent at the time such Swap Agreement is entered into; provided that such Lender is not a Defaulting Lender at the time such Swap Agreement is entered into, (c) the due and punctual payment and performance of all obligations of the Borrower and any of its Subsidiaries in respect of overdrafts and related liabilities owed to a Lender, an Arranger or an Agent or any of its Affiliates (or any other person designated by the Borrower as a provider of cash management services and entitled to the benefit of this Agreement) and arising from cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer, ACH services and other cash management arrangements), and (d) the Senior Secured Note Obligations. Notwithstanding the foregoing, “Obligations”, with respect to any Guarantor, shall not include any Excluded Swap Obligations of such Guarantor.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Grantor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule I, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule I, and (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in- part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein.

“Pearl Management Agreement” means any management agreement among Pearl and any manager with respect to the NORWEGIAN PEARL entered into from time to time by Pearl with a technical manager of the NORWEGIAN PEARL, as such agreement may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Perfection Certificate” means the Perfection Certificate with respect to the Grantors substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Borrower and each of the Grantors.

“Secured Parties” means (a) the Lenders (and any provider of cash management services to which any obligation referred to in clause (c) of the definition of the term “Obligations” is owed), (b) the Arrangers and the Agents, (c) each Issuing Bank, (d) each counterparty to any Swap Agreement entered into with a Loan Party the obligations under which constitute Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (f) the holders of Senior Secured Note Obligations, if any, and any Additional Authorized Representative with respect thereto, and (g) the successors and permitted assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Senior Secured Note Indenture” shall mean any indenture pursuant to which any Grantor has or will incur Senior Secured Note Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Senior Secured Note Obligations pursuant to and in accordance with Section 6.20.

“Senior Secured Note Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under a Senior Secured Note Indenture with respect to any Pari Passu Senior Secured Notes issued on or after the date hereof, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any bankruptcy or insolvency law naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, that have been designated as Senior Secured Note Obligations pursuant to and in accordance with Section 6.20.

“Spirit Management Agreement” means the Management Agreement dated April 5, 2007 (effective July 16, 2004), between NCL (Bahamas) Ltd., as Manager and Spirit with respect to the NORWEGIAN SPIRIT or any other management agreement entered into from time to time by Spirit with a technical manager of the NORWEGIAN SPIRIT, each as such agreement may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Star Management Agreement” means the Management Agreement dated April 5, 2007 (effective April 23, 2004), between NCL (Bahamas) Ltd., as Manager and Star with respect to the NORWEGIAN STAR or any other management agreement entered into from time to time by Star with a technical manager of the NORWEGIAN STAR, each as such agreement may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Sun Management Agreement” means the Management Agreement dated April 5, 2007 (effective April 23, 2004), between NCL (Bahamas) Ltd., as Manager and Sun with respect to the NORWEGIAN SUN or any other management agreement entered into from time to time by Sun with a technical manager of the NORWEGIAN SUN, each as such agreement may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Grantor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of Lanham Act has been filed, to extent that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule I, and (b) all goodwill associated therewith or symbolized thereby.

“Unfunded Advances/Participations” shall mean (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.06(b) of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, (b) with respect to the Swingline Lender, the aggregate amount, if any, of participations in respect of any outstanding Swingline Loan that shall not have been funded by the Revolving Facility Lenders in accordance with Section 2.04(c) of the Credit Agreement and (c) with respect to any Issuing Bank, the aggregate amount, if any, of participations in respect of any outstanding L/C Disbursement that shall not have been funded by the Revolving Facility Lenders in accordance with paragraphs (d) and (e) of Section 2.05 of the Credit Agreement.

ARTICLE II

Guarantee

Section 2.01 Guarantee. Each Grantor unconditionally guarantees, jointly with the other Grantors and severally, to the Collateral Agent, for the ratable benefit of the Guaranteed Parties, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations. Each Grantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, or amended and modified, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal, or amendment or modification, of any Guaranteed Obligation. Each Grantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02 Guarantee of Payment; Continuing Guarantee. Each Grantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Guaranteed Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Guaranteed Party in favor of the Borrower or any other person. Each Grantor agrees that its Guarantee hereunder is continuing in nature and applies to all of its Guaranteed Obligations, whether currently existing or hereafter incurred.

Section 2.03 No Limitations, Etc.

(a) Except for termination of a Grantor’s obligations hereunder as expressly provided for in Section 6.16, the obligations of each Grantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of each Grantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and each Grantor hereby waives any defense to the enforcement hereof by reason of:

(i) the failure of the Collateral Agent or any other Guaranteed Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Grantor under this Agreement;

(iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Guaranteed Party for the Guaranteed Obligations;

(iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of any Grantor or otherwise operate as a discharge of any Grantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations);

(vi) any illegality, lack of validity or enforceability of any Guaranteed Obligation;

(vii) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Guaranteed Obligation;

(viii) the existence of any claim, set-off or other rights that the Grantors may have at any time against the Borrower, the Collateral Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(ix) any action permitted or authorized hereunder;

(x) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Grantor ab initio or at any time after the Closing Date;

(xi) the fact that any Person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or not effectually bound by this Agreement, whether or not this fact is known to the Guaranteed Parties; or

(xii) any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or the Grantors or any other guarantor or surety.

Each Grantor expressly authorizes the Guaranteed Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Grantor hereunder.

(b) To the fullest extent permitted by applicable law, each Grantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash or immediately available funds of all the Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities). The Collateral Agent and the other Guaranteed Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Grantor hereunder except to the extent the Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds. To the fullest extent permitted by applicable law, each Grantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Grantor against the Borrower or any other Loan Party, as the case may be, or any security.

Section 2.04 Reinstatement. Each Grantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Guaranteed Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise.

Section 2.05 Agreement To Pay; Contribution; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Guaranteed Party has at law or in equity against any Grantor by virtue hereof, upon the failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Grantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Guaranteed Obligation. Each Grantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Guaranteed Party under this guarantee or any other guarantee, such Grantor will contribute, to the maximum extent permitted by law, such amounts to each other Grantor and each other guarantor so as to maximize the aggregate amount paid to the Guaranteed Parties under or in respect of the Loan Documents. Upon payment by any Grantor of any sums to the Collateral Agent as provided above, all rights of such Grantor against the Borrower, any other Loan Party or any other Grantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

Section 2.06 Information. Each Grantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Grantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Guaranteed Parties will have any duty to advise such Grantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07 Maximum Liability. Each Grantor, and by its acceptance of this guarantee, the Collateral Agent hereby confirms that it is the intention of all such persons that this guarantee and the obligations of each Grantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and the obligations of each Grantor hereunder. To effectuate the foregoing intention, the Collateral Agent, the Lenders and the Grantors hereby irrevocably agree that the Obligations of each Grantor under this guarantee at any time shall be limited to the maximum amount as will result in the obligations of such Grantor under this guarantee not constituting a fraudulent transfer or conveyance (after giving effect to the right of contribution established in Section 2.05).

Section 2.08 Payment Free and Clear of Taxes. Any and all payments by or on account of any obligation of any Grantor hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower are required to be made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to each Grantor mutatis mutandis.

ARTICLE III

Security Interests in Personal Property

Section 3.01 Security Interest.

(a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Accounts;

(ii) the Assigned Contracts;

(iii) all cash and Deposit Accounts;

(iv) all Chattel Paper;

(v) all Documents;

(vi) all Equipment;

(vii) all General Intangibles;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letter of Credit Rights;

(xii) all Commercial Tort Claims set forth on Schedule 12 to the Perfection Certificate or pursuant to Section 3.04(b);

(xiii) all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);

(xiv) all books and records pertaining to the Collateral; and

(xv) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any vehicle, whether now owned or hereafter acquired, (b) any debt securities for so long as such a pledge of such debt securities would violate a contractual obligation binding on or relating to such debt securities, (c) any Letter of Credit Rights to the extent any Grantor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, or (d) any Grantor’s right, title or interest in any license, contract or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which such Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; (f) assets and any proceeds thereof that are subject to a Lien securing a Capital Lease Obligation, mortgage financing or purchase money Indebtedness permitted to be incurred pursuant to the provisions of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation, mortgage financing or purchase money Indebtedness) validly prohibits the creation of any other Lien on such assets and proceeds; (g) any property of a person existing at the time such person is acquired or merged with or into or consolidated with any Grantor that is subject to a Lien permitted by Section 6.02(c) of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property; (h) any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein; (i) any asset if the granting of a security interest therein hereunder would violate any applicable law; and (j) those assets as to which the Collateral Agent shall reasonably determine in writing that the costs of obtaining such a security interest are excessive in relation to the value of the security interest to be afforded thereby.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such property as “all assets” or “all property” or words of similar effect. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(d) Notwithstanding anything to the contrary in this Agreement or the Credit Agreement, none of the Grantors shall be required to enter into any Control Agreement.

Section 3.02 Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement or, after the Discharge of Credit Agreement Obligations, in any Senior Secured Note Indenture or any offering circular related thereto.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete, in all material respects, as of the date hereof. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral that have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the date hereof in the case of filings, recordings or registrations required by Section 5.10 of the Credit Agreement or, after the Discharge of Credit Agreement Obligations, any equivalent provision of any Senior Secured Note Indenture) constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Grantor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest (subject to exceptions arising from defects in the chain of title, which defects in the aggregate do not constitute a Material Adverse Effect under the Credit Agreement) in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the Closing Date).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected (subject to exceptions arising from defects in the chain of title, which defects in the aggregate do not constitute a Material Adverse Effect under the Credit Agreement) in all Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Collateral other than Permitted Liens (except for any Permitted Lien described in Section 6.02(c) of the Credit Agreement).

(d) The Collateral is owned by the Grantors free and clear of any Lien, other than Liens that are Permitted Liens and not prohibited by any Senior Secured Note Indenture or Liens arising by operation of law. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens that are Permitted Liens and not prohibited by any Senior Secured Note Indenture.

(e) None of the Grantors holds any Commercial Tort Claim individually in excess of $10.0 million as of the date hereof except as indicated on the Perfection Certificate.

(f) Except as set forth on the Perfection Certificate, as of the date hereof, all Accounts have been originated by the Grantors and all Inventory has been produced or acquired by the Grantors in the ordinary course of business.

(g) As to itself and its Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”):

(i) The Intellectual Property Collateral set forth on Schedule I includes all of the material Patents, Trademarks, Copyrights and IP Agreements owned by such Grantor as of the date hereof.

(ii) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

(iii) Such Grantor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Grantor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(iv) With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (B) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Grantor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(v) Except as would not reasonably be expected to have a Material Adverse Effect, no Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 3.03 Covenants.

(a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Grantor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral, for the benefit of the Secured Parties. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed. Each Grantor that is a Foreign Subsidiary agrees promptly (and in any event within 30 days thereof) to notify the Collateral Agent in writing if it establishes any new place of business in the United States.

(b) Subject to the rights of such Grantor under the Loan Documents to dispose of Collateral, each Grantor shall, at its own expense, use commercially reasonable efforts to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral and the priority thereof against any Lien that is not a Permitted Lien or a Lien prohibited by any Senior Secured Note Indenture.

(c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith; provided, that no Grantor shall be required to execute, acknowledge, deliver or cause to be filed an Intellectual Property Security Agreement solely on account of such Grantor having entered into one or more material IP Agreements (other than exclusive Copyright Licenses).

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule I or adding additional schedules hereto to specifically identify any asset or item that may constitute material Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Grantor shall have the right, exercisable within 30 days after the Borrower has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(d) After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not a Permitted Lien or a Lien not prohibited by any Senior Secured Note Indenture, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any Senior Secured Note Indenture, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 3.03(e) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as permitted by the Credit Agreement and not prohibited by any Senior Secured Note Indenture. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except as permitted by the Credit Agreement and not prohibited by any Senior Secured Note Indenture.

(h) None of the Grantors will, without the Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Credit Agreement and not prohibited by any Senior Secured Note Indenture.

(i) Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or any Senior Secured Note Indenture or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 3.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

Section 3.04 Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Secured Parties, the Security Interest in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $25.0 million, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $10.0 million, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

Section 3.05 Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement and, after the Discharge of Credit Agreement Obligations, not prohibited by any Senior Secured Note Indenture:

(a) Each Grantor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Grantor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Grantor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Grantor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Grantor’s business that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(d) Each Grantor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Grantor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Grantor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Grantor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent at the time of the delivery of financial statements pursuant to Section 5.04(a) or Section 5.04(b) of the Credit Agreement of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding quarterly period, and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Security Interest in such Patent, Trademark or Copyright.

(f) Each Grantor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Grantor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Grantor’s business, including, when applicable and necessary in such Grantor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Grantor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Grantor knows or has reason to know that any Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Collateral Agent and shall, if such Grantor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

ARTICLE IV

Remedies

Section 4.01 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Grantor hereby agrees to use) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to the applicable Grantor to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 4.01 the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 4.02 hereof without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 4.02 Application of Proceeds. The Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent and each Authorized Representative in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or under any Senior Secured Note Indenture or any of the Obligations, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent and each Authorized Representative hereunder, under any other Loan Document or under any Senior Secured Note Indenture on behalf of any Grantor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document or any Senior Secured Note Indenture, and all other fees, indemnities and other amounts owing or reimbursable to the Collateral Agent and each Authorized Representative under any Loan Document in its capacity as such;

SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Collateral Agent, the Swingline Lender and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

THIRD, to the payment in full of all other Obligations (other than Obligations under clauses (b) and (c) of the definition thereof) (the amounts so applied to be distributed, as provided in the Credit Agreement or the applicable Senior Secured Note Indenture, as the case may be, among the Secured Parties pro rata in accordance with the respective amounts of the Obligations (other than Obligations under clauses (b) and (c) of the definition thereof) owed to them on the date of any such distribution, which in the case of Letters of Credit, shall be paid by deposit in an account with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash in U.S. Dollars equal to the aggregate L/C Exposure as of such date plus any accrued and unpaid interest thereon);

FOURTH, to the payment in full of all Obligations under clauses (b) and (c) of the definition thereof (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Obligations under clauses (b) and (c) of the definition thereof owed to them on the date of any such distribution); and

FIFTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct;

provided that on and after the Intercreditor Effective Date, such proceeds will be applied as between the holders of the Senior Secured Note Obligations, on the one hand, and the Credit Agreement Secured Parties, on the other hand, in the order specified in the First Lien Intercreditor Agreement, with the portion thereof allocable to the Credit Agreement Secured Parties then being applied in the manner set forth above in this Section 4.02. Notwithstanding the foregoing, no amount received from any Guarantor, or from the proceeds of Collateral pledged by such Guarantor, shall be applied to any Excluded Swap Obligations of such Guarantor.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the

Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE V

Indemnity, Subrogation and Subordination

Section 5.01 Contribution and Subrogation. Each Grantor (a “Contributing Grantor”) agrees (subject to Section 5.02 hereof) that, in the event a payment shall be made by any other Grantor hereunder in respect of any Guaranteed Obligation or assets of any other Grantor shall be sold pursuant to any Security Document to satisfy any Guaranteed Obligation owed to any Guaranteed Party and such other Grantor (the “Claiming Grantor”) shall not have been fully indemnified by the Borrower, the Contributing Grantor shall indemnify the Claiming Grantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Grantor on the date hereof and the denominator shall be the aggregate net worth of all the Grantors on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.16 hereof, the date of the supplement hereto executed and delivered by such Grantor).

Section 5.02 Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Section 5.01 hereof and all other rights of indemnity, contribution or subrogation of the Grantors under applicable law or otherwise shall be fully subordinated to the payment in full in cash or immediately available funds of the Guaranteed Obligations (other than contingent indemnification or reimbursement obligations). No failure on the part of the Borrower or any Grantor to make the payments required by Sections 5.01 hereof (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of its obligations hereunder.

(b) Each Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Grantor shall be fully subordinated to the payment in full in cash or immediately available funds of the Guaranteed Obligations (other than contingent indemnification or reimbursement obligations).

ARTICLE VI

Miscellaneous

Section 6.01 Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement (whether or not then in effect). All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower, with such notice to be given as provided in Section 10.01 of the Credit Agreement. All communications and notices to any holders of obligations under any Senior Secured Note Indenture shall be given to such holders at its address set forth in the Additional Secured Party Consent, as such address may be changed by written notice to the Collateral Agent and each Authorized Representative.

Section 6.02 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any Senior Secured Note Indenture, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any Senior Secured Note Indenture or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

Section 6.03 Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 6.04 Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement, the Credit Agreement or, after the Discharge of Credit Agreement Obligations, any Senior Secured Note Indenture. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

Section 6.05 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent. Until the Intercreditor Effective Date, the Collateral Agent hereunder shall at all times be the same person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by the Collateral Agent pursuant to the Credit Agreement shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the Collateral Agent under the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.

Section 6.06 Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.05 of the Credit Agreement and the equivalent provision of any Senior Secured Note Indenture.

(b) Without limitation of its indemnification obligations under the Loan Documents or any Senior Secured Note Indenture, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement or as such equivalent term is defined in any Senior Secured Note Indenture) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement, any other Loan Document or any Senior Secured Note Indenture or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and other transactions contemplated hereby, (ii) the use of proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.06 shall remain operative and in full force and effect regardless of the termination of this Agreement, any other Loan Document or any Senior Secured Note Indenture, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document or any Senior Secured Note Indenture, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.06 shall be payable on written demand therefor.

Section 6.07 Collateral Agent Appointed Attorney-in-Fact.

(a) Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, (i) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (iv) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (v) to send verifications of Accounts to any Account Debtor; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (viii) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (ix) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 6.08 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed (x) until the Intercreditor Effective Date, by the Credit Agreement and (y) on and after the Intercreditor Effective Date, the First Lien Intercreditor Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 6.09 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 6.10 Waivers; Amendment.

(a) No failure or delay by the Collateral Agent, any Issuing Bank or any other Secured Party in exercising any right, power or remedy hereunder, under any other Loan Document or under any Senior Secured Note Indenture, as applicable, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent, any Issuing Bank and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or any Senior Secured Note Indenture or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, the issuance of a Letter of Credit or the incurrence of any Senior Secured Note Obligation shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent, any Issuing Bank or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.08 of the Credit Agreement and, after the Intercreditor Effective Date, subject to any consent required by (and in accordance with) the applicable Additional Agreement (as defined in the First Lien Intercreditor Agreement), or as otherwise provided in the First Lien Intercreditor Agreement.

Section 6.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR ANY SENIOR SECURED NOTE INDENTURE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11.

Section 6.12 Severability. In the event any one or more of the provisions contained in this Agreement, in any other Loan Document or in any Senior Secured Note

Indenture should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 6.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 6.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

Section 6.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.15 Jurisdiction; Consent to Service of Process.

(a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, any other Loan Documents or any Senior Secured Note Indenture, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any Senior Secured Note Indenture shall affect any right that the Collateral Agent, any Issuing Bank, any Lender or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement, any other Loan Document or any Senior Secured Note Indenture against any Grantor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Loan Document or any Senior Secured Note Indenture in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 6.16 Termination or Release.

(a) Subject to any applicable terms of the First Lien Intercreditor Agreement on and after the Intercreditor Effective Date, this Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations and Senior Secured Note Obligations (in each case, other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the Credit Agreement, the Revolving L/C Exposure has been reduced to zero and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

(b) Subject to any applicable terms of the First Lien Intercreditor Agreement on and after the Intercreditor Effective Date, a Grantor shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement and not prohibited by any Senior Secured Note Indenture as a result of which such Grantor ceases to be a Subsidiary of the Borrower or otherwise ceases to be a Grantor; provided that the Required Lenders shall have consented to such transaction (to the extent such consent is required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Subject to any applicable terms of the First Lien Intercreditor Agreement on and after the Intercreditor Effective Date, the Security Interest in any Collateral shall automatically be released (i) upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement and not prohibited under any Senior Secured Note Indenture to any person that is not a Grantor, (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in such Collateral pursuant to Section 10.08 of the Credit Agreement and, after the Discharge of Credit Agreement Obligations, any equivalent provision of any Senior Secured Note Indenture (in each case, to the extent required) and (iii) as otherwise may be provided in the First Lien Intercreditor Agreement.

(d) Solely with respect to any Senior Secured Note Obligations, a Grantor shall automatically be released from its obligations hereunder with respect to such Senior Secured Note Obligations and/or the security interests in any Collateral shall in each case be automatically released with respect to such Senior Secured Note Obligations upon the occurrence of any of the circumstances set forth in the section governing release of collateral in any Senior Secured Note Indenture governing such Senior Secured Note Obligations without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to any applicable Grantor.

(e) If any Collateral shall become subject to the release provisions set forth in Section 2.04 of the First Lien Intercreditor Agreement, the Lien created hereunder on such Collateral shall be automatically released to the extent (and only to the extent) provided therein.

(f) In connection with any termination or release pursuant to paragraph (a), (b), (c), (d) or (e) of this Section 6.16, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s, expense all documents that such Grantor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements); provided, that the Collateral Agent shall not be required to take any action under this Section 6.16(f) unless such Grantor shall have delivered to the Collateral Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral, and (ii) a certificate of a Responsible Officer of the Borrower or such Grantor certifying that the transaction giving rise to such termination or release is permitted by the Credit Agreement and not prohibited by any Senior Secured Note Indenture and was consummated in compliance with the Loan Documents and any Senior Secured Note Indenture. Any execution and delivery of documents pursuant to this Section 6.16 shall be without recourse to or warranty by the Collateral Agent.

Section 6.17 Additional Subsidiaries. Upon execution and delivery by the Collateral Agent and any Subsidiary that is required to become a party hereto by Section 5.10 of the Credit Agreement or by any Senior Secured Note Indenture, of an instrument in the form of Exhibit A hereto such subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 6.18 Right of Set-off. If an Event of Default shall have occurred and be continuing, the Collateral Agent, each Lender, each Issuing Bank and each other Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent, such Lender or such Issuing Bank to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement or any Senior Secured Note Indenture owed to the Collateral Agent, such Lender, such Issuing Bank or such other Secured Party, irrespective of whether or not the Collateral Agent, such Lender, such Issuing Bank or such other Secured Party shall have made any demand under this Agreement or any Senior Secured Note Indenture and although such obligations may be unmatured; provided that, on and after the Intercreditor Effective Date, such amounts will be subject to the First Lien Intercreditor Agreement. The rights of the Collateral Agent, each Lender, each Issuing Bank and each other Secured Party under this Section 6.18 are in addition to other rights and remedies (including other rights of set-off) that the Collateral Agent, such Lender, such Issuing Bank or such Secured Party may have.

Section 6.19 Subject to First Lien Intercreditor Agreement. Notwithstanding anything herein to the contrary, on and after the Intercreditor Effective Date (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject to the First Lien Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the First Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien Intercreditor Agreement shall govern. Nothing herein is intended, or shall be construed, to give any Loan Party any additional right, remedy or claim under, to or in respect of this Agreement or any Collateral.

Section 6.20 Senior Secured Note Obligations. On or after the date hereof and so long as permitted by the Credit Agreement and not prohibited by any Senior Secured Note Indenture then outstanding, the Borrower may from time to time designate Indebtedness at the time of incurrence to be secured on a pari passu basis with the Obligations as Senior Secured Note Obligations hereunder by delivering to the Collateral Agent and each Authorized Representative (a) a certificate signed by an Authorized Officer of the Borrower (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Senior Secured Note Obligations for purposes hereof, (iii) representing that such designation of such obligations as Senior Secured Note Obligations complies with the terms of this Agreement, the Credit Agreement and any Senior Secured Note Indenture then outstanding and (iv) specifying the name and address of the Authorized Representative for such obligations, (b) a fully executed Additional Secured Party Consent (in the form attached as Exhibit C) and (c) if the Intercreditor Effective Date has not yet occurred, a fully executed First Lien Intercreditor Agreement. Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as collateral agent under and subject to the terms of the Security Documents for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Senior Secured Note Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as collateral agent for the holders of such Senior Secured Note Obligations as set forth in each Additional Secured Party Consent and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement and the First Lien Intercreditor Agreement.

Section 6.21 Collateral Agent. Immediately upon the occurrence of the Discharge of Credit Agreement Obligations (as defined in the First Lien Intercreditor Agreement), the Additional Authorized Representative (and, if there shall be more than one Additional Authorized Representative at such time, then the Additional Authorized Representative in respect of the greatest outstanding amount of Senior Secured Note Obligations at such time) shall be deemed the Collateral Agent for all purposes under this Agreement. The Collateral Agent shall do all things necessary or reasonably requested by such Additional Authorized Representative to vest in such Additional Authorized Representative the right granted to the Collateral Agent hereunder with respect to the Collateral including (i) the filing of amended financing statements in the appropriate filing offices, (ii) to the extent that the Collateral Agent holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) (or any similar concept under foreign law) over Collateral pursuant to this Agreement or any other Security Document, the delivery, to such Additional Authorized Representative the Collateral in its possession or control together with any necessary endorsements to the extent required by this Agreement and (iii) the execution and delivery of any further documents, financing statements or agreements and the taking of all such further action that may be required under any applicable law, or that the Additional Authorized Representative may reasonably request, all without recourse to, or representation or warranty by, the Collateral Agent, and at the sole cost and expense of the Loan Parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

NORWEGIAN GEM, LTD.
NORWEGIAN PEARL, LTD.
NORWEGIAN SPIRIT, LTD.
NORWEGIAN SUN LIMITED

By:
	Name:	Daniel S. Farkas
	Title:	Senior Vice President, General
Counsel & Secretary

NORWEGIAN DAWN LIMITED
NORWEGIAN STAR LIMITED

By:
	Name:	Daniel S. Farkas
	Title:	Director

[Signature page to Guarantee and Collateral Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Guarantee and Collateral Agreement]

Schedule I

to the Guarantee and

Collateral Agreement

INTELLECTUAL PROPERTY

PATENTS

Title	Provisional Application #/ Filing Date

TRADEMARKS

Owner	Trademark/ Service Mark Name	Registration Number	Registration Date

COPYRIGHTS

Claimant	Registration Number	Registration Date	Title	Description

IP AGREEMENTS

[                    ].

Sch. 1

EXHIBIT A

to the Guarantee and

Collateral Agreement

SUPPLEMENT NO.      dated as of                     (this “Supplement”), to the Guarantee and Collateral Agreement dated and effective as of May 24, 2013 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among NORWEGIAN DAWN LIMITED, a company incorporated under the laws of Isle of Man (“Dawn”); NORWEGIAN GEM, LTD., a company incorporated under the laws of Bermuda (“Gem”); NORWEGIAN PEARL, LTD., a company incorporated under the laws of Bermuda (“Pearl”); NORWEGIAN SPIRIT, LTD., a company incorporated under the laws of Bermuda (“Spirit”); NORWEGIAN STAR LIMITED, a company incorporated under the laws of Isle of Man (“Star”); NORWEGIAN SUN LIMITED, a company incorporated under the laws of Bermuda (“Sun”, and together with Dawn, Gem, Pearl, Spirit, Star and Sun, collectively, the “Grantors”); and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A. Reference is made to the Credit Agreement dated as of May 24, 2013 (the “Credit Agreement”), among NCL CORPORATION LTD., a company incorporated under the laws of Bermuda (“NCL” or “Borrower”), the LENDERS party thereto from time to time, DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent and the Collateral Agent and certain other parties thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement referred to therein.

C. The Grantors have entered into the Guarantee and Collateral Agreement. Section 6.17 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Senior Secured Note Indenture to become a Grantor under the Guarantee and Collateral Agreement and a Subsidiary Party under the Senior Secured Note Indenture in order to induce the Lenders to make additional Loans and each Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made, Letters of Credit previously issued and Senior Secured Notes previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

Section 1. In accordance with Section 6.17 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

Section 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

Section 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Collateral Agent has executed a counterpart hereof.

Section 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and a listing of instruments, chattel paper and commercial tort claims in excess of $10.0 million and Intellectual Property Collateral and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

Section 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

Section 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Guarantee and Collateral Agreement and the notice section of the Senior Secured Note Indenture.

Section 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable documented out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Legal Name:

Jurisdiction of Formation:

Location of Chief Executive Office:[1]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[1]	Non-U.S. grantor should specify any places of business in the U.S.

Schedule I

to Supplement No.

to the Guarantee and

Collateral Agreement

LOCATION OF COLLATERAL

Description	Location

INSTRUMENTS AND CHATTEL PAPER

COMMERCIAL TORT CLAIMS

INTELLECTUAL PROPERTY COLLATERAL

EXHIBIT B

to the Guarantee and

Collateral Agreement

FORM OF PERFECTION CERTIFICATE

See attached.

B-1

EXHIBIT C

to the Guarantee and

Collateral Agreement

[Form of]

ADDITIONAL SECURED PARTY CONSENT

[Name of Secured Party]

[Address of Secured Party]

[Date]

The undersigned is the Authorized Representative for persons wishing to become Secured Parties (the “New Secured Parties”) under the Guarantee and Collateral Agreement dated as of May 24, 2013 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among NORWEGIAN DAWN LIMITED, a company incorporated under the laws of Isle of Man; NORWEGIAN GEM, LTD., a company incorporated under the laws of Bermuda; NORWEGIAN PEARL, LTD., a company incorporated under the laws of Bermuda; NORWEGIAN SPIRIT, LTD., a company incorporated under the laws of Bermuda; NORWEGIAN STAR LIMITED, a company incorporated under the laws of Isle of Man; NORWEGIAN SUN LIMITED, a company incorporated under the laws of Bermuda; and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent for the Secured Parties (as defined therein). Capitalized terms in this Agreement but not otherwise defined herein have the meanings set forth in the Guarantee and Collateral Agreement

In consideration of the foregoing, the undersigned hereby:

(a) represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Guarantee and Collateral Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Authorized Representative for the New Secured Parties;

(b) acknowledges that the New Secured Parties have received a copy of the Guarantee and Collateral Agreement and the First Lien Intercreditor Agreement;

(c) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Guarantee and Collateral Agreement and First Lien Intercreditor Agreement as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(d) accepts and acknowledges the terms of the First Lien Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Senior Secured Note Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the Intercreditor Effective Date and agrees that its address for receiving notices pursuant to the Security Documents (as defined in the First Lien Intercreditor Agreement) shall be as follows:

[Address]

The Collateral Agent, by acknowledging and agreeing to this Additional Secured Party Consent, accepts the appointment set forth in clause (iii) above.

THIS ADDITIONAL SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Additional Secured Party Consent to be duly executed by its authorized officer as of the             day of 20    .

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and Agreed:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

to the Guarantee and

Collateral Agreement

COPYRIGHT SECURITY AGREEMENT

(Copyrights, Copyright Registrations, Copyright Applications

and Copyright Licenses)

COPYRIGHT SECURITY AGREEMENT dated as of             ,         , between [NAME OF GRANTOR], a                      corporation2 (the “Grantor”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent.

WHEREAS, Grantor owns, or in the case of Copyright Licenses is a party to, the Copyright Collateral (as defined below);

WHEREAS, NCL CORPORATION LTD., company incorporated under the laws of Bermuda (“NCL” or “Borrower”), the LENDERS party thereto, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent, are parties to a Credit Agreement dated as of May 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to (i) a Guarantee and Collateral Agreement dated as of May 24, 2013 (as amended and/or supplemented from time to time, the “Guarantee and Collateral Agreement”) among NORWEGIAN DAWN LIMITED, a company incorporated under the laws of Isle of Man; NORWEGIAN GEM, LTD., a company incorporated under the laws of Bermuda; NORWEGIAN PEARL, LTD., a company incorporated under the laws of Bermuda; NORWEGIAN SPIRIT, LTD., a company incorporated under the laws of Bermuda; NORWEGIAN STAR LIMITED, a company incorporated under the laws of Isle of Man; NORWEGIAN SUN LIMITED, a company incorporated under the laws of Bermuda; and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”) and (ii) certain other Security Documents (including this Copyright Security Agreement), the Grantor has guaranteed certain obligations of the Borrower and secured such guarantee (the “Grantor’s Secured Guarantee”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Copyright Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to and upon the terms and conditions contained in the Guarantee and Collateral Agreement, the Grantor hereby grants to the Grantee, to secure the [Obligations] [Grantor’s Secured Guarantee], a continuing security interest in all of

[2]	Modify as needed if the Grantor is not a corporation.

the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Copyright, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

(ii) each Copyright License, including, without limitation, each Copyright License identified in Schedule 1 hereto; and

(iii) all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Copyright (including, without limitation, any Copyright owned by the Grantor and identified in Schedule 1), and all rights and benefits of the Grantor under any Copyright License (including, without limitation, any Copyright License identified in Schedule 1).

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney in fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Copyright Collateral any and all appropriate action which the Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

Except to the extent not prohibited by the Guarantee and Collateral Agreement or the Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Grantee pursuant to the Guarantee and Collateral Agreement. Terms defined in the Guarantee and Collateral Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee and Collateral Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the Guarantee and Collateral Agreement shall govern.

IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first written above.

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule 1

to Copyright Security Agreement

[NAME OF GRANTOR]

COPYRIGHT REGISTRATIONS

Registration No.	Registration Date	Title	Expiration Date

COPYRIGHT APPLICATIONS

Case No.	Serial No.	Country	Date	Filing Title

COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/ Licensee	Date of Agreement	Subject Matter

Exhibit G

[FORM OF] FIRST LIEN DEED OF COVENANTS

relating to the “ [                    ]”

between

[                    ]

as Owner

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Collateral Agent

- i -

THIS DEED OF COVENANTS dated and effective as of [            ], (this “Deed”), between [            ], [                    ] (the “Owner”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent (and its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties.

WHEREAS, the parties hereto have entered into a Credit Agreement dated as of May 24, 2013 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among NCL CORPORATION LTD., a Bermuda company (“NCL” or the “Borrower”), the LENDERS party thereto from time to time, DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for the Lenders and certain other parties thereto and the Collateral Agent;

WHEREAS, the Collateral Agent and each Subsidiary Guarantor have also entered into a Guarantee and Collateral Agreement, dated as of May 24, 2013 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Collateral Agreement”);

WHEREAS, the Owner is the sole, absolute and unencumbered, legal and beneficial owner of the Vessel (as defined herein) (save and except the Permitted Liens);

WHEREAS, in order to secure the repayment of the Obligations, the Owner has duly executed in favor of the Collateral Agent a statutory Bahamian mortgage of even date herewith in account current form constituting a first priority mortgage of sixty four sixty fourth (64/64th) shares in the Vessel (the “Mortgage”);

WHEREAS, this Deed is supplemental to the Credit Agreement, the Collateral Agreement and the Mortgage over the Vessel and the security thereby created, and is collateral to one of the Vessel Mortgages referred to in the Credit Agreement but until discharged shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

NOW, THEREFORE, IT IS HEREBY AGREED as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 In this Deed (including the introductory paragraph and the recitals) unless the context otherwise requires or unless otherwise defined herein, words and expressions defined in the Collateral Agreement or the Credit Agreement shall have the same meanings when used in this Deed and the following terms shall have the following meanings:

“Approved Manager” means any company designated by the Owner from time to time, as the technical manager of the Vessel.

“Collateral Agreement” has the meaning assigned to such term in the recitals.

“Compulsory Acquisition” means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Vessel by any government entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title.

“Earnings Assignment” means the First Lien Earnings Assignment, dated as of the date hereof, made by the Owner in favor of the Collateral Agent in respect of the Vessel.

“Insurance Assignment” means the First Lien Insurance Assignment, dated as of the date hereof, made by the Owner in favor of the Collateral Agent in respect of the Vessel.

“Insurances” has the meaning assigned to such term in Section 5.2(a).

“Loss Payable Clause” means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such Loss Payable Clauses to be in the forms set out in Appendix A and Appendix B of Schedule 1 to the Insurance Assignment, or in such other forms as may from time to time be agreed in writing by the Collateral Agent.

“Mortgaged Property” means:

(a) the Vessel (including, but not limited to the right of registration in relation thereto);

(b) the Insurances; and

(c) any Requisition Compensation.

“Owner” includes the successors in title and assignees of the Owner.

“Receiver” means any receiver and/or manager appointed pursuant to Section 7.2.

“Requisition Compensation” means all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of the Vessel.

“Security Period” means the period commencing on the date hereof and terminating on the date on which all the Obligations (other than contingent indemnity or expense reimbursement obligations in respect of which no claim has been made) have been paid in full in cash in immediately available funds.

“Vessel” means the vessel “NORWEGIAN [            ]” registered as a Bahamian ship at the Port of Nassau under Official Number [            ] and includes, but is not limited to, any share or interest therein and her engines, machinery, boats, tackle, outfit, equipment, spare gear, fuel, consumables or other stores, belongings and

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appurtenances whether on board or ashore and whether now owned or hereafter acquired and also any and all additions, improvements and replacements hereafter made in or to such vessel or any part thereof or in or to her equipment and appurtenances aforesaid.

Section 1.2 Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement or the Collateral Agreement, as applicable; provided that “Event of Default” shall have the meaning assigned to that term in the Collateral Agreement. This Deed shall be read together with the Collateral Agreement, the Mortgage and the Credit Agreement but in case of any conflict between this Deed and the Collateral Agreement, the Mortgage or the Credit Agreement, the provisions of the Collateral Agreement, the Mortgage or the Credit Agreement, as applicable, shall prevail.

ARTICLE II.

MORTGAGE, ASSIGNMENT AND COVENANT TO PAY

Section 2.1 The Owner hereby grants a security interest in and mortgage on and pledges and assigns absolutely to and in favor of the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, all its right, title and interest present and future in and to the Mortgaged Property, in each case whether now owned or hereafter acquired and whether now existing or hereafter coming into existence, for the duration of the Security Period.

Section 2.2 The Owner hereby covenants and undertakes with the Collateral Agent and the Secured Parties that (i) promptly after the date hereof it will give written notice (in such form as the Collateral Agent shall reasonably require including but not limited to the notice of assignment of insurances attached as Schedule 1 to the Insurance Assignment) of the assignment herein contained and all remedies hereunder and the assignment under the Earnings Assignment and Insurance Assignment, to, and use commercially reasonable efforts to obtain consents or acknowledgements from, the persons from whom any part of the Mortgaged Property is or may be due, (ii) where the consent or acknowledgement of any underwriter is required pursuant to any of the Insurances assigned hereby or assigned under the Insurance Assignment, it shall use commercially reasonable efforts to obtain such consent and evidence thereof shall be provided to the Collateral Agent or, in the case of protection and indemnity coverage, use commercially reasonable efforts to cause the Collateral Agent to be provided with a letter of undertaking by the club, association or broker, as applicable, (iii) there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such Loss Payable Clause and other clauses (in such form as the Collateral Agent shall reasonably require).

Section 2.3 The Owner covenants and undertakes with the Collateral Agent and the Secured Parties to do or permit to be done each and every act or thing which the Collateral Agent may from time to time require to be done for the purpose of enforcing the Collateral Agent’s and the Secured Parties’ rights under this Deed and to allow its name to be used as and when required by the Collateral Agent for that purpose.

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Section 2.4 The Owner covenants and undertakes with the Collateral Agent and the Secured Parties to pay, on demand, to the Collateral Agent all monies and discharge all Guaranteed Obligations now or hereafter due, owing or incurred to the Collateral Agent and the Secured Parties under, or in connection with the Credit Agreement, any Senior Secured Note Indenture, any other Loan Document, and/or this Deed when the same become due for payment in accordance with their terms whether by acceleration or otherwise.

Section 2.5 The Owner shall cause to be filed, registered or recorded, and hereby irrevocably authorizes the Collateral Agent, at the Owner’s expense, at any time and from time to time to file, register or record this Deed and any amendments hereto and/or any other notices, filing or recording documents or instruments with respect to the Mortgaged Property without the signature of the Owner, in such form and with the appropriate authorities in any jurisdiction as is necessary or advisable to perfect or maintain the perfection of, or to protect, the security interest created hereby. The Owner ratifies its authorization for the Collateral Agent to have filed, recorded or registered in each jurisdiction as is necessary or advisable, this Deed and/or any other notice, filing or recording documents or instruments with respect to the Mortgaged Property if filed prior to the date hereof.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1 The Owner hereby represents and warrants to the Collateral Agent and the Secured Parties that it is the legal and beneficial owner of and has good right and title, free from any Liens (other than the Liens created pursuant to the Loan Documents and Permitted Liens and Liens not prohibited by any Senior Secured Note Indenture), to the Mortgaged Property which is, or which may at any time after the date of this Deed become, subject to the security constituted by this Deed. The Vessel is duly and validly registered in the name of the Owner under the laws and flag of The Bahamas and shall so remain during the Security Period, except as otherwise not prohibited by the Credit Agreement and any Senior Secured Note Indenture.

Section 3.2 The representation and warranty in Section 3.1 shall be deemed to be repeated by the Owner on and as of each day from the date of this Deed until the end of the Security Period as if made with reference to the facts and circumstances existing on each such date.

Section 3.3 The Owner also hereby represents and warrants to the Collateral Agent and the Secured Parties on the date hereof that each of the Mortgage and this Deed has been validly created and, together, constitutes a valid, legally binding and enforceable mortgage, assignment and first priority Lien on the Mortgaged Property, other than Permitted Liens and Liens not prohibited by any Senior Secured Note Indenture.

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ARTICLE IV.

CONTINUING SECURITY AND OTHER MATTERS

Section 4.1 The security created by the Mortgage and this Deed shall:

(a) be held by the Collateral Agent (for the benefit of the Secured Parties) as a continuing security for the payment of the Obligations and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Credit Agreement and the other Loan Documents and any Senior Secured Note Indenture, express or implied;

(b) not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Collateral Agent, the Secured Parties or their permitted successors and assigns in respect of the Obligations or any part thereof);

(c) be in addition to, and shall not in any way prejudice or affect, and may be enforced by the Collateral Agent without prior recourse to, the security created by any other Loan Document and any guarantee or indemnity now or hereafter held by the Collateral Agent or the Secured Parties in respect of the Obligations; and

(d) not be in any way prejudiced or affected by the existence of any of the other Loan Documents or any other rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Collateral Agent or any Secured Party dealing with, exchanging, varying or failing to perfect or enforce any of the same, or giving time for payment or performance or indulgence or compounding with any other person liable.

Section 4.2 All the rights, remedies and powers vested in the Collateral Agent (for the ratable benefit of the Secured Parties) hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Collateral Agent or the Secured Parties under the Loan Documents or under any other guarantees or indemnity now or hereafter held by the Collateral Agent or the Secured Parties in respect of the Obligations and all the powers so vested in the Collateral Agent or the Secured Parties may be exercised from time to time and as often as the Collateral Agent or the Secured Parties may deem expedient.

Section 4.3 Neither the Collateral Agent nor any Receiver shall be obligated to make any inquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Deed or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Collateral Agent or to which the Collateral Agent or any Secured Party may at any time be entitled under the Mortgage and/or this Deed.

Section 4.4 The Owner shall remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Collateral Agent shall be

5

under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

Section 4.5 Notwithstanding that this Deed is expressed to be supplemental to the Collateral Agreement, any Senior Secured Notes Indenture, the Credit Agreement and the Mortgage it shall continue in full force and effect after any discharge of the Collateral Agreement, any Senior Secured Notes Indenture, the Credit Agreement and the Mortgage until the Security Period has terminated.

ARTICLE V.

COVENANTS

Section 5.1 The Owner hereby covenants with the Collateral Agent and the Secured Parties and undertakes throughout the Security Period as follows (at its own cost):

(a) No Sale. The Owner will not sell or otherwise dispose of the Vessel, the Insurances, any other Mortgaged Property or any part thereof or interest therein, except as otherwise not prohibited by the Credit Agreement and any Senior Secured Note Indenture.

(b) Negative Pledge. The Owner will not create any Lien over the Vessel or its Insurances or any other Mortgaged Property or suffer the creation or existence of any such Lien to or in favor of any person, except for Permitted Liens and Liens not prohibited by any Senior Secured Note Indenture.

(c) Maritime Liens. The Owner will pay and discharge or cause to be paid and discharged all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens on or claims enforceable against the Vessel, except such debts, damages and liabilities which give rise to maritime or possessory Liens to the extent not otherwise prohibited under Section 6.02 of the Credit Agreement and such corresponding provision under any Senior Secured Note Indenture, and in the event of arrest of the Vessel pursuant to legal process or in the event of her detention in exercise or purported exercise of any such Liens on or claims enforceable against the Vessel as aforesaid, to procure the release of the Vessel from such arrest or detention within twenty one (21) days of receiving notice thereof providing bail or otherwise as the circumstances may require.

(d) Flag or Registration. The Owner shall ensure that the Vessel remains registered as a Bahamian ship in the Bahamas Registry of Shipping and retains the right to fly its flag and the Owner will not make any changes in the registration or the flag of the Vessel, except as otherwise not prohibited by the Credit Agreement and any Senior Secured Note Indenture.

(e) Bareboat Charterparties. The Owner will not permit the Vessel to be engaged on any bareboat charterparty or any sub-bareboat charterparty, unless

6

otherwise approved by the collateral agent under the Collateral Agreement or the administrative agent under the Credit Agreement, or would not reasonably be expected to have a material adverse effect on the rights of the Secured Parties.

(f) Time Charterparties. The Owner will not permit the Vessel to be engaged on any time charterparties or sub-time charterparties other than the Charter Agreements, unless otherwise approved by the collateral agent under the Collateral Agreement or the administrative agent under the Credit Agreement, or would not reasonably be expected to have a materially adverse effect on the rights of the Secured Parties.

(g) Copies of Charterparties. Upon request of the Collateral Agent, the Owner will send to the Collateral Agent a copy of any charterparty for the Vessel and any addenda thereto.

(h) Managers. The Owner will ensure that the Vessel will at all times only be managed by an Approved Manager pursuant to customary technical management agreements assigned to the Collateral Agent (for the ratable benefit of the Secured Parties) under the Collateral Agreement; provided that this clause shall not prohibit an Approved Manager from entering into commercial or technical management agreements with other persons for the provision of services to the Vessel. The Owner will not agree to termination of or any material amendments that are adverse to the Secured Parties’ interest in, or waive or fail to enforce, any material provisions of such management agreements unless the termination, amendment, waiver or failure to enforce such provisions (1) cannot reasonably be expected to have a material adverse effect on the rights of the Secured Parties or (2) is approved by the Collateral Agent. If any manager or the Owner terminates any of the approved management agreements or any manager commits a default thereunder which entitles the Owner to terminate the relevant approved management agreement, then the Owner shall enter into a new management agreement with an Approved Manager.

(i) Inspection. The Owner will permit the Collateral Agent or its representatives to inspect the Vessel at reasonable times, upon reasonable prior notice to the Owner, and as often as may be reasonably requested by the Collateral Agent and the Owner will not in any way restrict the Collateral Agent’s or its representatives’ access to the Vessel and to all class and insurance certificates and records whether or not being kept by third parties. As long as no Event of Default has occurred, the inspections shall be conducted without any unreasonable interference with the operation of the Vessel. The Collateral Agent or its representative shall be entitled to perform one inspection of the Vessel per year at the expense of the Owner; provided that the Owner shall pay the costs of such additional inspections as the Collateral Agent or its representative or any Secured Party may carry out at any time after an Event of Default has occurred and is continuing.

(j) Class. The Owner will ensure that the Vessel shall maintain the class set out in a confirmation of class certificate issued by a classification society, free of any overdue recommendations, exceptions, qualifications and notations of such classification society, and the Owner will forward a certified copy of the classification certificates to the Collateral Agent upon request.

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(k) Surveys. The Owner will submit or procure the Vessel to be submitted regularly to such periodical or other surveys as may be required by applicable law, by insurers or for classification purposes.

(l) ISM Code and ISPS Code. The Owner will arrange for and procure the punctual approval and certification of the management organization on shore and on board the Vessel and ensure that the Vessel is operated in accordance with the ISM Code and ISPS Code in force from time to time. The Owner shall have a valid and current International Ship Security Certificate issued in respect of the Vessel pursuant to the ISPS Code and any other certification that may be required.

(m) Compliance. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the rights of the Secured Parties, the Owner will ensure that the Vessel will comply with all relevant laws, regulations and requirements (statutory or otherwise) as are applicable to ships (i) registered under the same flag as the Vessel and (ii) engaged in the same or similar service as the Vessel is engaged, including without limitation environmental laws.

(n) No Illegal Trade or Trade Outside Insurance Cover. The Owner will not operate the Vessel or permit it to be operated in any manner, trade or business which is forbidden by international law, or which is unlawful or illicit under the laws of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever if the foregoing may render the Vessel liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanction or, except as otherwise not prohibited under the Credit Agreement and any Senior Secured Note Indenture, in a geographical area outside the scope of any of its insurances or in any way which may jeopardize its insurance coverage, wholly or in part.

(o) Maintenance. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the rights of the Secured Parties, the Owner will ensure that the Vessel will be maintained and be in a good and efficient state of repair consistent with first class ship-ownership and management practice.

(p) Change of Structure, Type or Speed. The Owner will not change the structure, type or speed of the Vessel in any way which would reasonably be expected to have a material adverse effect on the rights of the Secured Parties, unless otherwise consented to by the Collateral Agent.

(q) Notification of Damage and Claims. The Owners will promptly notify the Collateral Agent of:

(i) any damage to or alteration of the Vessel involving costs in excess of US$[*] regardless of whether the costs are paid by insurers;

8

(ii) any material environmental claims or incidents, to the extent notice thereof has not been publicly filed;

(iii) any Event of Loss with respect to the Vessel;

(iv) any requisition of the Vessel;

(v) any requirement or recommendation made by any insurer or classification society or by any competent authority which is not complied with in accordance with its terms; and

(vi) any arrest, detention or seizure of the Vessel or any exercise or purported exercise of a Lien on the Vessel or any part thereof which is not lifted forthwith.

(r) Further Information. The Owner will furnish the Collateral Agent without undue delay with all such information as it may from time to time reasonably require regarding the Vessel, its employment, position and engagements, including any particulars of all towages and salvages and documents relating to all charters and other contracts for its employment, or otherwise howsoever concerning the Vessel.

(s) Notice. The Owner undertakes to place and at all times and places to retain a true copy of the Mortgage relating to the Vessel and this Deed (which shall form part of the Vessel’s documents) on board the Vessel with her papers and cause such true copy of the Mortgage relating to the Vessel and this Deed to be exhibited to any and all persons having business with the Vessel which might create or imply any commitment or encumbrance whatsoever on or in respect of the Vessel (other than Liens created by this Deed or the other Loan Documents or Permitted Liens and Liens not prohibited by any Senior Secured Note Indenture) and to any representative of the Collateral Agent and to place and keep prominently displayed in the bridge and in the master’s cabin of the Vessel a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

This Vessel is subject to a first priority mortgage and deed of covenants in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS acting through its office at 60 Wall Street, New York, NY 10005, as collateral agent for itself and others. Under the said mortgage and deed of covenants, neither the Owner nor any manager nor any charterer nor the master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any commitments, encumbrances or liens, whatsoever other than for certain Permitted Liens that are described in the Credit Agreement, dated May 24, 2013, among DEUTSCHE BANK TRUST COMPANY AMERICAS, NCL CORPORATION LTD. and certain other parties thereto, all as more fully set forth therein.

9

(t) Further Assurances. Where the Vessel is (or is to be) sold in exercise of any power contained in this Deed or otherwise conferred on the Collateral Agent, the Owner undertakes to execute, forthwith upon request by the Collateral Agent, such form of conveyance of the Vessel as the Collateral Agent may require.

(u) Environmental Laws. Except to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the rights of the Secured Parties, the Owner shall comply with, and procure that all employees of the Owner in the course of their employment comply with, all environmental laws including, without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with, and procure that all employees of the Owner in the course of their employment obtain and comply with, all environmental permits.

Section 5.2 Until the Security Period has terminated, the Owner undertakes as follows (at its own cost) unless otherwise consented to by the Collateral Agent:

(a) Insurances. The Owner will take out and maintain in its name or procure to be taken out and maintained in its name during the Security Period customary insurances on the Vessel with financially sound and reputable insurers or underwriters, including without limitation, as follows (jointly the “Insurances”):

(i) hull, machinery and equipment insurance (including hull interest/increased value insurance) (covering all fire and usual marine risks including excess risks), freight interest/anticipated earnings insurance and freight demurrage and defense (FD&D) insurance;

(ii) war risk insurance (covering damage to hull and deprivations and blocking and trapping and protection and indemnity risks with a single and separate limit for the same amounts insured under war hull);

(iii) protection and indemnity insurance (including pollution risks); and

(iv) such additional insurances as a prudent shipowner would take out or as the Collateral Agent may reasonably require.

(b) Renewal. The Owner will renew the Insurances before the relevant policies, contracts or entries expire.

(c) Premiums. The Owner will punctually pay all premiums, calls, contributions or other sums in respect of the Insurances and produce all relevant receipts when so required by the Collateral Agent.

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(d) Guarantees. The Owner will arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity or war risk association for or for the continuance of the Vessel’s entry into such association.

(e) Collection of Claims. The Owner will do all things necessary and provide all documents, evidence and information to enable the Collateral Agent to collect or recover any moneys which shall at any time become payable to the Collateral Agent according to the applicable Loss Payable Clause in respect of the Insurances.

(f) Application of Recoveries. The Owner will apply all sums receivable under the Insurances which are to be paid to the Owner in accordance with the applicable Loss Payable Clause in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received.

(g) Policies and Other Information. Upon request of the Collateral Agent, the Owner will use commercially reasonable efforts to procure that the brokers, underwriters, protection and indemnity and war risks associations shall promptly furnish the Collateral Agent with copies of the policies, insurances certificates, certificates of entry, rule books, cover notes and any changes thereto which may from time to time be issued in respect of the Insurances and the Owner shall promptly furnish the Collateral Agent with all such other information as it may from time to time reasonably require regarding the Insurances.

ARTICLE VI.

DEFAULT

Section 6.1 The Collateral Agent may in its discretion by notice to the Owner declare all or any part of the Obligations to be immediately due and payable on the happening of any of the events set out in this Article VI (each an “Event of Default”). Following such declaration the Obligations, or that part of it to which the declaration relates, shall immediately become due and payable and the security constituted by the Mortgage and this Deed shall immediately become enforceable without any further notice, demand, protest or other requirement, all of which the Owner expressly waives:

(a) if there shall occur an Event of Default which is continuing (as defined in the Collateral Agreement); or

(b) if the registration of the Vessel or the registration, validity or priority of this Deed or the Mortgage shall be contested by any Loan Party or become void or voidable or liable to cancellation or termination; or

(c) if any act or omission of the Owner or any managers or agents of the Vessel shall materially prejudice the security conferred on the Collateral Agent by the Mortgage and this Deed; or

(d) if the Bahamas becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Collateral Agent in its discretion

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considers that, as a result, the security conferred on it by the Mortgage and this Deed is materially prejudiced and the Owner does not when required by the Collateral Agent to do so procure that the Vessel is registered under the laws and flag of another country acceptable to the Collateral Agent in its sole and absolute discretion and does not procure that there is executed, delivered and registered in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) a further mortgage on the Vessel (together, if required by the Collateral Agent, with a collateral supplement to mortgage) on materially the same terms as the Mortgage and this Deed.

ARTICLE VII.

POWERS OF COLLATERAL AGENT ON EVENT OF DEFAULT

Section 7.1 Upon the occurrence of any default described in Article VI which is continuing and the Collateral Agent (for the benefit of the Secured Parties) shall make demand for all or any part of the Obligations, the amount of the Obligations to which the demand relates shall from the date of such demand bear interest at the default rate specified in Section 2.13 of the Credit Agreement and the Collateral Agent shall be entitled to exercise all or any of the rights, powers, discretions and remedies (including all rights and remedies in foreclosure) vested in it (whether at law, by virtue of the Mortgage and this Deed or otherwise) and in particular (without limiting the generality of the foregoing) and for the avoidance of any doubt, the power of sale and other powers specified in section 23 of the Conveyancing and Law of Property Act Chapter 138 (applied in respect of personal as well as real property) as varied or amended by this Deed shall be immediately exercisable upon and at any time thereafter and, without prejudice to the generality of the foregoing, the Collateral Agent shall have power:

(a) to take possession of the Vessel;

(b) to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be delivered forthwith to such adjusters and/or brokers and/or other insurers as the Collateral Agent may nominate;

(c) to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising under the Insurances or any of them or in respect of any other part of the Mortgaged Property and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Collateral Agent in its absolute discretion thinks fit, and, in the case of the Insurances, to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(d) to discharge, compound, release or compromise claims in respect of the Vessel or any other part of the Mortgaged Property which have given or may give rise to any charge or Lien or other claim on the Vessel or any other part of the Mortgaged Property or which are or may be enforceable by proceedings against the Vessel or any other part of the Mortgaged Property;

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(e) to sell the Vessel or any share or interest therein with or without prior notice to the Owner, and with or without the benefit of any charterparty, and free from any claim by the Owner (whether in admiralty, in equity, at law or by statute) by public auction or private contract, at such place and upon such terms as the Collateral Agent in its absolute discretion may determine, with power to postpone any such sale, and without being answerable for any loss occasioned by such sale or resulting from postponement thereof and with power, where the Collateral Agent purchases the Vessel, to make payment of the sale price by making an equivalent reduction in the amount of the Obligations;

(f) to manage, insure, maintain and repair the Vessel, and to employ, sail or lay up the Vessel in such manner and for such period as the Collateral Agent, in its absolute discretion, deems expedient accounting only for net profits arising from any such employment;

(g) to order the Vessel to proceed forthwith at the Owner’s risk and expense to a port or place nominated by the Collateral Agent and if the Owner fails to give the necessary instructions to the master of the Vessel for any reason whatsoever, the Collateral Agent shall have the right to give such instructions directly to the master;

(h) to administer, amend or terminate any existing charter, management, services or similar agreement or instrument relating to the Vessel and/or enter into any such agreement or instrument; and

(i) to recover from the Owner on demand all fees, costs and expenses incurred or paid by the Collateral Agent in connection with the exercise of the powers (or any of them) referred to in this Section 7.1.

Section 22 of the Conveyancing and Law of Property Act Chapter 138 shall not apply to this Deed and the statutory power of sale shall be exercisable at any time after the moneys secured by this Deed have become payable. For the purpose of all powers conferred by statute, the Obligations shall be deemed to have become due and payable on the date hereof.

Section 7.2 Upon the occurrence of any Event of Default described in Article VI which is continuing, the Collateral Agent shall be entitled (but not bound) by writing executed by any director or officer of the Collateral Agent to appoint any person or persons to be a receiver and/or manager of the Mortgaged Property or any part thereof (a “Receiver”) (with power to authorize any joint Receiver to exercise any power independently of any other joint Receiver) and may from time to time fix his remuneration, and may remove any Receiver so appointed and appoint another in his place. Any Receiver shall be the agent of the Owner and the Owner shall be solely responsible for his acts or defaults and for his remuneration, and such Receiver shall have power on behalf of and at the cost of the Owner (notwithstanding any liquidation of the Owner) to do or omit to do anything which the Owner could do or omit to do in relation to the Mortgaged Property or any part thereof and in particular (but without prejudice to the generality of the foregoing) any such Receiver may exercise all the powers and discretions conferred on the Collateral Agent by the Mortgage and this Deed.

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Section 7.3 Subject to Section 7.2, any Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved, upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm.

Section 7.4 Neither the Collateral Agent nor any Receiver shall be liable as mortgagee in possession in respect of all or any of the Mortgaged Property to account or be liable for any loss upon realization or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

Section 7.5 Upon any sale of the Vessel or any share or interest therein by the Collateral Agent pursuant to Section 7.1(e), or by any Receiver, the purchaser shall not be bound to see or inquire whether the Collateral Agent’s power of sale has arisen in the manner provided in this Deed and such sale shall be deemed to be within the power of the Collateral Agent (or the Receiver, as the case may be) and the receipt of the Collateral Agent (or the Receiver, as the case may be) of the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of such sale or be in any way answerable therefor and such sale shall operate to divest the Owner of all rights, title and interest of any nature whatsoever in the Vessel and to bar any such interest of the Owner and all persons claiming through or under the Owner.

ARTICLE VIII.

APPLICATION OF MONEYS

Subject to the terms of the Credit Agreement and any Senior Secured Notes Indenture and Section 4.02 of the Collateral Agreement, all sums received by the Collateral Agent or any Receiver pursuant to the Mortgage, this Deed, any Senior Secured Notes Indenture or any of the Loan Documents and all sums received in connection with the taking possession and/or sale of the Vessel or any chartering or other use of the Vessel by the Collateral Agent or Receiver (including, without limitation, the proceeds of any claims for damages or claims on any insurance received by the Collateral Agent or Receiver while in possession of or while chartering or using the Vessel) shall, unless otherwise agreed by the Collateral Agent or Receiver or otherwise expressly provided in the Loan Documents or any Senior Secured Notes Indenture, be applied by it in the following order:

FIRST, in or towards payment of all expenses and charges incurred by the Collateral Agent or Receiver in the protection and exercise of its rights, powers, discretions and remedies under or pursuant to the Mortgage and/or this Deed (including, without limitation, any damages or losses incurred by reason of the Collateral Agent’s or Receiver’s possession, chartering or use of the Vessel) and in or towards supplying

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indemnity in such amount and in such form as the Collateral Agent or Receiver shall consider appropriate against any encumbrances having priority over or equality with the Mortgage and/or this Deed; then

SECOND, in or towards payment to the Administrative Agent, any other Authorized Representative (as defined in the Collateral Agreement) the Collateral Agent or Receiver of any other costs, charges and expenses incurred by it or them and recoverable from the Owner or any other Loan Party under or pursuant to the Credit Agreement, the Loan Documents or any Senior Secured Notes Indenture together with interest at the rate or rates specified in the Credit Agreement, the Loan Documents or any Senior Secured Notes Indenture; then

THIRD, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Collateral Agent, the Swingline Lender and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution); then

FOURTH, to the payment in full of all other Obligations (other than Obligations under clauses (b) and (c) of the definition thereof) (the amounts so applied to be distributed, as provided in the Credit Agreement or the applicable Senior Secured Note Indenture, as the case may be, among the Secured Parties pro rata in accordance with the respective amounts of the Obligations (other than Obligations under clauses (b) and (c) of the definition thereof) owed to them on the date of any such distribution, which in the case of Letters of Credit, shall be paid by deposit in an account with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash in U.S. Dollars equal to the aggregate L/C Exposure as of such date plus any accrued and unpaid interest thereon); then

FIFTH, to the payment in full of all Obligations under clauses (b) and (c) of the definition thereof (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Obligations under clauses (b) and (c) of the definition thereof owed to them on the date of any such distribution); then

SIXTH, to the Owner (or any other Loan Party as provided in the applicable Loan Documents and any Senior Secured Notes Indenture), its successors or assigns, or as a court of competent jurisdiction may otherwise direct;

provided, that on and after the Intercreditor Effective Date, such proceeds will be applied as between the holders of the Senior Secured Note Obligations, on the one hand, and the Credit Agreement Secured Parties, on the other hand, in the order specified in the First Lien Intercreditor Agreement, with the portion thereof allocable to the Credit Agreement Secured Parties then being applied in the manner set forth above in this Article VIII.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Deed.

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In the event that the amounts received by the Collateral Agent or any Receiver and referred to in this Article VIII is insufficient to pay in full the whole of the Obligations, the Collateral Agent or the Receiver, as the case may be, shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.

ARTICLE IX.

REMEDIES CUMULATIVE AND OTHER PROVISIONS

Section 9.1 No failure or delay on the part of the Collateral Agent and/or a Receiver to exercise any right, power or remedy vested in it or them under any of the Loan Documents or any Senior Secured Notes Indenture shall operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent and/or a Receiver of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Collateral Agent and/or a Receiver to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy nor shall the giving by the Collateral Agent of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Collateral Agent to withhold or give consent to the doing of any other similar act. The remedies provided in the Loan Documents or any Senior Secured Notes Indenture are cumulative and are not exclusive of any remedies provided by law.

Section 9.2 The Collateral Agent shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by the Mortgage and this Deed (including the power vested in it by virtue of Article X) or any of the other Loan Documents or any Senior Secured Notes Indenture in such manner, upon such terms, and to such persons as the Collateral Agent in its absolute discretion may think fit.

Section 9.3 The Collateral Agent shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as mortgagee of the Vessel (whether at law, under the Mortgage and/or this Deed or otherwise) and in particular (but without prejudice to the generality of the foregoing), upon becoming entitled to exercise any of its powers under Article X, the Collateral Agent shall be entitled to discharge any cargo on board the Vessel (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements in respect of the Vessel, her insurances, management, maintenance, repair, classification and employment in all respects as if the Collateral Agent was the owner of the Vessel, but without being responsible in the absence of gross negligence or willful misconduct for any loss incurred as a result of the Collateral Agent doing or omitting to do any such acts or things as aforesaid.

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ARTICLE X.

ATTORNEY

Section 10.1 By way of security, the Owner hereby irrevocably appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) and any Receiver, jointly and also severally, to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to (i) execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Mortgage, this Deed, the Credit Agreement, any Senior Secured Notes Indenture or any of the other Loan Documents, or which may be deemed proper in or in connection with all or any of the purposes aforesaid (including, without prejudice to the generality of the foregoing, the execution and delivery of a bill of sale of the Vessel), and (ii) make, settle and adjust claims in respect of the Mortgaged Property under policies of insurance, endorsing the name of the Owner on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that the Owner at any time or times shall fail to obtain or maintain any of the policies of insurances required hereby or under the Credit Agreement or any Senior Secured Notes Indenture or to pay any premium in whole or part relating thereto, the Collateral Agent and the Receiver may, without waiving or releasing any obligation or liability of the Owner hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent or the Receiver reasonably deems advisable. All sums disbursed by the Collateral Agent or the Receiver in connection with this Section 10.1, including reasonable documented attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Owner to the Collateral Agent or the Receiver and shall be additional Obligations secured hereby. The Owner ratifies and confirms, and agrees to ratify and confirm, any lawful deed, assurance, agreement, instrument, act or thing which the Collateral Agent or the Receiver may execute or do pursuant hereto, provided always that such power shall not be exercisable by or on behalf of the Collateral Agent until the occurrence of an Event of Default which is continuing.

Section 10.2 The exercise of such power by or on behalf of the Collateral Agent or any Receiver shall not put any person dealing with the Collateral Agent or the Receiver upon any inquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such Event of Default has happened, and the exercise by the Collateral Agent or the Receiver of such power shall be conclusive evidence of the Collateral Agent’s or such Receiver’s right to exercise the same.

Section 10.3 The Owner hereby irrevocably appoints the Collateral Agent and any Receiver jointly and also severally to be its attorney in its name and on its behalf and as its act and deed or otherwise of it, to agree the form of and to execute and do all deeds, instruments, acts and things in order to file, record, register or enroll the Mortgage and/or

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this Deed in any court, public office or elsewhere which the Collateral Agent may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Owner pursuant to Section 11.2.

Section 10.4 The provisions of Section 6.21 and Section 6.08 of the Collateral Agreement shall apply mutatis mutandis.

ARTICLE XI.

MISCELLANEOUS

Section 11.1 Costs and Indemnities. (a) Subject to the terms of the Credit Agreement or any Senior Secured Notes Indenture, the Owner shall pay to the Collateral Agent on demand all documented reasonable expenses (including legal fees, fees of insurance advisers, printing, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof incurred by the Collateral Agent and/or Receiver in connection with (i) the exercise or enforcement of, or preservation of any rights under, the Mortgage, this Deed, or otherwise in respect of the Obligations and the security therefor or (ii) the preparation, completion, execution or registration of the Mortgage and this Deed.

(b) Subject to the terms of the Credit Agreement or any Senior Secured Notes Indenture, the Owner hereby agrees and undertakes to indemnify the Collateral Agent and any Receiver against all losses, actions, claims, expenses (including, but not limited to, reasonable legal fees and expenses on a full indemnity basis), demands, obligations and liabilities whatever and whenever arising which may now or hereafter be incurred by the Collateral Agent and/or Receiver; or by any manager, agent, officer or employee for whose liability, act or omission it or he may be answerable, in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in the Mortgage, this Deed, or otherwise in connection therewith and herewith or with any part of the Mortgaged Property or otherwise howsoever in relation to, or in connection with, any of the matters dealt with in the Mortgage and this Deed.

Section 11.2 Further Assurances. The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Collateral Agent may be reasonably necessary or desirable for the purpose of more effectually mortgaging and charging the Mortgaged Property or perfecting the security constituted or intended to be constituted by the Mortgage and this Deed.

Section 11.3 Notices. The provisions of Section 6.01 of the Collateral Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed.

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Section 11.4 Benefit of this Deed. This Deed shall be binding on the Owner and its permitted successors and assigns and shall inure to the benefit of the Collateral Agent, the Secured Parties and their respective permitted successors and assigns. The Owner expressly acknowledges and accepts the provisions of Section 9.09 of the Credit Agreement and agrees that any person in favor of whom an assignment or transfer is made in accordance with such section shall be entitled to the benefit of this Deed.

Section 11.5 Counterparts. This Deed may be entered into in the form of two counterparts, each executed by one of the parties, and, provided both the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

Section 11.6 Severability of Provisions. Each of the provisions in this Deed are severable and distinct from the others, and if at any time one or more such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired thereby.

Section 11.7 GOVERNING LAW. THIS DEED AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS DEED SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE BAHAMAS.

Section 11.8 Jurisdiction.

(a) Each party to this Deed hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any court of The Bahamas, in any action or proceeding arising out of or relating to the Mortgage and/or this Deed, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Bahamian court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each party to this Deed hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Mortgage and/or this Deed in any court of The Bahamas. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Collateral Agent or any Secured Party to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only

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the courts of The Bahamas and not those of any other state shall have jurisdiction to determine any claim which the Owner may have against the Collateral Agent or any Secured Party arising out of or in connection with the Mortgage and/or this Deed.

Section 11.9 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Deed and are not to affect the construction of, or to be taken into consideration in interpreting, this Deed.

Section 11.10 Subject to First Lien Intercreditor Agreement. Notwithstanding anything herein to the contrary, on and after the Intercreditor Effective Date (i) the liens and security interests granted to the Collateral Agent pursuant to this Deed are expressly subject to the First Lien Intercreditor Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the First Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien Intercreditor Agreement and the terms of this Deed, the terms of the First Lien Intercreditor Agreement shall govern. Nothing herein is intended, or shall be construed, to give any Loan Party any additional right, remedy or claim under, to or in respect of this Deed or Vessel.

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IN WITNESS whereof this Deed has been duly executed as the day and year first above written.

[ ],
as Owner

By:
Name:
Title:

[SIGNATURE PAGE TO DEED OF COVENANTS [            ]]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO DEED OF COVENANTS [            ]]

Exhibit H

[FORM OF]

FIRST LIEN EARNINGS ASSIGNMENT

THIS ASSIGNMENT made as of [            ], 2013 (this “Assignment”), by [            ] a [Bermuda/Isle of Man] company having an address at [            ] (the “Assignor”), to DEUTSCHE BANK TRUST COMPANY AMERICAS, with its office at 60 Wall Street, New York, NY 10005 (together with each of its successors and assigns, the “Assignee”), as Collateral Agent for the Secured Parties, including but not limited to (i) the financial institutions party to the $1,300,000,000 credit agreement dated as of May 24, 2013 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among NCL Corporation Ltd., the Assignee and others, (ii) any hedging counterparties to the extent that they are Secured Parties as defined in the Credit Agreement, and (iii) the other Secured Parties. Capitalized terms used in this Assignment and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

1. THE ASSIGNOR, in consideration of One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DOES HEREBY ASSIGN, transfer and set over unto the Assignee for itself and for the benefit of the Secured Parties, and, as collateral security for the Obligations now or hereafter existing, does hereby grant to the Assignee for the benefit of the Secured Parties a security interest in all right, title and interest of the Assignor in and to all monies or claims for monies due and to become due to the Assignor (the “Earnings”), and all liens therefor, under or arising out of, any present or future passenger ticket, bill of lading, bareboat, time or voyage charter party, contract of affreightment, towing or salvage contract or service, or other contract or arrangement whatsoever, whether expressed or implied, made or issued for or in connection with the service, use, management or operation of the passenger vessel [            ], documented under the laws of the Commonwealth of The Bahamas with Official Number [            ] and IMO Number [            ] (the “Vessel”), for the carriage of goods, mail, or passengers or the performance of towing or salvage services, or for any other purpose whatsoever (such contracts or arrangement being hereinafter collectively called the “Contracts”), or any amendment thereof or addition thereto, for or as carriage, passage, charter hire, fees, freight, demurrage, requisition or otherwise thereunder, or as compensation for the modification, termination or breach thereof, or for or as contributions in general average arising out of any such carriage or under any such Contracts or pursuant to any bond or other security for general average, and all claims for damages in respect of the actual, constructive or compromised total loss or requisition or other compulsory acquisition or other loss of use of the Vessel, and all proceeds of any of the foregoing.

2. The Assignor warrants and covenants that (a) it has not heretofore assigned, hypothecated or pledged, nor will it hereafter assign, hypothecate or pledge, any of the right, title or interest assigned hereby, whether now due or hereafter becoming due, to any person, firm or corporation other than to the Assignor for the benefit of the Secured Parties, and (b) it will not take or omit to take any action, the taking or omission of which might result in the impairment of any right, title or interest assigned hereby.

3. The Assignor hereby authorizes and directs each person, firm or corporation liable therefor, upon the occurrence and during the continuation of an Event of Default (as defined in the Collateral Agreement), to pay the Assignee, for the benefit of the Secured Parties, upon notice by the Assignee of this Assignment, all monies as and when due the Assignor pursuant to or arising out of any of the Contracts, and to draw to the order of the Assignee or as it may direct any and all checks and other instruments for the payment of the monies and claims assigned hereby, and to accept the receipts of the Assignee therefor.

4. It is expressly agreed that, anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under the Contracts to perform all the obligations assumed by it thereunder, and neither the Assignee nor the Secured Parties shall have any obligations or liabilities under the Contracts, by reason of or arising out of this Assignment, nor shall the Assignee or the Secured Parties be required or obligated in any manner to perform any obligations of the Assignor under or pursuant to the Contracts.

5. The Assignor hereby irrevocably appoints (which appointment is coupled with an interest) the Assignee, its successors and assigns, as the Assignor’s true and lawful attorney-in-fact, with full power, in the name of the Assignor, or otherwise, upon the occurrence and during the continuation of an Event of Default (as defined in the Collateral Agreement), to demand, receive and collect, and to give acquittance for the payment of any and all monies or claims for monies or rights which are assigned hereby; to file any claims and to commence, maintain or discontinue any actions, suits or other proceedings which the Assignee deems reasonably advisable in order to collect or enforce payment of any such monies, to settle, adjust and compromise any and all disputes or claims in respect of such monies, and to endorse any and all checks, drafts or other orders or instruments for the payment of monies payable to the Assignor which shall be issued in respect of such monies, but the Assignee is not obligated in any manner to make any inquiry as to the nature or sufficiency of any payment received by it or to take any of the actions hereinabove authorized.

6. The Assignor agrees that it will promptly execute and deliver such further documents and do such other acts and things as the Assignee may from time to time reasonably request in order further to effect the purpose of this Assignment.

7. The Assignor hereby irrevocably authorizes the Assignee, at the Assignor’s expense, to file such financing statements or give such notices relating to this Assignment, without the Assignor’s signature, as the Assignee at its option may deem appropriate, and irrevocably appoints (which appointment is coupled with an interest) the Assignee, its successors and assigns, as the Assignor’s attorney-in-fact with full power to execute any such financing statements or notices in the Assignor’s name and to perform all other acts which the Assignee deems reasonably necessary or appropriate to perfect and continue the security interest conferred hereby.

8. The Assignor covenants and agrees with the Assignee that the Assignor will (a) duly perform and observe all of the terms and provisions of the Contracts on the

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part of the Assignor to be performed or observed; (b) clearly record on the books and records of the Assignor notations of this Assignment; and (c) in the event that the Assignor shall receive payment of any monies hereby assigned, after an Event of Default (as defined in the Collateral Agreement) shall have occurred and be continuing, forthwith turn over the same to the Assignee in the identical form in which received (except for such endorsements as may be required thereon) and, until so turned over, hold the same in trust for the Assignee.

9. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and coupled with an interest.

10. This Assignment shall be binding upon the Assignor and upon the Assignor’s successors and assigns and shall inure to the benefit of the Assignee, its successors and assigns.

11. All notices or other communications required or permitted to be made or given hereunder shall be made by postage prepaid letter, or by electronic means, as follows:

If to the Assignee:	Deutsche Bank Trust Company Americas 60 Wall Street, Floor 43 New York, NY 10005 Attn: Erin Morrissey (212) 250-1765 (212) 797-5690 (Fax) Email: erin.morrissey@db.com

With Copy to:	Deutsche Bank Trust Company Americas 5022 Gate Parkway, Suite 200 Jacksonville, FL 32256 Attn: Maxeen Jacques (904) 527-6411 (732) 380-3355 (Fax) Email: maxeen.jacques@db.com

If to the Assignor:	7665 Corporate Center Drive Miami, Florida 33126 United States of America Attn: Wendy Beck Tel. No.: (305) 436-4098 Fax No.: (305) 436-4140 Email: wbeck@ncl.com and

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Attn: Daniel Farkas

Tel. No.: (305) 436-4690

Fax No.: (305) 436-4117

Email: dfarkas@ncl.com

With copies to:

Apollo Management, L.P.

9 West 57th Street

New York, NY 10019

Attn: Steve Martinez

Tel. No.: (212) 515-3200

Fax No.: (212) 515-3288

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York

NY 10019-6064

Attn: Brad Finkelstein

Tel No: (212) 373-3074

Fax No: (212) 492-0074

Email: bfinkelstein@paulweiss.com

12. This Assignment shall be governed and controlled by the internal laws of the State of New York (but without reference to any provision thereof which might permit or require the application of the law of another jurisdiction).

13. Notwithstanding anything herein to the contrary, on and after the Intercreditor Effective Date (as defined in the Collateral Agreement) (i) the liens and security interests granted to the Assignee pursuant to this Assignment are expressly subject to the First Lien Intercreditor Agreement and (ii) the exercise of any right or remedy by the Assignee hereunder is subject to the limitations and provisions of the First Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien Intercreditor Agreement and the terms of this Assignment, the terms of the First Lien Intercreditor Agreement shall govern. Nothing herein is intended, or shall be construed, to give any Loan Party any additional right, remedy or claim under, to or in respect of this Assignment.

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IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed by each of the undersigned directors on the date first above written.

[ ]

By:
Name:
Title:

Signature Page to Earnings Assignment

[            ]

Exhibit I

FIRST LIEN INSURANCE ASSIGNMENT

THIS ASSIGNMENT made as of [                    ], 2013 (this “Assignment”), by [                    ], a [                    ] company having an address at [            ] (the “Assignor”), to DEUTSCHE BANK TRUST COMPANY AMERICAS, with its office at 60 Wall Street, New York, NY 10005 (together with each of its successors and assigns, the “Assignee”), as Collateral Agent for the Secured Parties, including but not limited to (i) the financial institutions party to the $1,300,000,000 credit agreement dated as of May 24, 2013 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among NCL Corporation Ltd., the Assignee and others, (ii) any hedging counterparties to the extent that they are Secured Parties as defined in the Credit Agreement, and (iii) the other Secured Parties. Capitalized terms used in this Assignment and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

1. THE ASSIGNOR, in consideration of One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DOES HEREBY ASSIGN, transfer and set over unto the Assignee for itself and for the benefit of the Secured Parties, and, as collateral security for the Obligations now or hereafter existing, does hereby grant to the Assignee for the benefit of the Secured Parties a security interest in all right, title and interest of the Assignor in and to all proceeds of insurance and all monies or claims for monies due and to become due to the Assignor, and all other rights of the Assignor, under or arising out of any present or future insurance, including loss of earnings insurance and return of premiums (the “Insurance”), on or for the benefit of or relating to the passenger vessel [                    ] documented under the laws of the Commonwealth of The Bahamas with Official Number [                    ] and IMO Number [                    ] (the “Vessel”), which insurance shall be in accordance with the provisions of the Credit Agreement, any Senior Secured Notes Indenture, and the Vessel Mortgage for the Vessel.

2. Payment of the proceeds of the Insurance on the Vessel shall be made as provided in the loss payable clauses in the forms set out in Appendix A and Appendix B of Schedule 1 hereto, or in such other forms as may from time to time be agreed in writing by the Assignee.

3. The Assignor warrants and covenants that (a) it has not heretofore assigned, hypothecated or pledged, nor will it hereafter assign, hypothecate or pledge, any of the right, title or interest assigned hereby, whether now due or hereafter becoming due, to any person, firm or corporation other than to the Assignee for the benefit of the Secured Parties, and (b) it will not take or omit to take any action, the taking or omission of which might result in the impairment of any right, title or interest assigned hereby.

4. The Assignor hereby authorizes and directs each person, firm or corporation liable therefor, upon the occurrence and during the continuation of an Event of Default (as defined in the Collateral Agreement), to pay the Assignee, for the benefit of the Secured Parties, all monies as and when due the Assignor pursuant to or arising out of any of the Insurance, and to draw to the order of the Assignee any and all checks and other instruments for the payment of the monies and claims assigned hereby, and to accept the receipts of the Assignee therefor.

5. It is expressly agreed that, anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under the Insurance to perform all the obligations assumed by it thereunder, and neither the Assignee nor the Secured Parties shall have any obligations or liabilities under the Insurance, by reason of or arising out of this Assignment, nor shall the Assignee or the Secured Parties be required or obligated in any manner to perform any obligations of the Assignor under or pursuant to the Insurance.

6. In the event that the Assignor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement, any Senior Secured Notes Indenture or Deed of Covenants related to the Vessel or to pay any premium in whole or part relating thereto, the Assignee may, without waiving or releasing any obligation or liability of the Assignor hereunder or any Event of Default (as defined in the Collateral Agreement), in its sole discretion, obtain and maintain such policies of insurance in the name of the Assignor and pay such premium and take any other actions with respect thereto as the Assignee reasonably deems advisable.

7. The Assignor hereby irrevocably appoints (which appointment is coupled with an interest) the Assignee, its successors and assigns, as the Assignor’s true and lawful attorney-in-fact, with full power, in the name of the Assignor, or otherwise, upon the occurrence and during the continuation of an Event of Default (as defined in the Collateral Agreement), to demand, receive and collect, and to give acquittance for the payment of any and all monies or claims for monies which are assigned hereby; to file any claims and to commence, maintain or discontinue any actions, suits or other proceedings which the Assignee deems reasonably advisable in order to collect or enforce payment of any such monies; to settle, adjust and compromise any and all disputes or claims in respect of such monies, and to endorse any and all checks, drafts or other orders or instruments for the payment of monies payable to the Assignor which shall be issued in respect of such monies, but the Assignee is not obligated in any manner to make any inquiry as to the nature or sufficiency of any payment received by it or to take any of the actions hereinabove authorized.

8. The Assignor agrees that it will promptly execute and deliver such further documents and do such other acts and things as the Assignee may from time to time reasonably request in order further to effect the purpose of this Assignment, including giving such notices (in such form as the Assignee shall reasonably require, including the Notice of Assignment of Insurances attached hereto as Schedule 1) and obtaining such consents as required by the Vessel Mortgage and Section 10 hereof.

9. The Assignor hereby irrevocably authorizes the Assignee, at the Assignor’s expense, to file such financing statements and give such notices relating to this Assignment, without the Assignor’s signature, as the Assignee at its option may deem appropriate, and irrevocably appoints (which appointment is coupled with an interest) the Assignee, its successors and assigns, as the Assignor’s attorney-in-fact with full power to execute any such financing statements or notices in the Assignor’s name and to perform all other acts which the Assignee deems reasonably necessary or appropriate to perfect and continue the security interest conferred hereby.

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10. The Assignor covenants and agrees with the Assignee that the Assignor will (a) duly perform and observe all of the terms and provisions of the Insurance on the part of the Assignor to be performed or observed; (b) clearly record on the books and records of the Assignor notations of this Assignment; and (c) in the event that the Assignor shall receive payment of any monies hereby assigned, after an Event of Default (as defined in the Collateral Agreement) shall have occurred and be continuing, forthwith turn over the same to the Assignee in the identical form in which received (except for such endorsements as may be required thereon) and, until so turned over, hold the same in trust for the Assignee.

11. The Assignor hereby covenants and agrees that it will forthwith give notice of this Assignment to all underwriters or shall instruct its brokers to give such notice, and that where the consent of any underwriter is required pursuant to any of the Insurance assigned hereby that it shall be obtained and evidence thereof shall be provided to the Assignee or, in the case of protection and indemnity coverage, that the Assignor shall use commercially reasonable efforts to procure that the Assignee be provided with a letter of undertaking by the underwriters; and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such loss payable, notice of cancellation, and other clauses as may be required by Section 2 hereof.

12. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and coupled with an interest.

13. This Assignment shall be binding upon the Assignor and upon the Assignor’s successors and assigns and shall inure to the benefit of the Assignee, its successors and assigns.

14. All notices or other communications required or permitted to be made or given hereunder shall be made by postage prepaid letter, or by electronic means, as follows:

If to the Assignee:	Deutsche Bank Trust Company Americas 60 Wall Street, Floor 43 New York, NY 10005 Attn: Erin Morrissey (212) 250-1765 (212) 797-5690 (Fax) Email: erin.morrissey@db.com

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With Copy to:	Deutsche Bank Trust Company Americas 5022 Gate Parkway, Suite 200 Jacksonville, FL 32256 Attn: Maxeen Jacques (904) 527-6411 (732) 380-3355 (Fax) Email: maxeen.jacques@db.com

If to the Assignor:

7665 Corporate Center Drive

Miami, Florida 33126

United States of America

Attn: Wendy Beck

Tel. No.: (305) 436-4098

Fax No.: (305) 436-4140

Email: wbeck@ncl.com

and

Attn: Daniel Farkas

Tel. No.: (305) 436-4690

Fax No.: (305) 436-4117

Email: dfarkas@ncl.com

With copies to:

Apollo Management, L.P.

9 West 57th Street

New York, NY 10019

Attn: Steve Martinez

Tel. No.: (212) 515-3200

Fax No.: (212) 515-3288

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York

NY 10019-6064

Attn: Brad Finkelstein

Tel No: (212) 373-3074

Fax No: (212) 492-0074

Email: bfinkelstein@paulweiss.com

15. This Assignment shall be governed and controlled by the internal laws of the State of New York (but without reference to any provision thereof which might permit or require the application of the law of another jurisdiction) as to interpretation, enforcement, validity, construction, effect, and in all other respects, including, without

4

limitation, the legality of any interest rate and other charges, but excluding perfection of the security interests in the rights, title and interest assigned hereby, which shall be governed and controlled by the laws of the relevant jurisdiction.

16. Notwithstanding anything herein to the contrary, on and after the Intercreditor Effective Date (as defined in the Collateral Agreement) (i) the liens and security interests granted to the Assignee pursuant to this Assignment are expressly subject to the First Lien Intercreditor Agreement and (ii) the exercise of any right or remedy by the Assignee hereunder is subject to the limitations and provisions of the First Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien Intercreditor Agreement and the terms of this Assignment, the terms of the First Lien Intercreditor Agreement shall govern. Nothing herein is intended, or shall be construed, to give any Loan Party any additional right, remedy or claim under, to or in respect of this Assignment.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed by each of the undersigned directors on the date first above written.

[ ]

By:
Name:
Title:

Signature Page to Insurance Assignment [                    ]

SCHEDULE 1

NOTICE OF ASSIGNMENT OF INSURANCES

[            ] (the “Owner”), the owner of the passenger vessel [            ], registered under the laws of the Commonwealth of The Bahamas with Official Number [            ] and IMO Number [            ] (the “Vessel”), HEREBY GIVES NOTICE that by an Assignment in writing dated as of [            ], 2013, made by the Owner to DEUTSCHE BANK TRUST COMPANY AMERICAS as administrative agent and collateral agent (the “First Mortgagee”) under a credit agreement dated as of [            ], 2013 (the “Credit Agreement”), the Owner assigned to the First Mortgagee all its right, title and interest in all insurances in respect of the Vessel including the insurances constituted by the policy whereon this Notice is endorsed.

Dated as of [            ], 2013

[ ]

By:
Name:
Title:

Schedule 1-1

APPENDIX A

LOSS PAYABLE CLAUSE

HULL AND MACHINERY, HULL INTEREST AND WAR (FIRST MORTGAGE)

BY ASSIGNMENTS IN WRITING dated as of [            ], 2013, NCL CORPORATION LTD. (the “Parent”) and the respective owners of the vessels described below assigned absolutely to DEUTSCHE BANK TRUST COMPANY AMERICAS (the “First Mortgagee”) acting through its office, 60 Wall Street, New York, NY 10005, as collateral agent and administrative agent under a credit agreement dated as of [            ], 2013 (the “Credit Agreement”), first mortgagee of: the passenger vessel NORWEGIAN DAWN, registered under the laws of the Commonwealth of The Bahamas with Official Number 9000046 and IMO Number 9195169; the passenger vessel NORWEGIAN GEM, registered under the laws of the Commonwealth of The Bahamas with Official Number 8001151 and IMO Number 9355733; the passenger vessel NORWEGIAN PEARL, registered under the laws of the Commonwealth of The Bahamas with Official Number 8001150 and IMO Number 9342281; the passenger vessel NORWEGIAN SPIRIT, registered under the laws of the Commonwealth of The Bahamas with Official Number 8000814 and IMO Number 9141065; the passenger vessel NORWEGIAN STAR, registered under the laws of the Commonwealth of The Bahamas with Official Number 8000359 and IMO Number 9195157; and the passenger vessel NORWEGIAN SUN, registered under the laws of the Commonwealth of The Bahamas with Official Number 8000245 and IMO Number 9218131 (each, a “Vessel”) this policy and all benefits thereof including all claims of whatsoever nature hereunder.

Schedule 1-2

Claims hereunder for an actual total loss, arranged, agreed or compromised or constructive total loss shall be payable to the First Mortgagee for distribution first to itself and thereafter to others as their respective interests may appear.

Subject thereto, all other claims shall be payable as provided in subsections (a) and (b) below; PROVIDED HOWEVER that upon notice from the First Mortgagee to the underwriters of a default under the Credit Agreement, all claims under this policy of insurance shall be payable to the First Mortgagee for distribution first to itself and thereafter to others as their respective interests may appear.

(a) A claim in respect of any one casualty or occurrence where the aggregate claim against all insurers does not exceed [*] UNITED STATES DOLLARS (US$[*]) or the equivalent in any other currency, prior to adjustment for any franchise or deductible under the terms of the policy, shall be paid directly to the Parent for the repair, salvage or other charges involved or as reimbursement if the Parent has fully repaired all damage sustained to the applicable Vessel and paid all the salvage or other charges.

(b) A claim in respect of any one casualty or occurrence where the aggregate claim against all insurers exceeds [*] UNITED STATES DOLLARS (US$[*]) or the equivalent in any other currency prior to adjustment for any franchise or deductible under the terms of the policy, shall, subject to the prior written consent of the First Mortgagee, be paid to the Parent as and when the applicable Vessel is restored to her former state and condition and the liability in respect of which the insurance loss is payable is discharged, and provided that the insurers may with such consent as aforesaid make payment on account of repairs in the course of being effected, but, in the absence of such prior written consent shall be payable directly to the First Mortgagee for distribution first to itself and thereafter to others as their respective interests may appear.

Schedule 1-3

APPENDIX B

LOSS PAYABLE CLAUSE

PROTECTION AND INDEMNITY

Vessel	IMO No.	Owner
NORWEGIAN DAWN	9195169	Norwegian Dawn Limited
NORWEGIAN GEM	9355733	Norwegian Gem, Ltd.
NORWEGIAN PEARL	9342281	Norwegian Pearl, Ltd.
NORWEGIAN SPIRIT	9141065	Norwegian Spirit, Ltd.
NORWEGIAN STAR	9195157	Norwegian Star Limited
NORWEGIAN SUN	9218131	Norwegian Sun Limited

Payment of any recovery to which NCL Corporation Ltd. (the “Parent”) and the Joint Members under Rule 9i listed in the Certificate of Entry and Acceptance are entitled to receive out of the funds of the Association in respect of any liability, costs or expenses incurred by it shall be made to the Parent or to its order unless and until the Association receives notice from DEUTSCHE BANK TRUST COMPANY AMERICAS, acting through its office at 60 Wall Street, New York, NY 10005, as collateral agent for itself and others (together with its successors and assigns, the “Collateral Agent”), that the Parent is in default under a credit agreement dated as of [**            **], 2013 (the “Credit Agreement”) or is otherwise obligated to deliver such recovery to the Collateral Agent, in which event all recoveries shall thereafter be paid to the Collateral Agent or its order, provided always that no liability whatsoever shall attach to the Association, its managers or their agents for failure to comply with the latter obligation until after the expiry of two clear business days from the receipt of such notice. The Association shall, unless it receives from the Collateral Agent notice to the contrary, be at liberty at the request of the Parent to provide bail or other security to prevent the arrest or obtain the release of the applicable Vessel, without liability to the Collateral Agent.

.

Schedule 1-4

Exhibit K-1

[FORM OF]

FIRST LIEN INTERCREDITOR

FIRST LIEN INTERCREDITOR AGREEMENT

Among

DEUTSCHE BANK TRUST COMPANY AMERICAS

as the Authorized Representative under the Credit Agreement,

[            ]

as the Initial Additional Authorized Representative, and

each additional Authorized Representative from time to time party hereto

Dated as of [            ]

FIRST LIEN INTERCREDITOR AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of [            ], among DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Authorized Representative for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Collateral Agent”), [            ], as the Authorized Representative for the Initial Additional Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the Additional Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, amended and restated, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) It is the intention of the Secured Parties of each Series that the holders of Obligations of such Series (and not the Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Obligations), (y) any of the Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Obligations) on a basis ranking prior to the security interest of such Series of Obligations but junior to the security interest of any other Series of Obligations and (ii) the existence of any Collateral for any other Series of Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all Obligations shall not be deemed to be an Impairment of any Series of Obligations. In the event of any Impairment with respect to any Series of Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Obligations, and the rights of the holders of such Series of Obligations (including the right to receive distributions in respect of such Series of Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Obligations subject to such Impairment. Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such Obligations or the Secured Credit Documents governing such Obligations shall refer to such Obligations or such documents as so modified.

(c) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Additional Authorized Representative” means the Authorized Representative of any Series of Additional Obligations acting on behalf of the holders of such Series of Additional Obligations and shall include the Initial Additional Authorized Representative.

“Additional Agreement” shall have the meaning given the term “Senior Secured Note Indenture” in the Guarantee and Collateral Agreement and shall include the Initial Additional Agreement.

“Additional Secured Parties” means the holders of any Additional Obligations and any Additional Authorized Representative and shall include the Initial Additional Secured Parties and the Initial Additional Authorized Representative.

“Additional Obligations” shall have the meaning given the term “Senior Secured Note Obligations” in the Guarantee and Collateral Agreement and shall include the Initial Additional Obligations.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative; provided, in each case, that if there shall occur one or more Non-Controlling Authorized Representative Enforcement Dates, the Applicable Authorized

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Representative shall be the Authorized Representative that is the Major Non-Controlling Authorized Representative in respect of the most recent Non-Controlling Authorized Representative Enforcement Date.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Collateral Agent, (ii) in the case of the Initial Additional Obligations or the Initial Additional Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any Series of Additional Obligations or Additional Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure one or more Series of the Obligations.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Collateral Agent is the Applicable Authorized Representative, the Credit Agreement Secured Parties and (ii) at any other time, the Series of Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means the Credit Agreement dated as of May 24, 2013 (as amended, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time) among NCL Corporation Ltd., a Bermuda Company, the lenders party thereto from time to time and Deutsche Bank Trust Company Americas, as administrative agent for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Administrative Agent”).

“Credit Agreement Obligations” means (a) the Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement that (i) was in effect on the Closing Date with a counterparty that is a Lender, an Agent, an Arranger or an Affiliate of a Lender, an Agent or an Arranger as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender, an Agent, an Arranger or an Affiliate of a Lender, an Agent or an Arranger at the time such Swap Agreement is entered into; provided that such Lender is not a Defaulting Lender at the time such Swap Agreement is entered into, and (c) the due and punctual payment and performance of all obligations of the Borrower and any of its Subsidiaries in respect of overdrafts and related liabilities owed to a Lender, an Agent, an Arranger or any of its Affiliates (or any other person designated by the Borrower as a provider of cash management services and entitled to the benefit

4

of this Agreement) and arising from cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer, ACH services and other cash management arrangements).

“Credit Agreement Secured Parties” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Obligations, the date on which such Series of Obligations is no longer secured by such Shared Collateral. The term “Discharged” has a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional Obligations secured by such Shared Collateral under an additional agreement which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Applicable Authorized Representative and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” has the meaning set forth in the Guarantee and Collateral Agreement.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement dated as of May 24, 2013, by and among the Pledgors party thereto from time to time, the Collateral Agent and any Additional Authorized Representatives from time to time party thereto.

“Impairment” has the meaning assigned to such term in Section 1.01(b).

“Initial Additional Agreement” means that certain Senior Secured Note Indenture dated as of [                    ], among the Borrower [,                    ].

“Initial Additional Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Additional Obligations” means the Additional Obligations pursuant to the Initial Additional Agreement.

“Initial Additional Secured Parties” means the holders of any Initial Additional Obligations and the Initial Additional Authorized Representative.

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“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against a Borrower or any Pledgor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of a Borrower or any Pledgor, any receivership or assignment for the benefit of creditors relating to a Borrower or any Pledgor or any similar case or proceeding relative to a Borrower or any Pledgor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to a Borrower or any Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of a Borrower or any Pledgor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means the documents required to be delivered by an Authorized Representative to the Applicable Authorized Representative and each other Authorized Representative pursuant to Section 6.20 of the Guarantee and Collateral Agreement in order to create an additional Series of Additional Obligations and add Additional Secured Parties hereunder.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, assignment, security interest or encumbrance of any kind in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Document Obligations” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Obligations with respect to such Shared Collateral; provided, however, that if there are two outstanding Series of Additional Obligations which have an equal outstanding principal amount, the Series of Additional Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

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“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Applicable Authorized Representative’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Collateral Agent or the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Pledgor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Obligations” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Pledgors” means the Borrower and each subsidiary or direct or indirect parent company of the Borrower, in each case, which has granted a security interest pursuant to any Security Document to secure any Series of Obligations.

“Possessory Collateral” means any Shared Collateral in the possession of the Applicable Authorized Representative (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Applicable Authorized Representative under the terms of the Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” has the meaning assigned to such term in Section 2.01 hereof

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for

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such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Documents” means (i) the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), (ii) the Initial Additional Agreement and (iii) each Additional Agreement.

“Secured Parties” means (a) the Credit Agreement Secured Parties and (ii) the Additional Secured Parties.

“Security Documents” means the Guarantee and Collateral Agreement, each other Security Document (as defined in the Credit Agreement) and each other agreement entered into in favor of the Applicable Authorized Representative for purposes of securing any Series of Obligations.

“Series” means (a) with respect to the Secured Parties, each of (i) the Secured Parties (in their capacities as such), (ii) the Initial Additional Secured Parties (in their capacity as such) and (iii) the Additional Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Secured Parties) and (b) with respect to any Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional Obligations and (iii) the other Additional Obligations incurred pursuant to any Additional Agreement, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Obligations (or their respective Authorized Representatives or the Collateral Agent on behalf of such holders) hold a valid and perfected security interest or Lien at such time. If more than two Series of Obligations are outstanding at any time and the holders of less than all Series of Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Obligations that hold a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims. (a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Applicable Authorized Representative or any Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy

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Case of any Pledgor or any Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Secured Party or received by the Applicable Authorized Representative or any Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Applicable Authorized Representatives (i) FIRST, to the payment of all amounts incurred by the Applicable Authorized Representative (in its capacity as such) in connection with such sale or collection or otherwise owing to it pursuant to the terms of any Secured Credit Document and (ii) SECOND, subject to Section 1.01(b), to the extent any Proceeds remain after payment pursuant to clause (i), to the payment in full of the Obligations of each Series on a ratable basis in accordance with the terms of the applicable Secured Credit Documents. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Obligations with respect to which such Impairment exists. If, despite the provisions of Section 2.01(a)(ii), any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Section 2.01(a), such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 2.01(a).

(b) It is acknowledged that the Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each Secured Party hereby agrees that the Liens securing each Series of Obligations on any Shared Collateral shall be of equal priority.

Notwithstanding anything in this Agreement or any other Secured Credit Documents to the contrary, Cash Collateral pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Collateral Agent pursuant to Section 2.05(c) or (j), 2.11(d), (e) or (f), or 2.22 of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement and shall not constitute Shared Collateral.

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SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Applicable Authorized Representative shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), (ii) the Applicable Authorized Representative shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative and (iii) no Non-Controlling Authorized Representative or other Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Applicable Authorized Representative to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Security Document, applicable law or otherwise, it being agreed that only the Applicable Authorized Representative, acting on the instructions of the Secured Parties (other than any Non-Controlling Secured Parties) and in accordance with the applicable Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens securing each Series of Obligations, the Applicable Authorized Representative may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Authorized Representative to do so. The foregoing shall not be construed to limit the rights and priorities of any Secured Party, Applicable Authorized Representative or Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Obligations (other than funds deposited for the discharge or defeasance of any Additional Agreement) other than pursuant to the Security Documents and pursuant to Sections 2.05(c) or (j), 2.11(d), (e) or (f) or 2.22 of the Credit Agreement, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Security Documents applicable to it.

(c) Each of the Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Authorized Representative or any Authorized Representative to enforce this Agreement.

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SECTION 2.03 No Interference; Payment Over. (a) Each Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Authorized Representative, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Authorized Representative or any other Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Authorized Representative or any other Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Authorized Representative or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Authorized Representative, any Applicable Authorized Representative or any other Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Authorized Representative, such Applicable Authorized Representative or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Authorized Representative or any other Secured Party to enforce this Agreement.

(b) Each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Authorized Representative, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to Security Documents. (a) If, at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Applicable Authorized Representative for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

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(b) Each Secured Party agrees that the Applicable Authorized Representative may enter into any amendment (and, upon request by the Applicable Authorized Representative, each Authorized Representative shall sign a consent to such amendment) to any Security Document (including to release Liens securing any Series of Obligations), so long as the Applicable Authorized Representative receives a certificate of an authorized officer of the Borrower stating that such amendment is permitted by the terms of each then extant Secured Credit Document. Additionally, each Secured Party agrees that the Applicable Authorized Representative may enter into any amendment (and, upon request by the Applicable Authorized Representative, each Authorized Representative shall sign a consent to such amendment) to any Security Document solely as such Security Document relates to a particular Series of Obligations (including to release Liens securing any Series of Obligations) so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of Obligations was incurred and (y) such amendment does not adversely affect the Secured Parties of any other Series. In making the determinations required by this 2.04(b), the Applicable Authorized Representative may conclusively rely on a certificate of an authorized officer of the Borrower.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Pledgors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Authorized Representative to evidence and confirm any release of Shared Collateral or amendment to any Security Document provided for in this Section.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement, which the parties acknowledge shall be a subordination agreement subject to Section 510 of the Bankruptcy Code, shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Borrower or any of its subsidiaries.

(b) If any Pledgor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code, whether voluntary or involuntary, and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of

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the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01 of this Agreement; provided that the Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided further, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United States Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the Secured Parties, the Applicable Authorized Representative shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The Obligations of any Series, subject to the limitations set forth in the then extant Secured Credit Documents, may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Applicable Authorized Representative as Gratuitous Bailee for Perfection. (a) The Possessory Collateral shall be delivered to the Applicable Authorized Representative and the Applicable Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous

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bailee for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Applicable Authorized Representative, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09. The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Authorized Representative for loss or damage suffered by such Authorized Representative as a result of such transfer except for loss or damage suffered by such Authorized Representative as a result of its own willful misconduct, gross negligence or bad faith.

(b) The duties or responsibilities of the Applicable Authorized Representative and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

ARTICLE III

SECTION 3.01 Existence and Amounts of Liens and Obligations. Whenever the Applicable Authorized Representative or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Applicable Authorized Representative or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. The Applicable Authorized Representative and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Pledgor, any Secured Party or any other person as a result of such determination.

ARTICLE IV

THE AUTHORIZED REPRESENTATIVE

SECTION 4.01 Appointment and Authority. (a) Each of the Credit Agreement Secured Parties hereby irrevocably appoints the Collateral Agent to act on its behalf as the Authorized Representative hereunder and under each of the other Security Documents and

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authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Applicable Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Pledgor to secure any of the Credit Agreement Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Applicable Authorized Representative pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Security Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV and Section 10.05 of the Credit Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the Security Documents) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Applicable Authorized Representative shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Authorized Representative or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against the Applicable Authorized Representative or the Authorized Representative of any other Series of Obligations or any other Secured Party of any other Series arising out of (i) any actions which the Applicable Authorized Representative, any Authorized Representative or any Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Borrower or any of its subsidiaries, as debtor-in-possession.

SECTION 4.02 Rights as a Secured Party. The Person serving as the Applicable Authorized Representative hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Applicable Authorized

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Representative and the term “Secured Party” or “Secured Parties” or (as applicable) “Additional Secured Party” or “Additional Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Authorized Representative hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any subsidiary or other Affiliate thereof as if such Person were not the Applicable Authorized Representative hereunder and without any duty to account therefor to any other Secured Party.

SECTION 4.03 Exculpatory Provisions. (a) The Applicable Authorized Representative shall not have any duties or obligations except those expressly set forth herein and in the other Security Documents. Without limiting the generality of the foregoing, the Applicable Authorized Representative:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Security Documents that the Applicable Authorized Representative is required to exercise; provided that the Applicable Authorized Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Authorized Representative to liability or that is contrary to any Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Authorized Representative or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or in the absence of its own gross negligence or willful misconduct or in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Applicable Authorized Representative shall be deemed not to have knowledge of any Event of Default under any Series of Obligations unless and until notice describing such Event Default is given to the Applicable Authorized Representative by the Authorized Representative of such Obligations or the Borrower; and

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity,

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enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Applicable Authorized Representative.

SECTION 4.04 Reliance by Applicable Authorized Representative. The Applicable Authorized Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Applicable Authorized Representative also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Applicable Authorized Representative may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05 Delegation of Duties. The Applicable Authorized Representative may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents appointed by the Applicable Authorized Representative. The Applicable Authorized Representative and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Applicable Authorized Representative and any such sub-agent.

SECTION 4.06 Non-Reliance on Applicable Authorized Representative and Other Secured Parties. Each Secured Party acknowledges that it has, independently and without reliance upon the Applicable Authorized Representative, any other Authorized Representative or any other Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each Secured Party also acknowledges that it will, independently and without reliance upon the Applicable Authorized Representative, any Authorized Representative or any other Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.07 Collateral Matters. Each of the Secured Parties irrevocably authorizes the Applicable Authorized Representative, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Applicable Authorized Representative under any Security Document in accordance with Section 2.04 or upon receipt of a written request from the Borrower stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document;

(b) to release any Pledgor from its obligations under the Security Documents upon receipt of a written request from the Borrower stating that such release is permitted by the terms of each then extant Secured Credit Document.

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ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Administrative Agent and the Collateral Agent, to it at Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY 10005, Attention of Maxeen Jacques (Telephone: (904) 527-6411, Telecopy No. (904) 494-6852);

(b) if to the Additional Authorized Representative, to it at [                    ] (Telephone: [                    ]; Telecopy No. [                    ]).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

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(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Authorized Representative may become a party hereto by execution and delivery of Joinder Agreement in accordance with Section 6.20 of the Guarantee and Collateral Agreement and upon such execution and delivery, such Authorized Representative and the Additional Secured Parties and Additional Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other Security Documents applicable thereto.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 5.08 Submission to Jurisdiction Waivers. Each Authorized Representative, on behalf of itself and the Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

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(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or Security Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely To Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Borrower, any Pledgor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional Agreements), and none of the Borrower or any Pledgor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Pledgor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

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SECTION 5.13 Integration. This Agreement together with the other Secured Credit Documents and the Security Documents represents the agreement of each of the Pledgors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Pledgor, the Applicable Authorized Representative or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Security Documents

SECTION 5.14 Additional Pledgors. The Borrower agrees that, if any Subsidiary or direct or indirect parent company shall become a Pledgor after the date hereof, it will promptly cause such Person to execute and deliver an instrument in the form of Annex I. Upon such execution and delivery, such Person will become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Collateral Agent, the Initial Additional Authorized Representative and each additional Authorized Representative. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS as Collateral Agent,

by
Name:
Title:

by
Name:
Title:

[ ], as Initial Additional Authorized Representative

by
Name:
Title:

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ANNEX I

CONSENT OF THE BORROWER AND PLEDGORS

Dated: [                    ]

Reference is made to the First Lien Intercreditor Agreement dated as of the date hereof between Deutsche Bank Trust Company Americas, as Collateral Agent and [                    ], as Initial Additional Authorized Representative, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Borrower and each of the undersigned Pledgors has read the foregoing Intercreditor Agreement and consents thereto. The Borrower and each of the undersigned Pledgors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no Secured Party shall have any liability to the Borrower or any Pledgor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. The Borrower and each Pledgor understands that the foregoing Intercreditor Agreement is for the sole benefit of the Secured Parties and their respective successors and assigns, and that the Borrower and each such Pledgor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Notwithstanding anything to the contrary in the Intercreditor Agreement or provided herein, each party to the Intercreditor Agreement agrees that the Borrower and the Pledgors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of the Intercreditor Agreement except to the extent their rights are adversely affected (in which case the Borrower shall have the right to consent to or approve any such amendment, modification or waiver).

Without limitation to the foregoing, the Borrower and each Pledgor agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Applicable Authorized Representative may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York.

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IN WITNESS HEREOF, this Consent is hereby executed by each of the Pledgors as of the date first written above.

NCL CORPORATION LTD.

By:
Name:
Title:

NCL INTERNATIONAL, LTD.

By:
Name:
Title:

NORWEGIAN DAWN LIMITED

By:
Name:
Title:

NORWEGIAN GEM, LTD.

By:
Name:
Title:

NORWEGIAN PEARL, LTD.

By:
Name:
Title:

NORWEGIAN SPIRIT, LTD.

By:
Name:
Title:

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NORWEGIAN STAR LIMITED

By:
Name:
Title:

NORWEGIAN SUN LIMITED

By:
Name:
Title:

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Exhibit K-2

[FORM OF]

SECOND LIEN INTERCREDITOR AGREEMENT

SECOND LIEN INTERCREDITOR AGREEMENT dated as of [                    ], among NCL CORPORATION LTD., a Bermuda company (the “Borrower”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Credit Agreement Agent and each Other First Priority Lien Obligations Agent from time to time party hereto, each in its capacity as First Lien Agent, and [                    ], as Second Lien Collateral Agent and each other Second Priority Agent for any Future Second Lien Indebtedness from time to time party hereto, each in its capacity as Second Priority Agent.

A. WHEREAS, (i) the Borrower is party to the Credit Agreement dated as of May 24, 2013 (as amended, amended and restated, replaced, Refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the lenders party thereto from time to time, Deutsche Bank Trust Company Americas as administrative agent and collateral agent and the other parties thereto, (ii) the Borrower may become a party to Other First Priority Lien Obligations Credit Documents (as defined below) and (iii) the Obligations of the Borrower under the Credit Agreement and any such Other First Priority Lien Obligations Credit Documents will constitute Senior Lender Claims (as defined below);

B. WHEREAS, the Borrower (i) is party to the Indenture dated as of [                    ] (as amended, amended and restated, replaced, Refinanced, supplemented or otherwise modified from time to time, the “Second Priority Senior Secured Notes Indenture”), under which the Second Lien Notes were issued, by and among the [Borrower] and [                    ], as Trustee, (ii) may become a party to Second Priority Documents governing Future Second Lien Indebtedness and (iii) the Obligations of the Borrower under the Second Priority Senior Secured Notes Indenture and any such Second Priority Documents governing Future Second Lien Indebtedness will constitute Second Priority Claims (as defined below); and

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” shall have the meaning set forth in the recitals.

“Common Collateral” shall mean all of the assets of any Pledgor, whether real, personal or mixed, constituting both Senior Lender Collateral and Second Priority Collateral, including without limitation any assets in which the First Lien Agents are automatically deemed to have a Lien pursuant to the provisions of Section 2.3.

“Comparable Second Priority Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any Senior Collateral Document, those Second Priority Collateral Documents that create a Lien on the same Common Collateral, granted by the same Pledgor.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Credit Agreement Agent” shall mean Deutsche Bank Trust Company Americas, in its capacity as administrative agent and collateral agent for the Credit Agreement Lenders under the Credit Agreement, the Senior Collateral Agreement, the Senior Vessel Mortgages and the other Senior Lender Documents entered into pursuant to the Credit Agreement, together with its successors in such capacity.

“Credit Agreement Lender” shall mean a “Lender” as defined in the Credit Agreement.

“Credit Agreement Obligations” has the meaning assigned to the term “Obligations” in the Senior Collateral Agreement (other than clause (d) of such definition).

“Credit Agreement Secured Parties” has the meaning assigned to the term “Secured Parties” in the Senior Collateral Agreement (other than clause (f) of such definition).

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of Senior Lender Claims” shall mean, except to the extent otherwise provided in Section 5.7 below, (a) payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (i) all outstanding Senior Lender Claims and, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the applicable Senior Lender Document or entry into arrangements satisfactory to the Credit Agreement Agent and the Issuing Bank (as defined in the Credit Agreement) with respect, in each case after or concurrently with the termination of all commitments to extend credit or issue or extend letters

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of credit thereunder and (ii) any other Senior Lender Claims that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) termination of all other commitments of the Senior Secured Parties under the Senior Lender Documents; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other Senior Lender Claims that constitute an exchange or replacement for or a Refinancing of such Obligations or Senior Lender Claims. In the event the Senior Lender Claims are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the Senior Lender Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such Indebtedness and any Obligations pursuant to such new Indebtedness shall have been satisfied.

“First Lien Agent” shall mean each of (a) the Credit Agreement Agent and (b) any Other First Priority Lien Obligations Agent.

“First Lien Intercreditor Agreement” has the meaning assigned to such term in the Credit Agreement.

“First Priority Designated Agent” shall mean the Credit Agreement Agent or, if the Credit Agreement Agent and any Other First Priority Lien Obligations Agent shall have entered into a First Lien Intercreditor Agreement the “Applicable Authorized Representative” as defined therein.

“Future Second Lien Indebtedness” shall mean means any Indebtedness that is issued or guaranteed by the Borrower, and/or any Guarantor (other than Indebtedness constituting Noteholder Claims) which Indebtedness and Guarantees are secured by the Second Priority Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Noteholder Claims; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Lender Document and Second Priority Document and (ii) the Second Priority Agent for the holders of such Indebtedness shall have executed and delivered this Agreement as of the date hereof or become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.20 hereof.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” within the meaning of the Second Priority Senior Secured Notes Indenture, any Second Priority Documents governing Future Second Lien Indebtedness, the Credit Agreement, or the Other First Priority Lien Obligations Credit Documents.

“Indenture Secured Parties” shall mean the Persons holding Noteholder Claims, including the Trustee and the Second Lien Collateral Agent.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Pledgor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership,

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liquidation, reorganization or other similar case or proceeding with respect to any Pledgor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Pledgor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Pledgor.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, assignment, security interest or encumbrance of any kind in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

“Mortgaged Vessel” shall have the meaning set forth in the Credit Agreement.

“Noteholder Claims” shall mean all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them, including all fees and expenses of the Trustee thereunder.

“Noteholder Collateral” shall mean all of the assets and property of any Pledgor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Noteholder Claim.

“Noteholder Collateral Agreement” shall mean the [Reference Second Lien Security Agreement], among [the Borrower,] the subsidiaries of the Borrower from time to time party thereto and [            ] as [Trustee][collateral agent (in such capacity, the “Second Lien Collateral Agent”)].

“Noteholder Collateral Documents” shall mean the Noteholder Collateral Agreement, the Second Priority Vessel Mortgages and any other document or instrument pursuant to which a Lien is granted or purported to be granted by any Pledgor to secure any Noteholder Claims or under which rights or remedies with respect to any such Lien are governed.

“Noteholder Documents” shall mean (a) the Second Priority Senior Secured Notes Indenture, the Notes, the Noteholder Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Obligations thereunder.

“Notes” shall mean (a) the Second Lien Notes, (b) Future Second Lien Indebtedness and (c) any additional notes issued under the Second Priority Senior Secured Notes Indenture or any Second Priority Documents governing Future Second Lien Indebtedness by the [Borrower], to the extent permitted by the Second Priority Senior Secured Notes Indenture, each Second Priority Document governing Future Second Lien Indebtedness, the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, each other Senior Lender Documents and each Second Priority Document, as applicable, in each case then outstanding.

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“Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Pledgor under any Senior Lender Document or Second Priority Document include the obligations to pay principal, interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Pledgor to reimburse any amount in respect of any of the foregoing that any Senior Lender or Second Priority Secured Party, in its sole discretion, may elect to pay or advance on behalf of such Pledgor.

“Other First Priority Lien Obligations” means any Indebtedness that is issued or guaranteed by the Borrower, and/or any Guarantor (other than Indebtedness constituting Credit Agreement Obligations) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Credit Agreement Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Lender Document and Second Priority Document and (ii) the Other First Priority Lien Obligations Agent for the holders of such Indebtedness shall have (A) executed and delivered this Agreement as of the date hereof or become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 9.20 hereof and (B) become a party to a First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 6.20 of the Senior Collateral Agreement; provided further that, if such Indebtedness will be the initial Other First Priority Lien Obligations incurred by the Borrower, then the Guarantors, the Credit Agreement Agent and the Other First Priority Lien Obligations Agent for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement.

“Other First Priority Lien Obligations Agent” shall mean, with respect to any Other First Priority Lien Obligations Credit Document, the Person elected, designated or appointed as the administrative agent, trustee, collateral agent or similar representative with respect to such Other First Priority Lien Obligations Credit Document by or on behalf of the holders of such Other First Priority Lien Obligations, and its respective successors in such capacity.

“Other First Priority Lien Obligations Credit Document” means any (a) instruments, agreements or documents evidencing debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) debt securities, indentures and/or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (c) instruments or agreements evidencing any other indebtedness, in each case in respect of Other First Priority Lien Obligations.

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“Other First Priority Lien Obligations Documents” means each Other First Priority Lien Obligations Credit Document and each Other First Priority Lien Obligations Security Document related thereto.

“Other First Priority Lien Obligations Security Documents” means any other document or instrument pursuant to which a Lien is granted or purported to be granted by any Pledgor to secure any Other First Priority Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Pledged Collateral” shall mean the Common Collateral in the possession or control of any First Lien Agent (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the Uniform Commercial Code.

“Pledgors” shall mean the Borrower and each of the Borrower’s Subsidiaries, in each case, that has executed and delivered, or may from time to time hereafter execute and deliver, a Second Priority Collateral Document or a Senior Collateral Document.

“Recovery” shall have the meaning set forth in Section 6.4.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Required Lenders” shall mean, with respect to any Senior Lender Documents, those Senior Secured Parties the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Senior Lender Documents (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Senior Lender Documents with respect to such Senior Secured Parties).

“Second Lien Collateral Agent” shall have the meaning set forth in the definition of Noteholder Collateral Agreement.

“Second Lien Notes” shall mean [            ], issued pursuant to the Second Priority Senior Secured Notes Indenture and any notes issued by [the Borrower] in exchange for, and as contemplated by, the Second Lien Notes and the related registration rights agreement with substantially identical terms as the Second Lien Notes.

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“Second Priority Agents” shall mean (a) the Trustee as agent for the Indenture Secured Parties, (b) the Second Lien Collateral Agent and (c) the collateral agent, trustee or other authorized representative for any Future Second Lien Indebtedness that is named as Second Priority Agent in respect of such Future Second Lien Indebtedness in the applicable joinder agreement pursuant to Section 9.20.

“Second Priority Claims” shall mean the Noteholder Claims and all other Obligations in respect of, or arising under, the Second Priority Documents, including all fees and expenses of the Second Priority Agent for any Future Second Lien Indebtedness.

“Second Priority Collateral” shall mean the Noteholder Collateral and all of the assets and property of any Pledgor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Second Priority Claim.

“Second Priority Collateral Documents” shall mean the Noteholder Collateral Agreement, each other Noteholder Collateral Document and any comparable agreement(s) executed and delivered by any Pledgor for purposes of providing collateral security for any Future Second Lien Indebtedness.

“Second Priority Designated Agent” shall mean such agent or trustee as is designated “Second Priority Designated Agent” by Second Priority Secured Parties holding a majority in aggregate principal amount of the Second Priority Claims then outstanding that vote as a single class; it being understood that as of the date of this Agreement and for so long as any Obligations under the Second Priority Senior Secured Notes Indenture remain outstanding, the Second Lien Collateral Agent shall be so designated Second Priority Designated Agent.

“Second Priority Documents” shall mean the Noteholder Documents, the Second Priority Collateral Documents and any other document or instrument evidencing or governing, or securing, any Future Second Lien Indebtedness.

“Second Priority Lien” shall mean any Lien on any Second Priority Collateral securing any Second Priority Claims.

“Second Priority Secured Parties” shall mean the Indenture Secured Parties and all other Persons holding any Second Priority Claims, including the Second Priority Agent for any Future Second Lien Indebtedness.

“Second Priority Vessel Mortgages” shall mean each of the second preferred or second priority ship mortgages or other security documents granting a Lien on a Mortgaged Vessel to secure the Second Priority Claims.

“Second Priority Senior Secured Notes Indenture” shall have the meaning set forth in the recitals.

“Senior Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as of May 24, 2013 (as amended, amended and restated, replaced, Refinanced, supplemented or otherwise modified from time to time) among the subsidiaries of the Borrower from time to time party thereto and the Credit Agreement Agent, as collateral agent.

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“Senior Collateral Documents” shall mean the Senior Collateral Agreement, the Senior Vessel Mortgages, each other Security Document (as defined in the Credit Agreement), the Other First Priority Lien Obligations Security Documents and any security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Senior Lender Claims or under which rights or remedies with respect to such Lien are at any time governed.

“Senior Lender Claims” shall mean (i) the “Obligations” as defined in the Senior Collateral Agreement (other than clause (d) of such definition) and (ii) Obligations arising under the Other First Priority Lien Obligations Credit Documents and any other Senior Lender Documents, whether or not such Obligations constitute Indebtedness, including Obligations under any agreement that is an exchange or replacement for or an extension, increase or Refinancing of any other Senior Lender Claims. Senior Lender Claims shall include all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Senior Lender Documents whether or not the claim for such interest or expenses is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Senior Lender Collateral” shall mean “Collateral” as defined in any Senior Collateral Document and all of the other assets or property of the Pledgors, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Senior Lender Claim.

“Senior Lender Documents” shall mean the Loan Documents, the Other First Priority Lien Obligations Credit Documents, the Senior Collateral Documents and each of the other agreements, documents and instruments providing for, evidencing or securing any Senior Lender Claim, including any Obligation under the Credit Agreement and any other related document or instrument executed or delivered pursuant to any such document at any time or otherwise evidencing or securing any Obligation arising under any such document.

“Senior Secured Parties” shall mean the Credit Agreement Secured Parties and all other Persons holding Senior Lender Claims, including the First Lien Agents.

“Senior Vessel Mortgages” shall mean each of the first preferred or first priority ship mortgages or other security documents granting a Lien on a Mortgaged Vessel to secure the Senior Lender Claims.

“Subsidiary” shall mean any “Subsidiary” of the Borrower as defined in the Credit Agreement.

“Trustee” shall mean [            ], in its capacity as trustee under the Second Priority Senior Secured Notes Indenture [and as collateral agent under the Noteholder Collateral Documents], and its successors in such capacity.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

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1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1 Subordination of Liens. Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Second Priority Secured Parties on the Common Collateral or of any Liens granted to the Senior Secured Parties on the Common Collateral, (ii) any provision of the UCC, any Bankruptcy Law, or any applicable law or the Second Priority Documents or the Senior Lender Documents, (iii) whether any First Lien Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Lender Claims now or hereafter held by or on behalf of any First Lien Agent or any other Senior Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second Priority Claims now or hereafter held by or on behalf of any Second Priority Agent or any Second Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise and (b) any Lien on the Common Collateral securing any Second Priority Claims now or hereafter held by or on behalf of any Second Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims now or hereafter held by or on behalf of any First Lien Agent or any other Senior Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise. All Liens on the Common Collateral securing any Senior Lender Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Priority Claims for all purposes, whether or not such Liens securing any Senior Lender Claims are subordinated to any Lien securing any other obligation of a Borrower, any other Pledgor or any other Person.

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2.2 Prohibition on Contesting Liens. Each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, and each First Lien Agent, for itself and on behalf of each applicable Senior Secured Party in respect of which it serves as First Lien Agent, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) any Lien securing any Senior Lender Claims held (or purported to be held) by or on behalf of any First Lien Agent or any of the Senior Secured Parties or any agent or trustee therefor in any Senior Lender Collateral or (b) a Lien securing any Second Priority Claims held (or purported to be held) by or on behalf of any Second Priority Secured Party in the Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Agent or any Senior Lender to enforce this Agreement (including the priority of the Liens securing the Senior Lender Claims as provided in Section 2.1) or any of the Senior Lender Documents.

2.3 No New Liens. So long as the Discharge of Senior Lender Claims has not occurred and subject to Section 6, each Second Priority Agent agrees, for itself and on behalf of each applicable Second Priority Secured Party, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against a Borrower or any other Pledgor, that it shall not acquire or hold any Lien on any assets of a Borrower or any other Pledgor securing any Second Priority Claims that are not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents. If any Second Priority Agent or any Second Priority Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral that is not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents, then such Second Priority Agent shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such lien for the benefit of the First Lien Agents as security for the Senior Lender Claims (subject to the lien priority and other terms hereof) and shall promptly notify each First Lien Agent in writing of the existence of such Lien and in any event take such actions as may be requested by any First Lien Agent to assign or release such Liens to the First Lien Agents (and/or each of its designee) as security for the applicable Senior Lender Claims.

2.4 Perfection of Liens. Neither the First Lien Agents nor the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Agents or the other Second Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Secured Parties and shall not impose on the First Lien Agents, the Second Priority Agents, the Second Priority Secured Parties or the Senior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

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2.5 Waiver of Marshalling. Until the Discharge of Senior Lender Claims, each Second Priority Agent, on behalf of itself and the applicable Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.

2.6 Nature of First Priority Obligations. Each of the Second Priority Agents for itself and on behalf of the other applicable Second Priority Secured Parties acknowledges that a portion of the Senior Lender Claims represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Senior Lender Claims may be modified, extended or amended from time to time, and that the aggregate amount of the Senior Lender Claims may be increased, replaced or Refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of the Senior Lender Claims, or any portion thereof, or by any amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of the Second Priority Claims, or any portion thereof.

SECTION 3. Enforcement.

3.1 Exercise of Remedies.

(a) So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against a Borrower or any other Pledgor, (i) no Second Priority Agent or any Second Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Common Collateral or any other security in respect of any applicable Second Priority Claims, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral or any other collateral by any First Lien Agent or any Senior Lender in respect of the Senior Lender Claims, the exercise of any right by any First Lien Agent or any Senior Lender (or any agent or sub-agent on their behalf) in respect of the Senior Lender Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second Priority Agent or any Second Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral or any other collateral under the Senior Lender Documents or otherwise in respect of Senior Lender Claims, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other collateral in respect of Senior Lender Claims and (ii) except as

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otherwise provided herein, each First Lien Agent and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Second Priority Agent or any Second Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against a Borrower or any other Pledgor, each Second Priority Agent may file a proof of claim or statement of interest with respect to the applicable Second Priority Claims, (B) each Second Priority Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Lender Claims, or the rights of either First Lien Agent or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral, (C) in any Insolvency or Liquidation Proceeding commenced by or against a Borrower or any other Pledgor, each Second Priority Agent may file any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Second Priority Agent or Second Priority Secured Party, (D) each Second Priority Agent may file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of a Borrower or any other Pledgor arising under any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law and (E) each Second Priority Agent and each Second Priority Secured Party may vote on any plan of reorganization in any Insolvency or Liquidation Proceeding of a Borrower or any other Pledgor, in each case (A) through (E) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement.

(b) In exercising rights and remedies with respect to the Senior Lender Collateral, each First Lien Agent and the Senior Secured Parties may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c) So long as the Discharge of Senior Lender Claims has not occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will not take or receive any Common Collateral or other collateral or any proceeds of Common Collateral or other collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Common Collateral or other collateral in respect of the applicable Second Priority Claims. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Second Priority Agents and the Second Priority Secured Parties with respect to the Common Collateral or any other collateral is to hold a Lien on the Common Collateral or such other collateral in respect of the applicable Second Priority Claims pursuant to the Second Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lender Claims has occurred.

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(d) Subject to the proviso in clause (ii) of Section 3.1(a) above, (i) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, agrees that no Second Priority Agent or any Second Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by any First Lien Agent or Senior Secured Parties with respect to the Common Collateral or any other collateral under the Senior Lender Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral or such other collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby waives any and all rights it or any Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which any First Lien Agent or Senior Secured Parties seek to enforce or collect the Senior Lender Claims or the Liens granted in any of the Senior Lender Collateral, regardless of whether any action or failure to act by or on behalf of any First Lien Agent or Senior Secured Parties is adverse to the interests of the Second Priority Secured Parties.

(e) Each Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second Priority Document shall be deemed to restrict in any way the rights and remedies of any First Lien Agent or Senior Secured Parties with respect to the Senior Lender Collateral as set forth in this Agreement and the Senior Lender Documents.

(f) Until the Discharge of Senior Lender Claims, the First Priority Designated Agent shall have the exclusive right to exercise any right or remedy with respect to the Common Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto.

3.2 Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a), each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and any First Lien Agent upon the request of the First Lien Designated Agent) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral or any other collateral under any of the applicable Second Priority Documents or otherwise in respect of the applicable Second Priority Claims.

3.3 Actions Upon Breach. If any Second Priority Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Second Priority Secured Party that relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Secured Parties, it being understood and agreed by each Second Priority Agent on behalf of each applicable Second Priority Secured Party that (i) the Senior Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Pledgors and/or the Senior Secured Parties cannot demonstrate damage and/or can be made whole by the awarding of damages.

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SECTION 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of Senior Lender Claims has not occurred, the Common Collateral and any other collateral in respect of the Second Priority Claims or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral or other collateral upon the exercise of remedies as a secured party, shall be applied by the First Lien Agents to the Senior Lender Claims in such order as specified in the relevant Senior Lender Documents until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of Senior Lender Claims, subject to Section 5.7 hereof, each of the First Lien Agents shall deliver promptly to the Second Priority Designated Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Priority Designated Agent ratably to the Second Priority Claims in such order as specified in the Second Priority Documents.

4.2 Payments Over. Any Common Collateral or other collateral in respect of the Second Priority Claims or proceeds thereof received by any Second Priority Agent or any Second Priority Secured Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Common Collateral or such other collateral prior to the Discharge of Senior Lender Claims shall be segregated and held for the benefit of and forthwith paid over to the First Priority Designated Agent (and/or its designees) for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Agents are each hereby individually authorized to make any such endorsements as agent for any Second Priority Agent or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

SECTION 5. Other Agreements.

5.1 Releases.

(a) If, at any time any Pledgor or the holder of any Senior Lender Claim delivers notice to each Second Priority Agent that any specified Common Collateral (including all or substantially all of the equity interests of a Pledgor or any of its Subsidiaries) (including for such purpose, in the case of the sale of equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is:

(A) sold, transferred or otherwise disposed of:

(i) by the owner of such Common Collateral in a transaction permitted under the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture and each other Senior Lender Document and Second Priority Document (if any); or

(ii) during the existence of any Event of Default under (and as defined in) the Credit Agreement or the Other First Priority Lien Obligations Credit Documents to the extent that any of the First Lien Agents has consented to such sale, transfer or disposition; or

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(B) otherwise released as permitted by the Credit Agreement and the Other First Priority Lien Obligations Credit Documents,

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second Priority Secured Parties upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing Senior Lender Claims are released and discharged. Upon delivery to each Second Priority Agent of a notice from any First Lien Agent stating that any release of Liens securing or supporting the Senior Lender Claims has become effective (or shall become effective upon each Second Priority Agent’s release) (whether in connection with a sale of such assets by the relevant Pledgor pursuant to the preceding sentence or otherwise), each Second Priority Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms.

(b) Each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby irrevocably constitutes and appoints each First Lien Agent and any officer or agent of such First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Second Priority Agent or such holder or in such First Lien Agent’s own name, from time to time in such First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral or other collateral to the repayment of Senior Lender Claims pursuant to the Senior Lender Documents; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second Priority Agents or the Second Priority Secured Parties to receive proceeds in connection with the Second Priority Claims not otherwise in contravention of this Agreement.

5.2 Insurance. Unless and until the Discharge of Senior Lender Claims has occurred, each First Lien Agent and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Pledgors under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Common Collateral or any other collateral in respect of the Second Priority Claims in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral or such other collateral. Unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral or such other collateral shall be paid (a) first, prior to the occurrence of the Discharge of Senior Lender Claims, to the First Lien Agents for the benefit of Senior Secured Parties pursuant to the terms of

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the Senior Lender Documents, (b) second, after the occurrence of the Discharge of Senior Lender Claims, to the Second Priority Agents for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Documents and (c) third, if no Second Priority Claims are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Agent or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to any First Lien Agent in accordance with the terms of Section 4.2.

5.3 Amendments to Second Priority Collateral Documents.

(a) So long as the Discharge of Senior Lender Claims has not occurred, without the prior written consent of the First Lien Agents, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. Each Second Priority Agent agrees that each applicable Second Priority Collateral Document shall contain the applicable provisions set forth on Annex I hereto (or similar provisions approved by the First Lien Agents).

(b) In the event that the First Lien Agents or the Senior Secured Parties enter into any amendment, waiver or consent in respect of or replace any Senior Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the First Lien Agents, the Senior Secured Parties, a Borrower or any other Pledgor thereunder (including the release of any Liens in Senior Lender Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second Priority Collateral Document without the consent of any Second Priority Agent, a Borrower, any other Pledgor or any Second Priority Secured Party and without any action by any Second Priority Agent, a Borrower, any other Pledgor or any Second Priority Secured Party; provided, that such amendment, waiver or consent does not materially adversely affect the rights of a Borrower, any other Pledgor or the Second Priority Secured Parties or the interests of the Second Priority Secured Parties in the Second Priority Collateral and not the other creditors of such Borrower or such Pledgor, as the case may be, that have a security interest in the affected collateral in a like or similar manner (without regard to the fact that the Lien of such Senior Collateral Document is senior to the Lien of the Comparable Second Priority Collateral Document). The relevant First Lien Agent shall give written notice of such amendment, waiver or consent to each Second Priority Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Second Priority Collateral Document as set forth in this Section 5.3(b).

(c) Anything contained herein to the contrary notwithstanding, until the Discharge of Senior Lender Claims has occurred, no Second Priority Collateral Document shall be entered into unless the collateral covered thereby is also subject to a perfected first-priority interest in favor of the First Lien Agents for the benefit of the Senior Secured Parties pursuant to the Senior Collateral Documents.

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5.4 Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Agents and the Second Priority Secured Parties may exercise rights and remedies as an unsecured creditor against a Borrower or any Pledgor in accordance with the terms of the applicable Second Priority Documents and applicable law, in each case to the extent not inconsistent with the provisions of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Agent or any Second Priority Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or other collateral or (b) enforcement in contravention of this Agreement of any Lien in respect of Second Priority Claims held by any of them. In the event any Second Priority Agent or any Second Priority Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral or other collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Claims or otherwise, such judgment or other lien shall be subordinated to the Liens securing Senior Lender Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Agents or the Senior Secured Parties may have with respect to the Senior Lender Collateral.

5.5 First Lien Agents as Gratuitous Bailees for Perfection.

(a) Each First Lien Agent agrees to hold the Pledged Collateral that is part of the Common Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second Priority Collateral Agreements, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC).

(b) In the event that any First Lien Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the Senior Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, such First Lien Agent agrees to hold such Liens as gratuitous bailee for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Second Priority Collateral Agreements, subject to the terms and conditions of this Section 5.5.

(c) Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of Senior Lender Claims has occurred, any First Lien Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lender Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Agents and the Second Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d) The First Lien Agents shall have no obligation whatsoever to any Second Priority Agent or any Second Priority Secured Party to assure that the Pledged Collateral is genuine or

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owned by the Pledgors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Agents under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for each Second Priority Agent for purposes of perfecting the Lien held by the Second Priority Secured Parties.

(e) The First Lien Agents shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Secured Party and the Second Priority Agents and the Second Priority Secured Parties hereby waive and release the First Lien Agents from all claims and liabilities arising pursuant to the First Lien Agents’ role under this Section 5.5, as agent and gratuitous bailee with respect to the Common Collateral.

(f) Upon the Discharge of Senior Lender Claims, the relevant First Lien Agent shall deliver to the Second Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and to the extent such Pledged Collateral is in the possession or control of such First Lien Agent (or its agents or bailees) together with any necessary endorsements (or otherwise allow the Second Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct.

(g) Neither the First Lien Agents nor the Senior Secured Parties shall be required to marshal any present or future collateral security for the Borrower’s or their Subsidiaries’ obligations to the First Lien Agents or the Senior Secured Parties under the Credit Agreement or the Senior Collateral Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6 Second Priority Designated Agent as Gratuitous Bailee for Perfection.

(a) Upon the Discharge of Senior Lender Claims, the Second Priority Designated Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the other Second Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the applicable Second Priority Collateral Agreement, subject to the terms and conditions of this Section 5.6.

(b) In the event that the Second Priority Designated Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the Senior Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, upon the Discharge of Senior Lender Claims, the Second Priority Designated Agent agrees to hold such Liens as gratuitous bailee for the other Second Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the applicable Second Priority Collateral Agreement, subject to the terms and conditions of this Section 5.6.

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(c) The Second Priority Designated Agent, in its capacity as gratuitous bailee, shall have no obligation whatsoever to the other Second Priority Agents or the First Lien Agent to assure that the Pledged Collateral is genuine or owned by the Pledgors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.6. The duties or responsibilities of the Second Priority Designated Agent under this Section 5.6 upon the Discharge of Senior Lender Claims shall be limited solely to holding the Pledged Collateral as gratuitous bailee for the other Second Priority Agents for purposes of perfecting the Lien held by the applicable Second Priority Secured Parties.

(d) The Second Priority Designated Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the other Second Priority Agents (or the Second Priority Secured Parties for which such other Second Priority Agents are agents) and the other Second Priority Agents hereby waive and release the Second Priority Designated Agent from all claims and liabilities arising pursuant to the Second Priority Designated Agent’s role under this Section 5.6, as agent and gratuitous bailee with respect to the Common Collateral.

(e) In the event that the Second Priority Designated Agent shall cease to be so designated the Second Priority Designated Agent pursuant to the definition of such term, the then Second Priority Designated Agent shall deliver to the successor Second Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any), together with any necessary endorsements (or otherwise allow the successor Second Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct, and such successor Second Priority Designated Agent shall perform all duties of the Second Priority Designated Agent as set forth herein.

5.7 Release Upon Discharge of Senior Lender Claims; No Release If Event of Default; Reinstatement.

(a) Except as otherwise provided in clause (b) of this Section 5.7, upon the Discharge of Senior Lender Claims and the concurrent release of the Liens securing Senior Lender Claims, the Liens in favor of the Second Priority Secured Parties shall automatically be released and discharged.

(b) Notwithstanding any other provisions contained in this Agreement, if an Event of Default (as defined in the Second Priority Senior Secured Notes Indenture or any other Second Priority Document, as applicable) exists on the date of Discharge of Senior Lender Claims, the Second Priority Liens on the Second Priority Collateral securing the Second Priority Claims relating to such Event of Default will not be released, except to the extent such Second Priority Collateral or any portion thereof was disposed of in order to repay Senior Lender Claims secured by such Second Priority Collateral, and thereafter the applicable Second Priority Agent will have the right to foreclose upon such Second Priority Collateral (but in such event, the Liens on such Second Priority Collateral securing the applicable Second Priority Claims will be released when such Event of Default and all other Events of Default under the Second Priority Senior Secured Notes Indenture or any other Second Priority Document, as applicable, cease to exist).

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(c) If, at any time after the Discharge of Senior Lender Claims has occurred, the Borrower incurs and designates any Senior Lender Claims, then such Discharge of Senior Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Lender Claims), and the applicable agreement governing such Senior Lender Claims shall automatically be treated as the Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the First Lien Agents of amendments, waivers and consents hereunder. Upon receipt of notice of such designation (including the identity of any new First Lien Agent), each Second Priority Agent shall promptly (i) enter into such documents and agreements, including amendments or supplements to this Agreement, as such new First Lien Agent shall reasonably request in writing in order to provide the new First Lien Agent the rights of the First Lien Agents contemplated hereby and (ii) to the extent then held by any Second Priority Agent, deliver to such First Lien Agent the Pledged Collateral that is Common Collateral together with any necessary endorsements (or otherwise allow such First Lien Agent to obtain possession or control of such Pledged Collateral).

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Financing Issues. If a Borrower or any other Pledgor shall be subject to any Insolvency or Liquidation Proceeding and any First Lien Agent shall desire to permit the use of cash collateral or to permit a Borrower or any other Pledgor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will raise no objection to, and will not encourage or support any objection to, and will not otherwise contest (a) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the Senior Lender Claims under the Senior Lender Documents are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are so subordinated to Liens securing Senior Lender Claims under this Agreement, (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Lender Claims made by any First Lien Agent or any holder of Senior Lender Claims, (c) any lawful exercise by any holder of Senior Lender Claims of the right to credit bid, under Section 63(k) of the Bankruptcy Code, Senior Lender Claims at any sale in foreclosure of Senior Lender Collateral, (d) any other request for judicial relief made in any court by any holder of Senior Lender Claims relating to the lawful enforcement of any Lien on Senior Lender Collateral or (e) any order under Section 363(b) and (f) of the Bankruptcy Code relating to a sale of assets of any Pledgor for which any First Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Lender Claims and the Second Priority Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Lender Collateral do to the Liens securing the Second Priority Collateral in accordance with this Agreement.

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6.2 Relief from the Automatic Stay. Until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral or any other collateral, without the prior written consent of all First Lien Agents and Required Lenders.

6.3 Adequate Protection. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall contest (or support any other Person contesting) (a) any request by any First Lien Agent or Senior Secured Parties for adequate protection or (b) any objection by any First Lien Agent or Senior Secured Parties to any motion, relief, action or proceeding based on such First Lien Agent’s or the Senior Secured Parties’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then each Second Priority Agent, on behalf of itself and any applicable Second Priority Secured Party, (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Priority Claims are so subordinated to the Liens securing Senior Lender Claims under this Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event any Second Priority Agent, on behalf of itself or any applicable Second Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Agent, on behalf of itself or each such Second Priority Secured Party, agrees that the First Lien Agents shall also be granted a senior Lien on such additional collateral as security for the applicable Senior Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Claims shall be subordinated to the Liens on such collateral securing the Senior Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement.

6.4 Avoidance Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of a Borrower or any other Pledgor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the Senior Lender Claims shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to a Discharge of Senior Lender Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

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6.5 Application. This Agreement, which the parties acknowledge to be a subordination agreement subject to Section 510 of the Bankruptcy Code, shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Pledgor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Pledgor.

6.6 Waivers. Until the Discharge of Senior Lender Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the Senior Lender Claims for costs or expenses of preserving or disposing of any Common Collateral or other collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.7 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Lender Claims and the Second Priority Claims, then, to the extent the debt obligations distributed on account of the Senior Lender Claims and on account of the Second Priority Claims are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 7. Reliance; Waivers; etc.

7.1 Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Second Priority Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after date hereof by the Senior Secured Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, acknowledges that it and the applicable Second Priority Secured Parties is not entitled to rely on any credit decision or other decisions made by any First Lien Agent or any Senior Lender in taking or not taking any action under the applicable Second Priority Document or this Agreement.

7.2 No Warranties or Liability. Neither any First Lien Agent nor any Senior Lender shall have been deemed to have made any express or implied representation or warranty upon which the Second Priority Agent or the Second Priority Secured Parties may rely, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Lender Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Secured Parties

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have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither any First Lien Agent nor any Senior Lender shall have any duty to any Second Priority Agent or any Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any Subsidiary thereof (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Lien Agents, the Senior Secured Parties, the Second Priority Agents and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Second Priority Claims, the Senior Lender Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Borrower’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agents and the Senior Secured Parties, and the Second Priority Agents and the Second Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Lender Documents or any Second Priority Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Lender Document or of the terms of the Second Priority Senior Secured Notes Indenture or any other Second Priority Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Second Priority Claims or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of a Borrower or any other Pledgor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, a Borrower or any other Pledgor in respect of the Senior Lender Claims, or of any Second Priority Agent or any Second Priority Secured Party in respect of this Agreement.

SECTION 8. Representations and Warranties

8.1 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

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(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument binding upon such party.

8.2 Representations and Warranties of First Lien Agent and Second Priority Agent. Each First Lien Agent and Second Priority Agent represents and warrants to the other parties hereto that it has been authorized by the Senior Secured Parties or the Indenture Secured Parties, as applicable, to enter into this Agreement.

SECTION 9. Miscellaneous.

9.1 Conflicts. Subject to Section 9.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Lender Document or any Second Priority Document, the provisions of this Agreement shall govern.

9.2 Continuing Nature of this Agreement; Severability. Subject to Section 6.4, this Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred or such later time as all the Obligations in respect of the Second Priority Claims shall have been paid in full. This is a continuing agreement of lien subordination and the Senior Secured Parties may continue, at any time and without notice to each Second Priority Agent or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of a Borrower or any other Pledgor constituting Senior Lender Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.3 Amendments; Waivers. Subject to Section 9.20 hereof, no amendment, modification or waiver of any of the provisions of this Agreement by any Second Priority Agent or any First Lien Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Borrower and the Pledgors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except

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to the extent their rights are adversely affected (in which case the Borrower shall have the right to consent to or approve any such amendment, modification or waiver). Upon the Borrower’s request in connection with a designation of additional obligations as Other First Priority Lien Obligations or Future Second Lien Indebtedness, any First Lien Agent and/or any Second Priority Agent shall enter into such supplemental agreements (which may each take the form of an amendment, an amendment and restatement or a supplement of the foregoing Agreement) to facilitate the designation of such additional obligations as contemplated by Section 9.20 hereof as the Borrower may request; provided that the Borrower shall have delivered to each First Lien Agent and Second Priority Agent a certificate from an authorized officer of the Borrower confirming that such designation of additional obligations pursuant to Section 9.20 is permitted under each Senior Lien Document and each Second Priority Document and each First Lien Agent and Second Priority Agent may conclusively rely on such officer’s certificate without any further inquiry.

9.4 Information Concerning Financial Condition of the Borrower and the Subsidiaries. Neither any First Lien Agent nor any Senior Lender shall have any obligation to any Second Priority Agent or any Second Priority Secured Party to keep the Second Priority Agent or any Second Priority Secured Party informed of, and the Second Priority Agents and the Second Priority Secured Parties shall not be entitled to rely on the First Lien Agents or the Senior Secured Parties with respect to, (a) the financial condition of the Borrower and its Subsidiaries and all endorsers, pledgors and/or guarantors of the Second Priority Claims or the Senior Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the Senior Lender Claims. The First Lien Agents, the Senior Secured Parties, each Second Priority Agent and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any First Lien Agent, any Senior Lender, any Second Priority Agent or any Second Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First Lien Agents, the Senior Secured Parties, the Second Priority Agents and the Second Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5 Subrogation. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lender Claims has occurred.

9.6 Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Lender Documents. Except as otherwise provided herein, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, assents to any such extension or postponement of the

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time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

9.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the nonexclusive jurisdiction of any state or federal court located in New York County, New York (the “New York Courts”), and consent that all service of process may be made by registered mail directed to such party as provided in Section 9.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction, except that each Second Priority Secured Party and each Second Priority Agent agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts, and (b) in any such action or proceeding brought against any Second Priority Agent or any Pledgor or any Second Priority Secured Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Second Priority Secured Party from asserting or seeking the same in the New York Courts.

9.8 Notices. All notices to the Second Priority Secured Parties and the Senior Secured Parties permitted or required under this Agreement may be sent to the Trustee, the First Lien Agents or any Second Priority Agent as provided in the Second Priority Senior Secured Notes Indenture, the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the other relevant Senior Lender Documents or the other relevant Second Priority Documents, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. The First Lien Agents hereby agree to promptly notify each Second Priority Agent upon payment in full in cash of all Obligations under the applicable Senior Lender Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

9.9 Further Assurances. Each of the Second Priority Agents, on behalf of itself and each applicable Second Priority Secured Party, and each applicable First Lien Agent, on behalf of itself and each Senior Lender, agrees that each of them shall take such further action and shall execute and deliver to each other First Lien Agent and the Senior Secured Parties such

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additional documents and instruments (in recordable form, if requested) as each other First Lien Agent or the Senior Secured Parties may reasonably request, to effectuate the terms of and the lien priorities contemplated by this Agreement.

9.10 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES BOUND HEREBY DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Agents, the Senior Secured Parties, the Second Priority Agents, the Second Priority Secured Parties and their respective permitted successors and assigns.

9.12 Specific Performance. Each First Lien Agent may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any First Lien Agent.

9.13 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

9.14 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic transmission, each of which shall be an original and all of which shall together constitute one and the same document.

9.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Agents represent and warrant that this Agreement is binding upon the applicable Senior Secured Parties. The Trustee represents and warrants that this Agreement is binding upon the Indenture Secured Parties.

9.16 No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Lender Claims and Second Priority Claims. No other Person shall have or be entitled to assert rights or benefits hereunder. Notwithstanding the foregoing, the Borrower is the intended beneficiary and third party beneficiary hereof with the right and power to enforce with respect to Sections 5.1, 5.3, 5.7, 9.3, 9.16 and 9.20 and Article VI hereof and as otherwise provided herein.

9.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to a Borrower or any other Pledgor shall include each Borrower or any other Pledgor as debtor and debtor-in-possession and any receiver or trustee for a Borrower or any other Pledgor (as the case may be) in any Insolvency or Liquidation Proceeding.

27

9.18 Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Senior Lender Documents or Second Priority Documents entered into in connection with the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Senior Lender Document or Second Priority Document or permit a Borrower or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Lender Documents entered into in connection with the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Documents, (b) change the relative priorities of the Senior Lender Claims or the Liens granted under the Senior Lender Documents on the Common Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Common Collateral as among such Senior Secured Parties or (d) obligate a Borrower or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement, the Other First Priority Lien Obligations Credit Documents or any other Senior Lender Document entered into in connection with the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture or any other Second Priority Documents.

9.19 References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Second Priority Senior Secured Notes Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Second Priority Senior Secured Notes Indenture, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Second Priority Senior Secured Notes Indenture, and (2) approved in writing by, or on behalf of, the requisite Senior Secured Parties as are needed under the terms of the Credit Agreement and the Other First Priority Lien Obligations Credit Documents, to approve such amendment or modification.

9.20 Joinder Requirements. The Borrower and/or any First Lien Agent and/or any Second Priority Agent, without the consent of any other First Lien Agent or Second Priority Agent, any Senior Lender or any Second Priority Secured Party, may designate additional obligations as Other First Priority Lien Obligations or Future Second Lien Indebtedness if the incurrence of such obligations is permitted under each of the Credit Agreement, each Other First Priority Lien Obligations Credit Document, the Second Priority Senior Secured Notes Indenture, each other relevant Senior Lender Document and Second Priority Document and this Agreement. If so permitted, as a condition precedent to the effectiveness of such designation, the applicable Other First Priority Lien Obligations Agent or the Second Lien Agent for such Future Second Lien Indebtedness shall execute and deliver to each First Lien Agent and Second Priority Agent, a joinder agreement to this Agreement in form and substance reasonably satisfactory to the First

28

Lien Designated Agent. Notwithstanding anything to the contrary set forth in this Section 9.20 or in Section 9.3 hereof, any First Lien Agent and/or any Second Priority Agent may, and, at the request of the Borrower, shall, in each case, without the consent of any other First Lien Agent or Second Priority Agent, any Senior Lender or any Second Priority Secured Party, enter into a supplemental agreement (which may take the form of an amendment, an amendment and restatement or a supplement of this Agreement) to facilitate the designation of such additional obligations as Other First Priority Lien Obligations or Future Second Lien Indebtedness. Any such amendment may, among other things, (i) add other parties holding Future Second Lien Indebtedness (or any agent or trustee therefor) to the extent such Indebtedness is permitted by the Credit Agreement, each Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture and each other Second Priority Document governing Future Second Lien Indebtedness, (ii) add other parties holding Obligations arising under the Other First Priority Lien Obligations Credit Documents (or any agent or trustee thereof) to the extent such Obligations are permitted by the Credit Agreement, each Other First Priority Lien Obligations Credit Document, the Second Priority Senior Secured Notes Indenture and each other Second Priority Document governing Future Second Lien Indebtedness, (iii) in the case of Future Second Lien Indebtedness, (a) establish that the Lien on the Common Collateral securing such Future Second Lien Indebtedness shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Second Priority Claims, and (b) provide to the holders of such Future Second Lien Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First Lien Agents) as are provided to the holders of Second Priority Claims under the foregoing Agreement immediately prior to the incurrence of such Future Second Lien Indebtedness, and (iv) in the case of Obligations arising under Other First Priority Lien Obligations Credit Documents, (a) establish that the Lien on the Common Collateral securing such Obligations shall be superior in all respects to all Liens on the Common Collateral securing any Second Priority Claims and any Future Second Lien Indebtedness and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any other Senior Lender Claims, and (b) provide to the holders of such Obligations arising under the Other First Priority Lien Obligations Credit Documents (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of Senior Lender Claims under the foregoing Agreement immediately prior to the incurrence of such Obligations. Any such additional party, each First Lien Agent and each Second Priority Agent shall be entitled to rely on the determination of officers of the Borrower that such modifications are permitted by the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Second Priority Senior Secured Notes Indenture and each other Second Priority Document governing Future Second Lien Indebtedness if such determination is set forth in an officers’ certificate of an authorized officer of the Borrower delivered to such party, the First Lien Agents and each Second Priority Agent; provided, however, that such determination will not affect whether or not the Borrower has complied with its undertakings in the Credit Agreement, the Other First Priority Lien Obligations Credit Documents, the Senior Collateral Documents, the Second Priority Senior Secured Notes Indenture, any other Second Priority Document governing Future Second Lien Indebtedness or the Second Priority Collateral Documents.

29

9.21 Intercreditor Agreements. Each party hereto agrees that the Senior Secured Parties (as among themselves) and the Second Priority Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the applicable First Lien Agent or Second Priority Agent governing the rights, benefits and privileges as among the Senior Secured Parties or the Second Priority Secured Parties, as the case may be, in respect of the Common Collateral, this Agreement and the other Senior Collateral Documents or Second Priority Collateral Documents, as the case may be, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as (A) the terms thereof do not violate or conflict with the provisions of this Agreement or the other Senior Collateral Documents or Second Priority Collateral Documents, as the case may be, (B) in the case of any such intercreditor agreement (or similar arrangement) affecting any Senior Secured Parties, the First Lien Agent acting on behalf of such Senior Secured Parties agrees in its sole discretion to enter into any such intercreditor agreement (or similar arrangement) and (C) in the case of any such intercreditor agreement (or similar arrangement) affecting the Senior Secured Parties holding Senior Lender Claims under the Credit Agreement, such intercreditor agreement (or similar arrangement) is permitted under the Credit Agreement or the Required Lenders otherwise authorize the applicable First Lien Agent to enter into any such intercreditor agreement (or similar arrangement). Notwithstanding the preceding clauses (B) and (C), to the extent that the applicable First Lien Agent is not authorized by the Required Lenders to enter into any such intercreditor agreement (or similar arrangement ) or does not agree to enter into such intercreditor agreement (or similar arrangement ), such intercreditor agreement (or similar arrangement) shall not be binding upon the applicable First Lien Agent but, subject to the immediately succeeding sentence, may still bind the other parties party thereto. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other Senior Collateral Document or Second Priority Collateral Document, and the provisions of this Agreement and the other Senior Collateral Documents and Second Priority Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

[Remainder of page intentionally left blank]

30

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NCL CORPORATION LTD.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Credit Agreement Agent

By
Name:
Title:

By
Name:
Title:

Address:
Attention:
Telecopier:

[ ], as Second Lien Collateral Agent

By
Name:
Title:

By
Name:
Title:

Address:
Attention:
Telecopier:

ANNEX I

Provision for the Second Priority Senior Secured Notes Indenture

“Reference is made to the Intercreditor Agreement dated as of [—] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, the Subsidiaries of the Borrower party thereto, Deutsche Bank Trust Company Americas, as Credit Agreement Agent (as defined therein), and [Trustee], as Second Lien Collateral Agent (as defined therein). The trustee and each Noteholder, by the acceptance of its Note and the benefits of this Agreement, (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Trustee to enter into the Intercreditor Agreement as Collateral Agent and on behalf of such Noteholder. The foregoing provisions are intended as an inducement to the lenders under the First Lien Credit Agreement to permit the incurrence of Indebtedness under this Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.”

Provision for the Second Priority Collateral Agreements

“Reference is made to the Intercreditor Agreement dated as of [—] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, the Subsidiaries of the Borrower party thereto, Deutsche Bank Trust Company Americas, as Credit Agreement Agent (as defined therein), and [Trustee], as Second Lien Collateral Agent (as defined therein). Notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee, for the benefit of the Noteholders and the other secured parties, pursuant to this Agreement and the exercise of any right or remedy by the Trustee and the other secured parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.”

Exhibit L-1

[FORM OF]

REVOLVING FACILITY LOAN NOTE

US$:	New York, New York , 20

FOR VALUE RECEIVED, NCL Corporation Ltd., a Bermuda company (the “Borrower”), promises to pay to the order of                      (the “Lender”) the principal amount of          DOLLARS AND      CENTS (US$        ), or, if less, the aggregate outstanding principal amount of the Revolving Facility Loans made by the Lender to the Borrower pursuant to the Credit Agreement referred to below. The outstanding principal amount of this Revolving Facility Loan Note shall be paid in the amounts, on the dates and in the manner specified in the Credit Agreement. The Borrower further agrees to pay interest on the principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement. Principal and interest of any Revolving Facility Loan made to the Borrower shall be payable in Dollars in immediately available funds at the office of the Administrative Agent.

The holder of this Revolving Facility Loan Note is authorized to endorse on the schedule annexed hereto and made a part hereof, or on a continuation thereof that shall be attached hereto and made a part hereof, the date and amount of each Revolving Facility Loan made to the Borrower and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of the Revolving Facility Loans made to the Borrower.

This Revolving Facility Loan Note (a) is one of the promissory notes referred to in the Credit Agreement dated as of May 24, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the LENDERS party thereto from time to time, DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative and collateral agent for and on behalf of the Lenders and certain other parties thereto (in such capacity, the “Administrative Agent”), and the other financial institutions party thereto in the various capacities specified therein, (b) is subject to, and the Lender is entitled to the benefits of, the provisions of Credit Agreement and (c) is subject to prepayment as provided in the Credit Agreement. This Revolving Facility Loan Note is secured as provided in the Security Documents. There shall be maintained a Register for the purpose of registering transfers of this Revolving Facility Loan Note and the amount of the Lender’s Revolving Facility Commitment and the Revolving Facility Loans owing by the Borrower to the Lender as provided in Section 10.04(b) of the Credit Agreement.

Upon the occurrence and during the continuance of any one or more Events of Default, all amounts then remaining unpaid on this Revolving Facility Loan Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Revolving Facility Loan Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS REVOLVING FACILITY LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

[Signature Page to Follow.]

This Promissory Note is issued pursuant to and is subject to the Credit Agreement, executed as of the date set forth above.

NCL CORPORATION LTD.

By:
Name:
Title:

Signature Page to the Promissory Note – Revolving Facility Loan

SCHEDULE TO REVOLVING FACILITY LOAN NOTE

Date	Amount of Loan	Amount of Principal Repaid	Unpaid Balance	Notation Made By

S-1

Exhibit L-2

[FORM OF]

TERM LOAN NOTE

US$:	New York, New York
, 20

FOR VALUE RECEIVED, NCL Corporation Ltd., a Bermuda company (the “Borrower”), promises to pay to the order of                      (the “Lender”) the principal amount of          DOLLARS AND      CENTS (US$        ). The outstanding principal amount of this Term Loan Note shall be paid in installments on each Term Loan Installment Date and in the manner specified in the Credit Agreement referred to below. The Borrower further agrees to pay interest on the principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement. All such principal and interest and any other amounts shall be payable in Dollars in immediately available funds at the office of the Administrative Agent.

This Term Loan Note (a) is one of the promissory notes referred to in the Credit Agreement dated as of May 24, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the LENDERS party thereto from time to time, DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative and collateral agent for and on behalf of the Lenders and certain other parties thereto (in such capacity, the “Administrative Agent”), and the other financial institutions party thereto in the various capacities specified therein, (b) is subject to, and the Lender is entitled to the benefits of, the provisions of Credit Agreement and (c) is subject to prepayment as provided in the Credit Agreement. This Term Loan Note is secured as provided in the Security Documents. There shall be maintained a Register for the purpose of registering transfers of this Term Loan Note and the amount of the Lender’s Term Loan Commitment and the Term Loan owing by the Borrower to the Lender as provided in Section 10.04(b) of the Credit Agreement.

Upon the occurrence and during the continuance of any one or more Events of Default, all amounts then remaining unpaid on this Term Loan Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Term Loan Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS TERM LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

[Signature Page to Follow.]

2

This Promissory Note is issued pursuant to and is subject to the Credit Agreement, executed as of the date set forth above.

NCL CORPORATION LTD.

By:
Name:
Title:

Signature Page to the Promissory Note – Term Loan

Exhibit M

Execution Copy

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Credit Agreement (the “Credit Agreement”) to be entered into among NCL CORPORATION LTD., a Bermuda company (“NCL” or the “Borrower”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (in such capacity, the “Collateral Agent”) and the other parties thereto and (ii) that certain Guarantee and Collateral Agreement (the “Collateral Agreement”) to be entered into between each Subsidiary of the Borrower party thereto (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) and the Collateral Agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

As used herein, the term “Companies” means the Borrower and the Subsidiary Guarantors.

The undersigned hereby certify to the Collateral Agent as follows:

1. Names.

(a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

(b) Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of all other names used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2. Current Locations. The chief executive office of each Company is located at the address set forth in Schedule 2 hereto.

3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto, all of the Collateral has been originated by each Subsidiary Guarantor in the ordinary course of business or consists of goods which have been acquired by such Subsidiary Guarantor in the ordinary course of business from a person in the business of selling goods of that kind.

4. File Search Reports. Attached hereto as Schedule 4 is a true and accurate summary of file search reports from the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a) or Section 2 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 3 relating to any of the transactions described in Schedule (1)(c) or Schedule 3 with respect to each legal name of the person or entity from which each Company purchased or otherwise acquired any of the Collateral. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Collateral Agent.

1

5. UCC Filings. The financing statements (duly authorized by each Subsidiary Guarantor constituting the debtor therein), including the indications of the collateral, attached as Schedule 5 relating to the Collateral Agreement, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 5 , (ii) the appropriate filing offices for the filings described in Schedule 11(c), and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Security Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Security Documents.

7. Real Property. (a) Attached hereto as Schedule 7(a) is a list of all (i) real property owned, leased or otherwise held by each Subsidiary Guarantor located in the United States as of the Closing Date, (ii) real property to be encumbered by a Mortgage and fixture filing, which real property includes all real property owned, leased or otherwise held by each Subsidiary Guarantor as of the Closing Date having a value in excess of $2,000,000 (such real property, the “Mortgaged Property”), (iii) common names, addresses and uses of each Mortgaged Property (stating improvements located thereon) and (iv) other information relating thereto required by such Schedule. Except as described in Schedule 7(b) attached hereto: (i) no Subsidiary Guarantor has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 7(a) and (ii) no Subsidiary Guarantor has any Leases which require the consent of the landlord, tenant or other party thereto to the Transactions. The Mortgages delivered as of the date hereof are in the appropriate form for filing in the filing offices in the jurisdictions identified in Schedule 6.

8. Termination Statements. Attached hereto as Schedule 8(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8(b) hereto with respect to each Lien described therein.

9. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 9(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Subsidiary Guarantor and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Collateral Agreement. Also set forth in Schedule 9(b) is each equity investment of each Subsidiary Guarantor that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests pledged under the Collateral Agreement.

10. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Subsidiary Guarantor as of the date hereof, including all intercompany notes between or among any two or more Subsidiary Guarantors or any of their Subsidiaries, stating if such instruments, chattel paper or other evidence of indebtedness is pledged under the Collateral Agreement.

11. Intellectual Property. (a) Attached hereto as Schedule 11(a) is a schedule setting forth all of each Subsidiary Guarantor’s Patents and Trademarks (each as defined in the Collateral Agreement)

2

applied for or registered with the United States Patent and Trademark Office, and all other Patents and Trademarks (each as defined in the Collateral Agreement), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each Patent or Trademark owned by each Subsidiary Guarantor.

(b) Attached hereto as Schedule 11(b) is a schedule setting forth all of each Subsidiary Guarantor’s United States Copyrights (each as defined in the Collateral Agreement), and all other Copyrights, including the name of the registered owner and the registration number of each Copyright owned by each Subsidiary Guarantor.

(c) Attached hereto as Schedule 11(c) is a schedule setting forth all Patent Licenses, Trademark Licenses and Copyright Licenses, whether or not recorded with the USPTO or USCO, as applicable, including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.

(d) Attached hereto as Schedule 11(d) in proper form for filing with the United States Patent and Trademark Office (the “USPTO”) and United States Copyright Office (the “USCO”) are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth in Schedule 11(a), Schedule 11(b), and Schedule 11(c), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of all Commercial Tort Claims (as defined in the Collateral Agreement) held by each Subsidiary Guarantor, including a brief description thereof and stating if such commercial tort claims are required to be pledged under the Collateral Agreement.

13. Deposit Accounts, Securities Accounts and Commodity Accounts. No information is provided with respect to the Deposit Accounts, Securities Accounts and/or Commodity Account since they are not required to be subject to Collateral Agent’s control pursuant to the Collateral Agreement.

14. Letter-of-Credit Rights. Attached hereto as Schedule 14 is a true and correct list of all Letters of Credit issued in favor of each Subsidiary Guarantor, as beneficiary thereunder, stating if letter-of-credit rights with respect to such Letters of Credit are required to be subject to a control arrangement pursuant to the Collateral Agreement.

15. Motor Vehicles. No information is provided with respect to the motor vehicles and other goods (covered by certificates of title or ownership) since they are not required to be pledged pursuant to the Collateral Agreement.

16. Insurance. Attached hereto as Schedule 16 is a true and correct list of all general liability, vessel and property insurance policies of each Subsidiary Guarantor.

17. Other Collateral. Attached hereto as Schedule 17 is a true and correct list of all of the following types of collateral, if any, owned or held by each Subsidiary Guarantor: (a) all agreements and contracts with any Governmental Authority and (b) all ships and boats vessels, stating in each case, if such types of collateral are required to be pledged pursuant to the Collateral Agreement or any other Security Document.

3

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this      day of             , 2013.

NCL CORPORATION LTD.

By:
Name:
Title:

NORWEGIAN DAWN LIMITED

By:
Name:
Title:

NORWEGIAN GEM, LTD.

By:
Name:
Title:

NORWEGIAN PEARL, LTD.

By:
Name:
Title:

NORWEGIAN SPIRIT, LTD.

By:
Name:
Title:

NORWEGIAN STAR LIMITED

By:
Name:
Title:

[Signature Page to Perfection Certificate]

NORWEGIAN SUN LIMITED

By:
Name:
Title:

[Signature Page to Perfection Certificate]

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number[1]	Federal Taxpayer Identification Number	State of Formation
NCL Corporation Ltd.	Exempted company	Yes	34678	20-0470163	The Islands of Bermuda

Norwegian Dawn Limited	Limited	Yes	001947	20-0497291	Isle of Man

Norwegian Gem, Ltd.	Exempted company	Yes	36310	20-3064827	The Islands of Bermuda

Norwegian Pearl, Ltd.	Exempted company	Yes	36205	20-3064493	The Islands of Bermuda

Norwegian Spirit, Ltd.	Exempted company	Yes	34679	20-0491115	The Islands of Bermuda

Norwegian Star Limited	Limited	Yes	001949	20-0497257	Isle of Man

Norwegian Sun Limited	Exempted company	Yes	33390	20-0497326	The Islands of Bermuda

[1]	If none, so state.

4

Schedule 1(b)

Prior Organizational Names

None.

5

Schedule 1(c)

Changes in Corporate Identity; Other Names

None.

6

Schedule 2

Chief Executive Offices

Company/Subsidiary	Address	Country	State
NCL Corporation Ltd.	c/o Norwegian Cruise Line, 7665 Corporate Center Drive Miami, FL 33126	United States	Florida

Norwegian Dawn Limited	c/o Norwegian Cruise Line, 7665 Corporate Center Drive Miami, FL 33126	United States	Florida

Norwegian Gem, Ltd.	c/o Norwegian Cruise Line, 7665 Corporate Center Drive Miami, FL 33126	United States	Florida

Norwegian Pearl, Ltd.	c/o Norwegian Cruise Line, 7665 Corporate Center Drive Miami, FL 33126	United States	Florida

Norwegian Spirit, Ltd.	c/o Norwegian Cruise Line, 7665 Corporate Center Drive Miami, FL 33126	United States	Florida

Norwegian Star Limited	c/o Norwegian Cruise Line, 7665 Corporate Center Drive Miami, FL 33126	United States	Florida

Norwegian Sun Limited	c/o Norwegian Cruise Line, 7665 Corporate Center Drive Miami, FL 33126	United States	Florida

7

Schedule 3

Transactions Other Than in the Ordinary Course of Business

None.

8

Schedule 4

File Search Reports

See attached.

9

Schedule 5

Copy of Financing Statements To Be Filed

See attached.

10

Schedule 6

Filings/Filing Offices

Type of Filing[2]	Entity	Applicable Security Document [Collateral Agreement or Other]	Jurisdictions
UCC-1	Norwegian Dawn Limited	Guarantee and Collateral Agreement	Washington D.C Florida

UCC-1	Norwegian Star Limited	Guarantee and Collateral Agreement	Washington D.C Florida

UCC-1	Norwegian Sun Limited	Guarantee and Collateral Agreement	Washington D.C Florida

UCC-1	Norwegian Spirit, Ltd.	Guarantee and Collateral Agreement	Washington D.C Florida

UCC-1	Norwegian Gem, Ltd.	Guarantee and Collateral Agreement	Washington D.C Florida

UCC-1	Norwegian Pearl, Ltd.	Guarantee and Collateral Agreement	Washington D.C Florida

Charge over shares of Norwegian Gem, Ltd. Charge over shares of Norwegian Pearl, Ltd. Charge over shares of Norwegian Spirit, Ltd. Charge over shares of Norwegian Sun Limited	NCL International, Ltd.	Bermuda Share Charge	Bermuda Registrar of Companies

Charge over shares of Dawn Charge over shares of Star	NCL International, Ltd.	Isle of Man Share Charge	The Companies Registry of the Isle of Man Department of Economic Development

Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Norwegian Sun Limited	Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Bermuda Registrar of Companies

Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Norwegian Spirit, Ltd.	Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Bermuda Registrar of Companies

Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Norwegian Gem, Ltd.	Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Bermuda Registrar of Companies

[2]	UCC-1 financing statement, intellectual property filing or other necessary filing.

11

Type of Filing[2]	Entity	Applicable Security Document [Collateral Agreement or Other]	Jurisdictions
Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Norwegian Pearl, Ltd.	Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Bermuda Registrar of Companies

Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Norwegian Dawn Limited		The Companies Registry of the Isle of Man Department of Economic Development

Guarantee and Collateral Agreement; Mortgage; Deed of Covenant; Earnings Assignment; Insurance Assignment	Norwegian Star Limited		The Companies Registry of the Isle of Man Department of Economic Development

12

Schedule 7(a)

None.

13

Schedule 7(b)

None.

14

Schedule 8(a)

Attached hereto is a true copy of each termination statement filing duly acknowledged or otherwise identified by the filing officer.

15

Schedule 8(b)

Termination Statement Filings

Debtor	Jurisdiction	Secured Party	Type of Collateral	UCC-1 File Date	UCC-1 File Number
NORWEGIAN SPIRIT, LTD.	DC - RECORDER OF DEEDS	NORDEA BANK NORGE ASA, AS COLLATERAL AGENT	All Shared and Excluded Collateral specific to Intercreditor Agreement dated 11/12/09.	11/16/2009	2009124402

NORWEGIAN SPIRIT, LTD.	FL - SECURED TRANSACTION REGISTRY	NORDEA BANK NORGE ASA, AS COLLATERAL AGENT	All Shared and Excluded Collateral specific to Intercreditor Agreement dated 11/12/09.	11/12/2009	200901518644

NORWEGIAN STAR LIMITED	DC - RECORDER OF DEEDS	NORDEA BANK NORGE ASA, AS COLLATERAL AGENT	All Shared and Excluded Collateral specific to Intercreditor Agreement dated 11/12/09.	11/16/2009	2009124403

NORWEGIAN STAR LIMITED	FL - SECURED TRANSACTION REGISTRY	NORDEA BANK NORGE ASA, AS COLLATERAL AGENT	All Shared and Excluded Collateral specific to Intercreditor Agreement dated 11/12/09.	11/12/2009	200901518652

NORWEGIAN SUN LIMITED	DC - RECORDER OF DEEDS	NORDEA BANK NORGE ASA, AS COLLATERAL AGENT	All Shared and Excluded Collateral specific to Intercreditor Agreement dated 11/12/09.	11/16/2009	2009124404

NORWEGIAN SUN LIMITED	FL - SECURED TRANSACTION REGISTRY	NORDEA BANK NORGE ASA, AS COLLATERAL AGENT	All Shared and Excluded Collateral specific to Intercreditor Agreement dated 11/12/09.	11/12/2009	200901518679

NORWEGIAN DAWN LIMITED	DC - RECORDER OF DEEDS	NORDEA BANK NORGE ASA, AS COLLATERAL AGENT	All Shared and Excluded Collateral specific to Intercreditor Agreement dated 11/12/09.	11/16/2009	2009124401

NORWEGIAN DAWN LIMITED	FL - SECURED TRANSACTION REGISTRY	NORDEA BANK NORGE ASA, AS COLLATERAL AGENT	All Shared and Excluded Collateral specific to Intercreditor Agreement dated 11/12/09.	11/12/2009	200901518660

16

Schedule 9

(a) Equity Interests of Subsidiary Guarantors and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/ Interest	Percent Pledged
Norwegian Dawn Limited	NCL International, Ltd.	4	2	100%

Norwegian Gem, Ltd.	NCL International, Ltd.	1	12,000	100%

Norwegian Pearl, Ltd.	NCL International, Ltd.	1	12,000	100%

Norwegian Spirit, Ltd.	NCL International, Ltd.	1	12,000	100%

Norwegian Star Limited	NCL International, Ltd.	6	2	100%

Norwegian Sun Limited	NCL International, Ltd.	2	12,000	100%

(b) Other Equity Interests

None.

17

Schedule 10

Instruments and Tangible Chattel Paper

1.	Promissory Notes/Intercompany Notes:

None.

2.	Chattel Paper:

None.

18

Schedule 11(a)

Patents and Trademarks

UNITED STATES PATENTS:

None.

OTHER PATENTS:

None.

UNITED STATES TRADEMARKS:

None.

OTHER TRADEMARKS:

None.

19

Schedule 11(b)

Copyrights

None.

20

Schedule 11(c)

Intellectual Property Licenses

Patent Licenses:

None.

Trademark Licenses:

None.

Copyright Licenses:

None.

21

Schedule 11(d)

Intellectual Property Filings

N/A.

22

Schedule 12

Commercial Tort Claims

None.

23

Schedule 14

Letter of Credit Rights

None.

24

Schedule 16

Vessel and Property

Insurance

See attached.

25

Schedule 17

Other Collateral

(a) Agreements and Contracts with Governmental Authorities

None.

(b) Ships, Boats and Vessels

Description	Pledged [Yes/No]
Norwegian Dawn, IMO number 9195169, currently registered in the name of Norwegian Dawn Limited under the laws of the Commonwealth of The Bahamas with the official number 9000046.	Yes

Norwegian Gem, IMO number 9355733, currently registered in the name of Norwegian Gem, Ltd. under the laws of the Commonwealth of The Bahamas with the official number 8001151.	Yes

Norwegian Pearl, IMO number 9342281, currently registered in the name of Norwegian Pearl, Ltd. under the laws of the Commonwealth of The Bahamas with the official number 8001150.	Yes

Norwegian Spirit, IMO number 9141065, currently registered in the name of Norwegian Spirit, Ltd. under the laws of the Commonwealth of The Bahamas with the official number 8000814.	Yes

Norwegian Star, IMO number 9195157, currently registered in the name of Norwegian Star Limited under the laws of the Commonwealth of The Bahamas with the official number 8000359.	Yes

Norwegian Sun, IMO number 9218131, currently registered in the name of Norwegian Sun Limited under the laws of the Commonwealth of The Bahamas with the official number 8000245.	Yes

26

Exhibit N

[FORM OF]

PERMITTED LOAN PURCHASE ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of May 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (the “Borrower”), the Lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent and certain other parties thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Borrower or Fund Affiliate identified on Schedule 1 hereto as “Assignee” (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) and pursuant to the terms and conditions set forth in the Credit Agreement for Permitted Loan Purchases (including, without limitation, Sections 10.04(i) and 10.04(j) thereof), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of its respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (d) attaches any Notes held by it evidencing the Assigned Facilities. To the extent the Assignor has retained any interest in the Assigned Facility and holds a Note evidencing such interest, the Assignor hereby requests that the Administrative Agent exchange the attached Notes for a new

1

Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Permitted Loan Purchase Assignment and Acceptance and has taken all action necessary to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transaction contemplated hereby; and (b) represents and warrants that it satisfied the requirements, if any, specified in the Credit Agreement that are required to be satisfied in order to make a Permitted Loan Purchase of the Assigned Interest.

4. The effective date of this Permitted Loan Purchase Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Permitted Loan Purchase Assignment and Acceptance, the Assigned Interest shall be deemed to be automatically and immediately (contributed to the Borrower, if applicable, and) cancelled and extinguished (with a corresponding permanent reduction in Revolving Facility Commitments to the extent the Assigned Interest consists of Revolving Facility Loans). The Administrative Agent shall update the Register, effective as of the Effective Date, to record such event as if it were a prepayment of such Assigned Interest (with a corresponding permanent reduction in Revolving Facility Commitments to the extent the Assigned Interest consists of Revolving Facility Loans) pursuant to Section 10.04(j) of the Credit Agreement.

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued prior to the Effective Date. No payments in respect of the Assigned Interest (which shall be deemed to have been cancelled and extinguished as of the Effective Date) shall be due to the Assignor or the Assignee from and after the Effective Date.

6. As of the Effective Date, the Assignor shall, to the extent provided in this Permitted Loan Purchase Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Permitted Loan Purchase Assignment and Acceptance shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns. This Permitted Loan Purchase Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Permitted Loan Purchase Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Permitted Loan Purchase Assignment and Acceptance.

8. This Permitted Loan Purchase Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

2

[Signature pages follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Permitted Loan Purchase Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

[NAME OF ASSIGNOR]		[NAME OF ASSIGNEE]

By:		By:
	Name:		Name:
	Title:		Title:

[Signature Page to Permitted Loan Purchase Assignment and Acceptance]

Accepted and Consented To:

DEUTSCHE BANK TRSUT COMPANY AMERICAS, as Administrative Agent

By:
Name:
Title:

[Signature Page to Permitted Loan Purchase Assignment and Acceptance]

Schedule 1

to Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Principal Amount Assigned of the Revolving Facility	Commitment Percentage Assigned[1]

$	.	%

Principal Amount Assigned of the Term Facility

$

1	Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate Revolving Facility Commitments of all Revolving Facility Lenders.

EXHIBIT O-1

FORM OF NON-BANK TAX CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of May 24, 2013 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and Deutsche Bank Trust Company Americas as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

EXHIBIT O-2

FORM OF NON-BANK TAX CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of May 24, 2013 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and Deutsche Bank Trust Company Americas as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) and IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

EXHIBIT O-3

FORM OF NON-BANK TAX CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of May 24, 2013 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and Deutsche Bank Trust Company Americas as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) and Section 10.04(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

EXHIBIT O-4

FORM OF NON-BANK TAX CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of May 24, 2013 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among NCL Corporation Ltd., a Bermuda company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and Deutsche Bank Trust Company Americas as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) and Section 10.04(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) and IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated: , 20[ ]